Filed Pursuant to Rule 424(b)(5)

Registration No. 333-124435

PROSPECTUS SUPPLEMENT (To Prospectus dated June 14, 2005)

$997,727,000

Accredited Mortgage Loan Trust 2006-1

(Issuing Entity)

Asset-Backed Notes, Series 2006-1

Accredited Home Lenders, Inc.

(Sponsor and Servicer)

Accredited Mortgage Loan REIT Trust

(Depositor)

You should read the section entitled “Risk Factors” starting on page S-15 of this prospectus supplement and on page 5 of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of the sponsor, the depositor, any of their affiliates, or any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust estate —

•	The trust estate consists of residential mortgage loans, first and second lien fixed- and adjustable-rate conforming and non-conforming mortgage loans.

The notes —

•	The issuing entity will issue and offer four classes of senior notes and nine classes of subordinate notes.

•	Payments on the notes will be made monthly. The first expected payment date for the notes is April 25, 2006.

Credit enhancement and other support —

•	The class A notes will be supported by the class M notes. Each class of class M notes will be supported by the classes of class M notes having a lower payment priority, with the most subordinate class being supported by overcollateralization.

•	Excess interest will be used to increase and maintain a required level of overcollateralization.

•	Prepayment penalties will be used to absorb losses and to achieve overcollateralization and then to maintain a required level of overcollateralization.

•	The issuing entity will enter into an interest rate swap agreement with Swiss Re Financial Products Corporation.

Class	Original Note Principal Balance	Interest Rate	Expected Final Payment Date	Final Stated Maturity Date	Price to Public	Underwriting Discount	Proceeds to the Sponsor (3)
A-1	$405,360,000	1 Month LIBOR + 0.06% (1)(2)	January 2008	April 2036	100.000000%	0.210000%	99.790000%
A-2	$112,530,000	1 Month LIBOR + 0.12% (1)(2)	June 2008	April 2036	100.000000%	0.210000%	99.790000%
A-3	$228,160,000	1 Month LIBOR + 0.18% (1)(2)	December 2011	April 2036	100.000000%	0.210000%	99.790000%
A-4	$99,609,000	1 Month LIBOR + 0.28% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-1	$30,614,000	1 Month LIBOR + 0.33% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-2	$28,607,000	1 Month LIBOR + 0.34% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-3	$17,566,000	1 Month LIBOR + 0.37% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-4	$16,562,000	1 Month LIBOR + 0.45% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-5	$15,056,000	1 Month LIBOR + 0.48% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-6	$12,045,000	1 Month LIBOR + 0.56% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-7	$11,041,000	1 Month LIBOR + 1.00% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-8	$10,539,000	1 Month LIBOR + 1.15% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
M-9	$10,038,000	1 Month LIBOR + 2.10% (1)(2)	February 2013	April 2036	100.000000%	0.210000%	99.790000%
Total	$997,727,000

(1)	Subject to increase as described herein and subject to an available funds cap rate described herein.
(2)	This rate is variable based on LIBOR. Further disclosure of how LIBOR is determined is included in the summary.
(3)	Before deducting expenses payable by the sponsor estimated to be approximately $800,000.

Each of the underwriters will purchase a portion of the notes listed in the table above from the depositor and will offer the notes purchased by it only after such notes have been issued, delivered to and accepted by the underwriters. See “Plan of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement.

Any representation to the contrary is a criminal offense.

MORGAN STANLEY

CREDIT SUISSE	GOLDMAN, SACHS & CO.	LEHMAN BROTHERS

The date of this prospectus supplement is March 20, 2006.

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series or class of notes, and

•	this prospectus supplement, which describes the specific terms of your series or class of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of the prospectus supplement.

Annex I and Schedule 1 are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicates and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

ii

iii

Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Sponsor and Servicer	Accredited Home Lenders, Inc.

Depositor	Accredited Mortgage Loan REIT Trust.

Issuing Entity	Accredited Mortgage Loan Trust 2006-1.

Indenture Trustee	Deutsche Bank National Trust Company.

Owner Trustee	U.S. Bank Trust National Association.

Swap Provider	Swiss Re Financial Products Corporation.

The Trust Estate	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $1,003,750,611.

The Mortgage Loans

The mortgage loans will be secured by first and second mortgages or deeds of trust on residential properties. The mortgage loans will be fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that may or may not conform to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

The mortgage loans have the following characteristics, each as of the cut-off date:

Number of Loans	Initial Pool Balance
5,040	$1,003,750,611

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans (1): 69.64%

Fixed-rate mortgage loans (1): 30.36%

Interest only mortgage loans (1): 13.41%

Second lien mortgage loans (1): 0.50%

Balloon mortgage loans (1): 53.06%

Range of mortgage rates: 5.259% to 13.990%

Weighted average mortgage rate: 7.810%

Range of gross margins of the adjustable-rate mortgage loans: 2.130% to 10.500%

Weighted average gross margin of the adjustable-rate mortgage loans: 6.022%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: 2.250% to 12.000%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: 7.984%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: 11.775% to 19.000%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: 14.985%

Weighted average next adjustment date of the adjustable-rate mortgage loans: January 2008

Weighted average remaining term to stated maturity: 354 months

Range of principal balances: $17,594 to $779,338

Average principal balance: $199,157

Range of loan- to-value ratios (2): 12.82% to 100.00%

Weighted average loan-to-value ratio (2): 78.20%

Geographic concentrations in excess of 5%:

California(1)	18.55%
Florida(1)	12.00%
Illinois(1)	6.25%
New York(1)	5.46%

	(1)	Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

	(2)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined original loan-to-value ratio.

Cut-off Date	The close of business on March 1, 2006.

Closing Date	On or about March 28, 2006.

Record Date	For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.

Classes of Notes	The issuing entity will issue the following classes of notes (also listed in the table on the front cover of this prospectus supplement), under an indenture, dated as of March 1, 2006, between the issuing entity and the indenture trustee.

	Offered Notes:	Class A and Class M Notes

	Class A Notes:	Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

	Class M Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes.

As used in this prospectus supplement, the preceding terms refer to the respective classes of notes.

Trust Certificates	The issuing entity will also issue a class of trust certificates representing the entire beneficial ownership interest in the issuing entity. The trust certificates are not offered by this prospectus supplement.

Expected Final Payment Date	The expected final scheduled payment date for each class of offered notes is the last date on which the initial Class Note Balance set forth on the cover page hereof for that class is expected to be reduced to zero. This expectation is based on the assumptions that the mortgage loans prepay at 100% of the Prepayment Assumption, that a 10% optional termination occurs, that no defaults in the payment by the mortgagors of the principal of and interest on the mortgage loans are experienced and that the levels of one-month LIBOR and six-month LIBOR remain constant at 4.80% and 5.10%, respectively. The expected final scheduled payment date for each class of offered notes is as follows:

	Class A-1	January 2008

	Class A-2	June 2008

	Class A-3	December 2011

	Class A-4	February 2013

	Class M	February 2013

See “Prepayment and Yield Consequences—Expected Final Scheduled Payment Date” in this prospectus supplement.

Final Scheduled Payment Date	The last possible date on which the principal of the notes is payable in full is the payment date occurring in April 2036 and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

Registration of Notes	The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount; provided, however, that the underwriters will only sell offered notes to initial investors in minimum total investment amounts of $100,000.

Denominations	The issuing entity will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

Payment Date	The 25th day of each month, or if such day is not a business day, on the next business day, beginning in April 2006.

The right of the holders of each class of the Class M Notes to receive payments is subordinate to the right of the holders of each class of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments.

Payments of Interest	On each payment date, the indenture trustee will distribute Available Funds representing interest collections on the mortgage loans in the following order of priority:

•      to payment of certain limited indemnification liabilities to certain of the transaction parties and net swap payments and swap termination payments under the circumstances described in this prospectus supplement;

• from the Distributable Interest Amount, interest payments to each class of Class A Notes; and

• from the remaining Distributable Interest Amount, to make current interest payments to the Class M Notes, to each such class in ascending numerical order.

See “Description of the Notes and Trust Certificates—Payments of Interest” in this prospectus supplement.

Interest Accrual Periods. The interest accrual period for the Offered Notes for each payment date is the period from and including the prior payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Payments of Principal	The amount of principal payable to the notes will be determined by (1) funds received on the mortgage loans and under the interest rate swap agreement (including excess interest as described herein) that are available to make principal payments on the notes and (2) formulas that allocate portions of principal payments received or advanced on the mortgage loans and under the interest rate swap agreement that are available to make principal payments to specified classes of notes. Funds received on the mortgage loans may consist of monthly scheduled payments, unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans and repurchases of mortgage loans under the circumstances described in this prospectus supplement or prepayment penalties.

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the step-down date, or on or after that date, and depending on whether a trigger event is in effect. The step-down date for each class of notes will be the earlier of the date on which the aggregate class note balances of the Class A Notes have been reduced to zero and the later to occur of the payment date occurring in April 2009, and the first payment date on which the credit enhancement percentage for the Class A Notes would be greater than or equal to approximately 34.50%.

On each payment date (A) prior to the step-down date or (B) on which a trigger event is in effect, the indenture trustee will distribute Available Funds representing principal collections on the mortgage loans in the following order of priority:

• to make principal payments to the Class A Notes, to each such class in ascending numerical order; and

• to make principal payments to the Class M Notes, to each such class in ascending numerical order.

On each payment date (A) on or after the step-down date and (B) on which a trigger event is not in effect, the indenture trustee will distribute Available Funds representing principal collections on the mortgage loans in the following order of priority:

•      to make principal payments to the Class A Notes, to each such class in ascending numerical order, in the amount required to achieve the level of credit enhancement described in this prospectus supplement; and

•      to make principal payments to the Class M Notes, to each such class in ascending numerical order, in the amount required to achieve the level of credit enhancement for each class described in this prospectus supplement.

However, on any payment date on which the overcollateralization amount has been reduced to zero, and the aggregate outstanding principal balance of the Class M Notes has been reduced to zero, then any payments of principal to be made on the Class A Notes shall be made to such holders on a pro rata basis, rather than sequentially as described above.

See “Description of the Notes and the Trust Certificates—Payments of Principal” in this prospectus supplement.

See “Prepayment and Yield Consequences” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

For any payment date, any Available Funds for such payment date remaining after making all payments of interest and principal described above shall be paid as described in “Description of the Notes and the Trust Certificates—Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

Limited Recourse	The only source of funds available to make interest and principal payments on the notes will be the assets of the issuing entity. The issuing entity will have no source of funds other than collections and recoveries on the mortgage loans through insurance or otherwise and payments received under the interest rate swap agreement. No other entity will be required or expected to make any payments on the notes.

See “Risk Factors—The issuing entity assets are the only source of payments on the notes” in this prospectus supplement.

Optional Clean-up Call by the Depositor	The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is equal to or less than 10% of the original principal balance of the notes, after giving effect to distributions on that payment date.

Events of Default	The following events are events of default under the indenture:

• default for a specified period of time in the payment of any principal or interest on any note; or

• the issuing entity is in breach or default of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

•      the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

• certain events of bankruptcy relating to the issuing entity or the issuing entity’s property.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Acceleration after Event of Default	Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under “Payments of Interest” and “Payments of Principal” but will instead be distributed in accordance with the priorities set forth under “Description of the Notes and the Trust Certificates—Events of Default” in this prospectus supplement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Credit Enhancement	Credit enhancement includes subordination, excess interest, overcollateralization and prepayment penalties.

See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses,” and “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and prepayment penalties.

Subordination of Payments. The right of the holders of the more junior classes of notes to receive payments is subordinated to the right of the holders of the more senior classes of notes to receive payments. Therefore, each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be affected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on such more senior classes of notes and, if necessary, by the right of such more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

See “Risk Factors—Credit Enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, after taking into account certain payments received by or paid out from the issuing entity under the interest rate swap agreement as described in this prospectus supplement, to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at required levels.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Overcollateralization. The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal balance of the notes. On the closing date, overcollateralization will be equal to approximately $6,023,611, and excess interest will be used to achieve and maintain the target overcollateralization amount.

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. The issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is initially met, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to achieve the overcollateralization target. Once the required level of overcollateralization is met, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. In addition, once the overcollateralization target is initially met, if the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses” and “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Interest Rate Swap Agreement	As of the closing date, the issuing entity will have entered into an interest rate swap agreement with Swiss Re Financial Products Corporation. The purpose of the interest rate swap agreement is to minimize the risk to noteholders of adverse changes in interest rates. Under the interest rate swap agreement, on each payment date the issuing entity will pay to the swap provider a fixed payment at a rate of 4.800% per annum (on the basis of a 30/360 day count fraction), and the swap provider will pay to the issuing entity a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement) (on the basis of an actual/360 day count fraction), in each case calculated on a scheduled notional amount and, in each case adjusted on a monthly basis. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the issuing entity. Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described in this prospectus supplement. The interest rate swap agreement terminates after the payment date in February 2011.

See “Description of the Notes and the Trust Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

Allocation of Losses	All realized losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second to prepayment penalties and third in reduction of the overcollateralization amount. Realized losses on the mortgage loans will not be allocated to reduce the note principal balance of any class of notes. However, investors in the notes should realize that under certain loss scenarios, there may not be enough principal and interest on the mortgage loans to distribute to the notes all principal and interest amounts to which such notes are then entitled. If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M Notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M Notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization and to pay basis risk shortfalls.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses—Subordination” and “Description of the Notes and the Trust Certificates” in this prospectus supplement.

Removal and Substitution of Mortgage Loans	Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the depositor or the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the depositor or the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.500% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Step-Up Rates	If the depositor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to twice their initial margins, and the margins with respect to each class of Class M Notes will increase to 1.5 times their initial margins, in each case on the next payment date.

Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates—Calculation of LIBOR” in this prospectus supplement.

ERISA Consequences	Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status	It is the opinion of Dewey Ballantine LLP, federal tax counsel to the issuing entity, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•      as long as the issuing entity is wholly-owned either directly by a REIT, or by another qualified REIT subsidiary, that maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary and will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Legal Investment	The notes will not be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Ratings	In order to be issued, the notes must receive at least the following ratings from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Dominion Bond Rating Service:

	Class	Ratings (S&P/Moody’s/DBRS)
	A	AAA/Aaa/AAA
	M-1	AA+/Aa1/AA (high)
	M-2	AA/Aa2/AA
	M-3	AA-/Aa3/AA (low)
	M-4	A+/A1/A (high)
	M-5	A/A2/A
	M-6	A-/A3/A (low)
	M-7	BBB+/Baa1/BBB (high)
	M-8	BBB/Baa2/BBB
	M-9	BBB-/Baa3/BBB (low)

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Basis Risk Carry-Forward Amounts.

Use of Proceeds	The net proceeds to be received from the sale of the notes will be applied primarily to repay financing for the mortgage loans and to purchase the interest rate swap agreement. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page 5 of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•	The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies and defaults than if the mortgage loans were underwritten in a more traditional manner.

•	Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

•	Balloon loans may have higher rates of default which may cause losses. Based on the Initial Pool Balance of the mortgage loans, approximately 53.06% of all of the mortgage loans are “balloon loans,” which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loan based upon the original amortization schedule for that loan. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

•	The rate of default of mortgage loans secured by second-liens may be greater than that of mortgage loans secured by first-liens on comparable properties. The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property. Approximately 0.50% of the mortgage loans were secured by a second lien on the related mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.

•	The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the mortgage loans, approximately 18.55%, 12.00%, 6.25% and 5.46% of the mortgage loans are secured by properties in California, Florida, Illinois and New York, respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, mudslides, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

•	The concentration of mortgage loans in California and Florida may increase the risk of loss. Approximately 18.55% of the aggregate principal balance of the mortgage loans are secured by mortgaged properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur. Approximately 12.00% of the aggregate principal balance of the mortgage loans are secured by mortgage loans located in Florida. Property in Florida may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as hurricanes and floods. In 2005, hurricanes Katrina and Wilma caused substantial devastation to parts of Florida. Additional hurricanes may strike the region. Such hazards may increase the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that are or may be affected by the hurricanes because they may have an impact on the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers. Other economic effects include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally. Any adverse impact as a result of such events may be borne by the holders of the notes. In addition, there are also concentrations of mortgage loans in other states as described under “The Mortgage Loans” in this prospectus supplement. Consequently, losses and prepayments on the mortgage loans and the resultant payments on the notes may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.

•	Interest-only mortgage loans may have an increased risk of loss. Approximately 13.41% of all of the mortgage loans do not provide for any payments of principal during the first five years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

Simultaneous second lien risk

With respect to approximately 33.77% of all of the first lien mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately 79.80%, and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 98.66%. With respect to a first lien mortgage loan where the mortgaged property is also encumbered by a second lien mortgage loan, foreclosure frequency may be increased since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•	Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately 30.36% of all of the mortgage loans are fixed-rate mortgage loans. Based on the Initial Pool Balance of the mortgage loans, approximately 86.54% of the fixed-rate mortgage loans have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal balance may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal balance may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•

Prepayments on adjustable-rate mortgage loans. Approximately 69.64% of the mortgage loans are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the mortgage loans, approximately 74.63% of the adjustable-rate mortgage loans have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. All adjustable-rate mortgage loans currently originated by the Sponsor have an initial period of time in which the interest rate on the note is fixed (six months, two years, three years or five years). For the first month after the expiration of the fixed interest rate period (month 25, for a 2/28 loan, for example), the borrower’s interest rate is calculated using the “Six Month LIBOR Index” plus the margin specified in the borrower’s note. With regard to substantially all of the adjustable-rate mortgage loans, for the initial six-month period after the change date, the borrower’s interest rate cannot be more than 1.500% greater than the fixed rate (2/28, 3/27 and 5/25 loans) or 1.000% for the “Six month fixed rate period” product. With regard to substantially all of the adjustable-rate mortgage loans, for each subsequent rate change, the borrower’s interest rate cannot be more than 1.500% greater than the previous interest rate (2/28, 3/27 and 5/25) and 1.000% for the “six month fixed rate period” product. At any time, the borrower’s interest rate cannot be more than 7.000% greater than the fixed rate which the borrower initially paid (2/28, 3/27 and 5/25) and 6.000% for the “six month fixed rate period” product.

•	Prepayments on interest-only mortgage loans. Approximately 13.41% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/ or prepayment.

•	Defaults and delinquencies may cause shortfalls in cash available to make payments. There can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make payments on your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

•	You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	Limitations on interest rates will affect your yield to maturity. The notes may be subject to an “available funds cap rate” on some payment dates, if the interest rate otherwise applicable to such notes exceeds the Available Funds Cap. The application of these caps would reduce the amount of interest you will receive. Any shortfall in interest on the notes due to these caps will be paid out of excess interest and amounts, if any, received, from the swap provider to the extent available in accordance with the priority of payments described herein. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates. Further, increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate.

•	Mortgage loans with higher mortgage rates may affect the Available Funds Cap. If prepayments, defaults and liquidations occur more rapidly on the applicable mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, it will have the effect of lowering the Available Funds Cap.

The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that any amounts will be received under the interest rate swap agreement

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the interest rates of the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the Pool Balance, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In addition, swap termination payments (other than Defaulted Swap Termination Payments) arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to noteholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, achieve, restore and maintain overcollateralization and cover losses. However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider on a payment date exceeds the fixed payment owed to the swap provider on such payment date. This generally will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.800% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to restore or maintain required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Description of the Notes and the Trust Certificates—Distributions of Interest—Priority of Payment” “—Distributions of Principal” and “—Interest Rate Swap Agreement.”

The credit rating of the swap provider and its guarantor could affect rating of notes

The swap provider under the interest rate swap agreement will have, as of the closing date, a counterparty credit rating of “AA (negative outlook)” and a short-term debt rating of “A-1+” from S&P.

The obligations of Swiss Re Financial Products Corporation under the swap agreement are fully and unconditionally guaranteed by Swiss Reinsurance Company. Swiss Reinsurance Company currently has (i) a counterparty credit rating of “AA (negative outlook)”, an insurer financial strength rating of “AA (negative outlook)”, a senior unsecured debt rating of “AA” and a short-term debt rating of “A-1+” from Standard & Poor’s and (ii) an insurance financial strength rating of “Aa2 (stable outlook)”, a senior unsecured rating of “Aa2” and a short-term rating of “P-1” from Moody’s , and (iii) an insurer financial strength rating (Fitch initiated) of “AA+(stable)” and a senior unsecured rating of “AA+(stable)” from Fitch.

The ratings on the notes are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained or collateral is not posted in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Notes and the Trust Certificates—Interest Rate Swap Agreement.”

The issuing entity assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans, net of payments made under the interest rate swap agreement and amounts received, if any, from the swap provider. The issuing entity has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Credit enhancement is limited and may be inadequate to cover shortfalls and losses

The excess interest, overcollateralization, subordination and prepayment penalties described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to achieve or maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the notes as well as the fees and expenses of the issuing entity. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the Interest Rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans, to achieve or maintain overcollateralization.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate principal balance of the notes. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Delinquencies, Defaults and Liquidations. If the rates of delinquencies (to the extent not covered by advances made by the servicer), defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or charged off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest.

Increases in LIBOR with respect to mortgage loans. Based on the Initial Pool Balance of the mortgage loans, approximately 69.64% have interest rates that adjust based on a six-month LIBOR index (generally subject to an initial fixed rate period of six months, or two, three or five years after origination) and not the one-month LIBOR index used to determine the interest rates on the Offered Notes. The remainder of the mortgage loans have fixed rates of interest. As a result of an increase in one-month

LIBOR, the Interest Rate on such notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such notes which will accordingly reduce the amount of excess interest available.

See “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination. The rights of the holders of each class of the Class M Notes to receive payments will be subordinate to the rights of the holders of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M Notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M Notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization and to pay basis risk shortfalls. Investors should fully consider the risks associated with an investment in the Class M Notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

The Class M Notes have the following levels of priority with respect to payments and effects of realized losses:

Class M-1	more senior

Class M-2
Class M-3
Class M-4
Class M-5
Class M-6
Class M-7
Class M-8

Class M-9	less senior

Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization.

The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

Bankruptcy of the servicer may adversely affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent Deutsche Bank National Trust Company, as indenture trustee, or the noteholders (in the limited circumstances outlined in the sale and servicing agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Accredited Home Lenders, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Terrorist attacks and military action could adversely affect the yield on the notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effect of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or a state law providing for similar relief. See “Legal Aspects of Loans—Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act of any state law providing for similar relief will not be covered by the servicer or any subservicer.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the issuing entity, intends to qualify as a “real estate investment trust,” or REIT. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and the depositor continues to qualify as a REIT, classification of the issuing entity as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the depositor losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

The sponsor may be adversely affected by litigation to which it is, or may become, a party

As more fully described under “The Sponsor—Legal Proceedings,” the sponsor currently is and may in the future become a defendant in class action or other lawsuits which seek to recover substantial amounts from the sponsor. No assurances can be given that the sponsor will be able to successfully defend all or any of such lawsuits, and adverse results in one or more of such lawsuits could have a material adverse effect on the sponsor’s ability to perform as the servicer and to repurchase defective mortgage loans.

In September 2005, the sponsor was served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit made by the sponsor. The plaintiff seeks to recover, on behalf of herself and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court’s December 9, 2005, decision granting the sponsor’s motion to (1) dismiss with prejudice plaintiff’s claim that the sponsor’s offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff’s request for declaratory and injunctive relief, and (3) sever plaintiff’s claims as to the sponsor from those made against other defendants unaffiliated with the sponsor. Plaintiff’s remaining claim is that the sponsor’s offer of credit did not meet FCRA’s “firm offer” requirement. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class. The sponsor intends to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on the sponsor. The ultimate outcome of this matter and the resulting liability, if any, are not presently determinable.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Based on the Initial Pool Balance of the mortgage loans, approximately 29.82% of the mortgage loans had loan-to-value ratios in excess of 80% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans). Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the depositor or the sponsor will be required to purchase that mortgage loan from the trust estate in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the depositor or the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the depositor and the sponsor are unable or otherwise fail to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The trust estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•	all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans,

•	the interest rate swap agreement, and

•	released mortgaged property proceeds.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of March 1, 2006, among the depositor, the issuing entity, the indenture trustee, the sponsor, and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of March 1, 2006, between the issuing entity and the indenture trustee, the issuing entity will pledge the trust estate to the indenture trustee, for the benefit of the noteholders, and issue the notes.

The Mortgage Loans

General

Each of the mortgage loans will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans are secured by first and second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans were originated pursuant to the sponsor’s exception policy. See “The Sponsor and the Servicer – Underwriting” herein.

The sponsor currently sells a majority of the loans it originates to third parties through whole loan sales, with the remainder of the loans the sponsor originates being securitized from its own shelf registration. From time to time, the sponsor will designate certain loans for specific whole loan sales (loans having LTVs greater than 90% and second-lien loans, for example), as the sponsor believes that a higher value is received for these loans through whole loan sales. For loans not specifically designated for sale to third parties as described above, the sponsor uses a proprietary software program to determine best execution and allocates the remaining loans between whole loan bid packages and securitization.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the mortgage loans. All percentages are measured with respect to the aggregate Initial Pool Balance of all the mortgage loans.

The Initial Pool Balances for the mortgage loans was approximately $1,003,750,611.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. Nine of the mortgage loans were one payment past due and none of the mortgage loans were more than one payment past due. Each of the mortgage loans was an “actuarial” loan. See “Delinquency and Loss Information for the Mortgage Loans” herein.

Approximately 99.50% of the mortgage loans were secured by a first lien on the related mortgaged property and approximately 0.50% of the mortgage loans were secured by a second lien on the related mortgaged property.

As of the Cut-off Date, approximately 13.41% of the mortgage loans were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, the weighted average loan-to-value ratio was approximately 78.20% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate of the mortgage loans was approximately 7.810% per annum and the weighted average remaining term to maturity was approximately 354 months, with a weighted average seasoning of approximately 2 months.

Approximately 78.25% of the mortgage loans impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Approximately 2.18% of the mortgage loans were originated using an automated valuation model to provide an estimate of value for a specific property in lieu of a standard appraisal in accordance with Accredited’s underwriting guidelines in effect at the time of origination. See “The Sponsor-Underwriting” in this prospectus supplement.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

The loan-to-value ratios (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans) (“LTVs”) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $1,003,750,611,

•	there were 5,040 mortgage loans under which the related mortgaged properties are located in 49 states,

•	the minimum Cut-off Date Principal Balance was approximately $17,594, the maximum Cut-off Date Principal Balance was approximately $779,338 and the average Cut-off Date Principal Balance was approximately $199,157,

•	the mortgage interest rate ranged from 5.259% to 13.990% per annum, and the weighted average mortgage interest rate was approximately 7.810% per annum,

•	approximately 30.36% of the mortgage loans are fixed-rate mortgage loans, and approximately 69.64% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from 2.130% to 10.500% per annum and the weighted average gross margin was approximately 6.022% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from 11.775% to 19.000% per annum and the weighted average maximum rate was approximately 14.985% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from 2.250% to 12.000% per annum and the weighted average minimum rate was approximately 7.984% per annum,

•	approximately 0.25% of the adjustable-rate mortgage loans had an initial periodic cap of 1.000% per annum, approximately 99.64% of the adjustable-rate mortgage loans had an initial periodic cap of 1.500% per annum and approximately 0.10% of the adjustable-rate mortgage loans had an initial periodic cap of 6.000%,

•	approximately 0.25% of the adjustable-rate mortgage loans had a subsequent periodic cap of 1.000% per annum, approximately 99.64% of the adjustable-rate mortgage loans had a subsequent periodic cap of 1.500% per annum and approximately 0.10% of the adjustable-rate mortgage loans had an initial periodic cap of 6.000%,

•	the original term to stated maturity ranged from 120 months to 360 months and the weighted average original term to stated maturity was approximately 357 months,

•	the remaining term to stated maturity ranged from 116 months to 360 months and the weighted average remaining term to stated maturity was approximately 354 months,

•	the age of the mortgage loans ranged from 0 months to 9 months and the weighted average age was approximately 2 months,

•	approximately 30.36% of the mortgage loans were fixed-rate loans, approximately 65.79% of the mortgage loans were 2 Year adjustable rate loans, approximately 2.53% of the mortgage loans were 3 Year adjustable rate loans, approximately 1.27% were 5/25 loans and approximately 0.05% were six-month LIBOR loans,

•	approximately 33.53% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately 13.41% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately 53.06% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately 12.82% to approximately 100.00% and the weighted average LTV was approximately 78.20%,

•	approximately 99.50% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately 0.50% of the mortgage loans are secured by second liens on the related mortgaged properties,

•	approximately 18.55%, 12.00%, 6.25% and 5.46% of the mortgage loans are secured by mortgaged properties located in the states of California, Florida, Illinois and New York, respectively, and

•	approximately 2.18% of the mortgage loans were originated using an insured automated valuation model.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
California	608	$186,240,274	18.55%	7.502%	355	76.12%	656
Florida	705	120,489,486	12.00	7.859	355	76.31	622
Illinois	313	62,725,473	6.25	7.992	356	81.02	632
New York	156	54,805,905	5.46	7.470	357	77.11	647
New Jersey	163	45,199,749	4.50	7.825	356	78.22	641
Arizona	230	43,358,309	4.32	8.014	356	78.02	614
Massachusetts	156	43,201,981	4.30	7.869	356	77.75	639
Maryland	158	39,856,764	3.97	8.036	357	78.09	609
Texas	283	32,960,751	3.28	7.756	336	77.55	621
Washington	163	31,300,903	3.12	7.677	355	78.05	631
Virginia	147	30,228,895	3.01	8.069	352	78.67	624
Georgia	198	30,159,206	3.00	8.211	356	80.53	625
Nevada	133	28,624,782	2.85	7.477	357	77.40	638
Connecticut	120	24,215,712	2.41	7.860	353	78.16	627
Ohio	129	21,510,127	2.14	8.008	357	81.87	611
Other	1,378	208,872,295	20.81	7.940	354	80.17	629

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Cut-off Date Principal Balances ($)

Aggregate Mortgage Loans

Range of Cut- off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
1 - 25,000	5	$104,856	0.01%	10.818%	189	99.16%	651
25,001 - 50,000	54	2,351,755	0.23	9.270	284	73.86	609
50,001 - 75,000	383	24,916,974	2.48	8.661	330	74.58	609
75,001 - 100,000	607	53,369,618	5.32	8.366	345	76.85	606
100,001 - 125,000	598	67,817,586	6.76	8.086	349	77.16	610
125,001 - 150,000	573	78,767,952	7.85	7.952	353	77.48	616
150,001 - 175,000	503	81,563,547	8.13	7.890	354	77.66	618
175,001 - 200,000	447	83,921,427	8.36	7.743	356	76.95	621
200,001 - 225,000	363	77,089,518	7.68	7.774	357	76.36	623
225,001 - 250,000	252	59,990,517	5.98	7.635	357	77.67	643
250,001 - 275,000	182	47,893,853	4.77	7.658	357	78.34	636
275,001 - 300,000	176	50,661,953	5.05	7.808	358	79.45	642
300,001 - 325,000	138	43,253,688	4.31	7.710	358	78.73	636
325,001 - 350,000	121	40,724,611	4.06	7.682	355	79.48	648
350,001 - 375,000	113	40,818,298	4.07	7.487	357	77.90	646
375,001 - 400,000	110	42,871,837	4.27	7.594	358	78.37	651
400,001 - 425,000	57	23,618,773	2.35	7.738	358	81.62	657
425,001 - 450,000	73	32,090,734	3.20	7.685	358	78.98	648
450,001 - 475,000	60	27,802,468	2.77	7.644	358	81.89	652
475,001 - 500,000	68	33,377,252	3.33	7.632	358	80.02	651
500,001 - 750,000	155	89,188,832	8.89	7.633	357	80.66	664
750,001 - 1,000,000	2	1,554,564	0.15	7.061	358	69.97	676

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of LTV Ratios (%)

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
10.01 - 15.00	5	$356,972	0.04%	7.213%	266	14.13%	629
15.01 - 20.00	6	432,999	0.04	7.708	331	17.55	663
20.01 - 25.00	7	519,932	0.05	7.204	318	22.89	627
25.01 - 30.00	15	1,915,030	0.19	6.911	336	27.43	675
30.01 - 35.00	29	3,847,424	0.38	7.142	349	32.69	626
35.01 - 40.00	47	5,526,299	0.55	7.314	344	37.45	640
40.01 - 45.00	60	9,255,144	0.92	7.563	350	42.86	610
45.01 - 50.00	75	11,063,497	1.10	7.601	354	47.95	608
50.01 - 55.00	82	13,197,773	1.31	7.368	354	52.96	618
55.01 - 60.00	168	30,195,364	3.01	7.579	355	58.01	618
60.01 - 65.00	193	34,683,645	3.46	7.596	351	63.13	614
65.01 - 70.00	256	49,838,452	4.97	7.800	353	68.61	607
70.01 - 75.00	362	70,871,763	7.06	7.956	353	73.86	601
75.01 - 80.00	2,126	472,686,244	47.09	7.626	356	79.72	653
80.01 - 85.00	641	122,098,226	12.16	7.960	356	84.08	610
85.01 - 90.00	884	171,200,420	17.06	8.245	356	89.42	624
90.01 - 95.00	5	651,432	0.06	7.951	337	91.32	642
95.01 - 100.00	79	5,409,993	0.54	10.784	192	99.91	669

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Gross Interest Rates (%)

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
5.000 - 5.999	125	$26,027,869	2.59%	5.882%	348	67.29%	700
6.000 - 6.999	1,028	232,242,021	23.14	6.704	353	76.35	674
7.000 - 7.999	1,720	374,593,571	37.32	7.587	356	78.57	643
8.000 - 8.999	1,491	276,629,625	27.56	8.568	356	78.88	599
9.000 - 9.999	538	80,381,130	8.01	9.541	355	81.39	574
10.000 - 10.999	99	10,924,616	1.09	10.474	328	85.10	583
11.000 - 11.999	24	1,981,576	0.20	11.787	233	95.47	625
12.000 - 12.999	13	880,349	0.09	12.306	222	97.57	661
13.000 - 13.999	2	89,854	0.01	13.909	177	100.00	650

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Gross Margins (%)

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Fixed Rate Loans	1,908	$304,751,762	30.36%	7.403%	347	75.29%	642
3.500 and Below	140	33,639,259	3.35	7.149	358	79.75	665
3.501 - 4.000	95	24,093,651	2.40	7.331	358	79.22	660
4.001 - 4.500	121	28,239,607	2.81	7.740	359	77.29	634
4.501 - 5.000	168	43,558,017	4.34	7.527	358	78.20	641
5.001 - 5.500	398	101,320,147	10.09	7.429	358	79.37	650
5.501 - 6.000	471	117,487,498	11.70	7.557	358	79.35	651
6.001 - 6.500	549	127,760,661	12.73	7.950	358	79.22	634
6.501 - 7.000	435	92,252,520	9.19	8.391	358	79.33	607
7.001 - 7.500	411	76,988,566	7.67	8.830	358	80.21	591
7.501 - 8.000	182	29,584,877	2.95	9.213	358	81.38	578
8.001 - 8.500	130	19,180,294	1.91	9.698	358	80.86	578
8.501 - 9.000	24	3,825,089	0.38	9.970	358	86.69	601
9.001 - 9.500	4	421,235	0.04	10.855	358	86.80	563
9.501 - 10.000	2	359,810	0.04	11.449	359	90.00	539
10.001 and Above	2	287,618	0.03	12.000	359	86.17	650

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Maximum Mortgage Interest Rates (%)

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Fixed Rate Loans	1,908	$304,751,762	30.36%	7.403%	347	75.29%	642
12.500 and below	2	712,499	0.07	6.345	358	81.07	722
12.501 - 13.000	10	2,292,192	0.23	6.057	357	82.05	673
13.001 - 13.500	67	18,716,358	1.86	6.379	357	77.40	682
13.501 - 14.000	359	96,535,908	9.62	6.879	357	79.26	672
14.001 - 14.500	517	131,695,729	13.12	7.343	358	79.11	664
14.501 - 15.000	667	155,962,653	15.54	7.848	358	78.93	634
15.001 - 15.500	519	113,566,443	11.31	8.336	358	78.93	610
15.501 - 16.000	575	109,801,168	10.94	8.827	358	80.22	588
16.001 - 16.500	183	31,631,370	3.15	9.332	358	81.72	573
16.501 - 17.000	185	30,756,270	3.06	9.794	358	81.13	576
17.001 - 17.500	28	4,870,694	0.49	10.323	358	84.06	589
17.501 - 18.000	14	1,638,309	0.16	10.765	359	83.06	551
18.001 - 18.500	4	531,639	0.05	11.454	359	86.57	561
18.501 - 19.000	2	287,618	0.03	12.000	359	86.17	650

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Minimum Mortgage Interest Rates (%)

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Fixed Rate Loans	1,908	$304,751,762	30.36%	7.403%	347	75.29%	642
5.500 and Below	2	711,562	0.07	6.580	358	80.00	726
5.501 - 6.000	9	2,150,242	0.21	5.924	357	82.72	670
6.001 - 6.500	67	18,716,358	1.86	6.379	357	77.40	682
6.501 - 7.000	360	96,678,795	9.63	6.879	357	79.26	672
7.001 - 7.500	516	131,505,778	13.10	7.341	358	79.16	664
7.501 - 8.000	667	155,962,653	15.54	7.848	358	78.93	634
8.001 - 8.500	520	113,756,394	11.33	8.336	358	78.87	610
8.501 - 9.000	575	109,801,168	10.94	8.827	358	80.22	588
9.001 - 9.500	183	31,631,370	3.15	9.332	358	81.72	573
9.501 - 10.000	185	30,756,270	3.06	9.794	358	81.13	576
10.001 - 10.500	28	4,870,694	0.49	10.323	358	84.06	589
10.501 - 11.000	14	1,638,309	0.16	10.765	359	83.06	551
11.001 - 11.500	4	531,639	0.05	11.454	359	86.57	561
11.501 - 12.000	2	287,618	0.03	12.000	359	86.17	650

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Fixed Rate Loans	1,908	$304,751,762	30.36%	7.403%	347	75.29%	642
July 2006	2	295,569	0.03	6.318	358	81.28	690
August 2006	1	189,951	0.02	8.375	359	42.70	611
August 2007	2	693,022	0.07	7.193	353	84.47	686
September 2007	12	2,149,964	0.21	7.174	354	83.94	634
October 2007	34	7,141,186	0.71	7.578	355	80.35	609
November 2007	228	58,383,914	5.82	7.498	356	80.90	640
December 2007	824	184,622,209	18.39	7.686	357	79.89	638
January 2008	920	203,874,823	20.31	8.098	358	79.56	632
February 2008	869	198,873,128	19.81	8.255	359	78.13	619
March 2008	18	4,621,898	0.46	7.877	360	80.05	680
October 2008	2	176,162	0.02	8.132	355	83.06	588
November 2008	13	1,613,646	0.16	7.814	356	82.54	616
December 2008	27	4,013,302	0.40	8.395	357	83.88	610
January 2009	53	9,073,349	0.90	8.513	358	81.44	614
February 2009	59	10,296,969	1.03	8.883	359	80.28	592
March 2009	2	252,000	0.03	8.512	360	68.28	620
September 2010	1	125,759	0.01	6.999	354	80.00	640
October 2010	1	488,000	0.05	5.875	355	80.00	645
November 2010	5	764,885	0.08	7.394	356	81.77	589
December 2010	10	2,329,605	0.23	8.233	357	82.45	633
January 2011	25	4,865,798	0.48	7.848	358	78.83	652
February 2011	24	4,153,709	0.41	8.114	359	82.34	612

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Original Terms to Maturity (in months)

Aggregate Mortgage Loans

Range of Original Term to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
120	9	$705,719	0.07%	7.457%	118	71.79%	632
180	139	11,530,511	1.15	9.047	178	81.14	649
240	68	8,280,837	0.82	7.245	238	71.39	642
300	9	1,271,139	0.13	7.068	298	72.03	643
360	4,815	981,962,404	97.83	7.801	358	78.23	633

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of Remaining Terms to Maturity (in months)

Aggregate Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
109 - 120	9	$705,719	0.07%	7.457%	118	71.79%	632
169 - 180	139	11,530,511	1.15	9.047	178	81.14	649
229 - 240	68	8,280,837	0.82	7.245	238	71.39	642
289 - 300	9	1,271,139	0.13	7.068	298	72.03	643
349 - 360	4,815	981,962,404	97.83	7.801	358	78.23	633

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Distribution by Lien Position

Aggregate Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
First Lien	4,961	$998,686,924	99.50%	7.793%	355	78.09%	633
Second Lien	79	5,063,687	0.50	11.068	178	99.93	665

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Primary Residence	4,612	$922,976,303	91.95%	7.764%	354	78.13%	631
Investment Property	384	70,455,646	7.02	8.402	357	79.68	662
Second Home	44	10,318,662	1.03	7.809	357	73.95	666

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Distribution by Property Types

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Single Family Residence	3,810	$704,190,007	70.16%	7.815%	354	77.90%	627
Planned Unit Development	512	123,590,988	12.31	7.798	355	79.02	633
Two-to-Four Unit Residence	363	107,528,975	10.71	7.785	357	78.72	656
Condominium	355	68,440,641	6.82	7.808	354	78.97	659

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Distribution of Seasoning (in months)

Aggregate Mortgage Loans

Months Elapsed Since Origination (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
0	22	$5,092,498	0.51%	7.882%	360	78.23%	676
1	1,454	294,300,327	29.32	8.091	356	77.38	622
2	1,592	308,392,959	30.72	7.972	354	78.18	632
3	1,497	291,876,981	29.08	7.534	353	78.35	642
4	375	85,292,378	8.50	7.353	355	80.05	643
5	70	13,470,434	1.34	7.140	352	79.97	626
6	26	4,091,029	0.41	6.801	351	81.35	656
7	2	693,022	0.07	7.193	353	84.47	686
9	2	540,983	0.05	6.889	351	79.70	777

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Mortgage Loan Types

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Fixed - 10 Year	9	$705,719	0.07%	7.457%	118	71.79%	632
Fixed - 15 Year	61	6,384,396	0.64	7.541	178	66.69	636
Fixed - 20 Year	68	8,280,837	0.82	7.245	238	71.39	642
Fixed - 25 Year	9	1,271,139	0.13	7.068	298	72.03	643
Fixed - 30 Year	1,155	170,756,136	17.01	7.443	358	75.03	637
Fixed - Balloon - 15/30	78	5,146,116	0.51	10.916	177	99.08	665
Fixed - Balloon - 30/40	475	97,818,287	9.75	7.263	358	75.34	642
ARM - 6 Month Balloon 30/40	2	332,839	0.03	7.741	359	57.55	647
ARM 2 Year/6 Month Balloon 30/40	1,797	413,230,928	41.17	7.999	358	79.89	624
ARM 3 Year/6 Month Balloon 30/40	58	9,126,105	0.91	8.681	358	81.17	596
ARM 5 Year/6 Month Balloon 30/40	33	6,949,531	0.69	8.049	358	79.71	622
ARM - 6 Month	1	152,681	0.02	5.775	358	85.00	684
ARM - 2 Year/6 Month	752	131,792,854	13.13	8.409	358	77.75	608
ARM - 3 Year/6 Month	88	13,558,127	1.35	8.770	358	81.82	597
ARM - 5 Year/6 Month	25	3,618,025	0.36	8.052	358	82.27	643
Fixed - Interest Only Fixed - 30 Year - 60 mo. IO term	53	14,389,133	1.43	6.689	358	76.10	687
ARM - Interest Only ARM - 2 Year/6 Month - 60 mo. IO Term	358	115,336,364	11.49	7.340	358	79.40	680
ARM - Interest Only ARM - 3 Year/6 Month - 60 mo. IO Term	10	2,741,196	0.27	7.468	358	79.21	670
ARM - Interest Only ARM - 5 Year/6 Month - 60 mo. IO Term	8	2,160,199	0.22	7.129	358	82.27	641

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Prepayment Penalty Terms (in months)

Aggregate Mortgage Loans

Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
No Prepayment Penalty	1,144	$218,339,551	21.75%	8.139%	353	78.91%	624
6	115	27,833,981	2.77	7.913	358	80.09	656
12	328	97,638,129	9.73	7.573	357	78.23	654
18	41	9,416,661	0.94	7.506	357	79.90	637
24	1,332	289,036,202	28.80	7.948	357	78.88	631
30	33	7,091,837	0.71	7.804	351	77.11	595
36	809	153,224,367	15.27	7.710	354	77.51	636
42	14	3,068,005	0.31	7.930	358	81.96	602
48	10	1,362,557	0.14	7.652	358	72.51	611
60	1,214	196,739,322	19.60	7.434	351	76.58	633

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Cashout Refinance	3,506	$664,482,957	66.20%	7.819%	355	76.94%	617
Purchase	1,421	320,729,574	31.95	7.804	355	80.85	666
Rate/Term Refinance	113	18,538,080	1.85	7.559	348	77.26	635

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Loan Documentation Types

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
Full Documentation	3,306	$568,126,923	56.60%	7.758%	354	78.35%	616
Stated Documentation	1,488	373,741,511	37.23	7.873	354	77.65	661
Alternative Documentation	246	61,882,177	6.17	7.899	357	80.08	631

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Range of FICO Scores

Aggregate Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
No Score	1	$101,944	0.01%	8.990%	359	75.00%	N/A
Below 500	2	283,983	0.03	8.472	355	76.55	458
500 - 524	371	57,339,922	5.71	8.833	356	74.21	514
525 - 549	386	64,978,701	6.47	8.550	356	74.40	536
550 - 574	556	93,937,663	9.36	8.535	356	78.63	562
575 - 599	556	96,620,100	9.63	8.151	355	78.36	587
600 - 624	583	107,695,861	10.73	7.969	355	78.96	613
625 - 649	743	154,658,832	15.41	7.698	354	79.56	638
650 - 674	716	153,633,225	15.31	7.586	352	78.70	662
675 - 699	537	128,994,862	12.85	7.274	355	79.05	686
700 - 724	259	65,261,795	6.50	7.236	355	78.70	711
725 - 749	168	41,743,597	4.16	6.994	354	77.79	736
750 - 774	103	26,441,774	2.63	6.984	354	78.14	761
775 - 799	47	10,091,980	1.01	6.913	352	72.21	784
800 and Above	12	1,966,369	0.20	6.653	352	71.05	808

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

Prepayment Penalty Description

Aggregate Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score
No prepayment penalty	1,144	$218,339,551	21.75%	8.139%	353	78.91%	624
1% of amount prepaid	103	15,005,766	1.49	8.295	356	81.14	610
1% of original balance	130	21,714,854	2.16	8.001	357	81.85	612
2 months interest/original balance/20% allowed	6	761,397	0.08	8.722	336	79.04	604
2 months interest/original balance/33.3% allowed	84	20,948,599	2.09	7.323	357	77.03	632
2% of amount prepaid	271	48,788,340	4.86	8.059	353	79.41	624
3 months or balance of 1st year’s interest (whichever is less). If refinanced, addit	1	262,646	0.03	7.999	358	76.23	675
5% of amount prepaid	177	55,159,970	5.50	7.570	356	78.28	644
6 months interest/amount prepaid/20% allowed	3,070	613,348,738	61.11	7.688	355	77.64	638
6 months interest / average balance of prior 6 months	1	30,947	0.00	8.875	177	100.00	680
First year 5%/second year 4%/third year 3%/fourth year 2%/fifth year 1%/unpaid	16	2,537,391	0.25	7.865	358	81.25	607
Lessor of 2% or 2 months interest/amount prepaid	37	6,852,411	0.68	7.989	358	80.44	626

Total:	5,040	$1,003,750,611	100.00%	7.810%	354	78.20%	633

The Sponsor

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited’s total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004 and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,100 mortgage loans secured by first liens and approximately 4,500 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,600 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,100 mortgage loans secured by first liens and approximately 14,400 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,200 mortgage loans secured by first liens and approximately 23,400 mortgage loans secured by second liens. In 2005, Accredited originated approximately 79,000 mortgage loans secured by first liens and approximately 28,200 mortgage loans secured by second liens. As of December 31, 2005, Accredited had 2,762 employees.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $9.7 billion.

Accredited disposes of its loans primarily by selling them to third parties and through securitizations. The decision by Accredited to sell or to securitize loans depends upon a number of factors, including, but not limited to, premiums earned for whole loan sales and Accredited’s leverage targets.

Accredited completed its first securitization in 1996 and has closed additional securitizations in 2000, 2002, 2003, 2004 and 2005. The securitizations completed in 1996 and 2000 have both been terminated as a result of Accredited exercising a clean-up call. For the years 2002, 2003, 2004 and 2005, Accredited closed two, three, four and four securitizations, respectively, selling loans totaling approximately $749.3 million, $1,236.5 million, $3,271.6 million and $4,240.2 million, respectively, from its own shelf registration statement. Accredited currently plans to close one securitization in each calendar quarter. Accredited retains the servicing for loans securitized from its own shelf registration statement. None of the pools that Accredited has securitized have defaulted or experienced an early amortization target.

These securitizations are structured legally as sales, but for accounting purposes are treated as financings under SFAS No. 140. These securitizations do not meet the qualifying special purpose entity criteria under SFAS No. 140 and related interpretations because after the loans are securitized, the securitization trusts may acquire derivatives relating to beneficial interests retained by Accredited and, Accredited, as servicer, subject to applicable contractual provisions, has discretion, consistent with prudent mortgage servicing practices, to determine whether or not to sell or work out any loans securitized through the securitization trusts that become troubled. Accordingly, the loans remain on the balance sheet as “loans held for investment”, retained interests are not recorded, and securitization bond financing replaces the short-term debt originally associated with the loans held for investment. Accredited records interest income on loans held for investment and interest expense on the bonds issued in the securitizations over the life of the securitizations. Deferred debt issuance costs and discounts related to the bonds are amortized on a level yield basis over the estimated life of the bonds.

Accredited serves in essentially three roles in connection with its securitization program. As the sponsor, Accredited works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, Accredited is responsible for servicing each pool of mortgage loans. As the administrator of the issuing entity, Accredited is responsible for causing the issuing entity to perform its duties under the transaction documents, which duties include the provision of notices of material events, reporting and monitoring and maintaining the security interest of the noteholders in the mortgage loans.

The notes issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by Accredited, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Limitations on Liability

Accredited and its directors, officers, employees or agents are not under any liability to the issuing entity or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment. However, Accredited is not protected from liability for any breach of warranties or representations made by Accredited in the sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and, except as described below, Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability.

In September 2005, Accredited was served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit which Accredited has made. The plaintiff seeks to recover, on behalf of herself and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court’s December 9, 2005, decision granting Accredited’s motion to (1) dismiss with prejudice plaintiff’s claim that Accredited’s offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff’s request for declaratory and injunctive relief, and (3) sever plaintiff’s claims as to Accredited from those made against other defendants unaffiliated with Accredited. Plaintiff’s remaining claim is that Accredited’s offer of credit did not meet FCRA’s “firm offer” requirement. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class. Accredited intends to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited’s business. The ultimate outcome of this matter and the resulting liability, if any, are not presently determinable.

Underwriting

General. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines. Accredited’s underwriting process is intended to assess a loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

Brokers and Correspondents. All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Loan Applications and Credit Reports. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

Property Appraisals. A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. A second full appraisal is required for combined loan amounts and/or property values greater than $1,000,000. For second priority loans of $50,000 or less, “drive-by” appraisals alone are acceptable. The standard appraisal may be waived in favor of an Insured Automated Value Model (AVM) with a physical inspection, provided the loan meets certain criteria. The Insured AVM is effective for the life of the loan, is transferable, and provides an unbiased opinion of the property value. The Insured AVM process includes a Property Condition Report which is a drive-by inspection that verifies the collateral is conforming. The insurance certificate provides protection that may minimize loss severity in the event of foreclosure.

Income and Assets Verification. Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs. Under each of these programs, Accredited reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the most current year to date pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed year to date profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation. On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

Credit Classifications. A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

Quality Control. Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the loans originated by Accredited. The statistical sample of loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, targeted and discretionary reviews, or where fraud is suspected. The quality control department re-underwrites these loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the loan in question, but any related loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

Loan Programs. Accredited’s mortgage loans are made for the purpose of enabling borrowers to purchase new homes, refinance existing mortgage loans, consolidate debt and/or obtain cash for whatever purposes the borrowers desire. Accredited’s single-family residence loans are secured by one- to four-unit primary residences, one-unit second homes, or one- to four-unit investment properties, and eligible property types are deemed to include single-family detached homes, semi-detached homes, row or townhomes, individual condominiums, individual units in planned-unit developments, and leasehold estates. These collateral types are consistent with the Freddie Mac Seller-Servicer Guide for describing mortgage eligibility requirements. The mortgaged properties may be owner-occupied, second or vacation homes, or non-owner occupied investment properties.

Accredited’s loans have payment schedules based primarily upon (1) an interest rate that is constant over the life of the loan, commonly referred to as “fixed-rate loans” or (2) generally, an interest rate that is fixed for the initial two, three or five years and adjusts after an initial fixed period of two, three or five years and every six months thereafter, sometimes referred to as “adjustable-rate loans”. Generally, the payments on Accredited’s fixed-rate loans are calculated to fully repay the loans in 15 or 30 years, or, in the case of so-called “balloon” loans, the payments are based on a 30-year repayment schedule, but all unpaid principal is due in a larger “balloon” payment at the end of 15 years. The payments on Accredited’s adjustable-rate loans are calculated to fully repay the loans in 30 years, and the payment amounts are adjusted whenever the interest rates are adjusted. Accredited’s adjustable-rate loans with a two-year initial fixed-rate period are commonly referred to as “2/28’s,” Accredited’s adjustable-rate loans with a three-year initial fixed-rate period are commonly referred to as “3/27’s” and Accredited’s adjustable-rate loans with a five-year initial fixed-rate period are commonly referred to as “5/25’s”. Accredited’s fixed-rate or adjustable-rate loans may have initial interest-only periods, typically five years, during which the monthly payments are limited to the amounts required to pay accrued interest due on the loans. After the interest-only periods, the monthly payments are adjusted to fully repay the loans over their remaining terms.

The interest rate adjustments on Accredited’s adjustable-rate loans are determined by adding a “margin” to an “index” rate, subject to certain adjustment limitations. The “margin” is a percentage established at origination of a loan, and the “index” for Accredited’s adjustable-rate loans is six-month LIBOR, and is determined as of a specified time prior to the interest adjustment date. It is common during the initial fixed-rate period of an adjustable-rate loan to allow the borrower to pay a rate lower than the margin plus the index at loan origination. Over time, the rate may adjust upward such that, eventually, the interest rate will equal the index plus the entire margin. Such adjustments are generally limited to no more than 1.5% at each adjustment date, and the interest rates may not be adjusted above or below a maximum and minimum amount specified in the loan documents. The goal is to acclimate the borrower to the repayment obligation, yet be able to achieve the fully indexed interest rate over time.

Accredited offers a full range of subprime mortgage loan programs, and the key distinguishing features of each program are the documentation required, the LTV, the mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon Accredited’s analysis of each borrower’s ability to repay, the risk that the borrower will not repay the loan, the fees and rates Accredited charges, the value of the collateral, the benefit Accredited believes it is providing to the borrower, and the loan amounts relative to the risk Accredited believes it is taking.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for loans secured by owner-occupied properties are higher than for loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 45% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment. A substantial number of the mortgage loans were originated pursuant to Accredited’s exception policy.

Delinquency and Loss Information for the Mortgage Loans

The following table sets forth certain information regarding the delinquency performance since the date of origination as of the Cut-off Date for nine Mortgage Loans with an aggregate principal balance of approximately $1,923,236 representing approximately 0.19% of the Initial Pool Balance.

In the following table, a mortgage loan is defined as 30 days contractually delinquent on the last day of the calendar month in which the payment is due and losses are recognized when collateral relating to a mortgage loan has been foreclosed and the mortgaged property has been liquidated, except in those instances in which management determines that the loss amount would be less by “walking away” from the property. The loss amount is equal to the principal amount on the loan, plus accrued and unpaid interest on the loan, plus any foreclosure expenses less proceeds received from the buyer of the foreclosed property. None of the Mortgage Loans had any losses as of the Cut-Off Date.

	As of March 1, 2006
	(dollars in thousands)

	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Total mortgage loan pool	5040		$1,003,750,610.87
Delinquency 30 - 59 days	9	0.19%	$1,923,235.21	0.19%
Foreclosures	—	—	—	—
Total delinquencies and foreclosures	9	0.19%	$1,923,235.21	0.19%

(1)	Percentage of mortgage loan pool as of the Cut-Off Date.
(2)	Percentage of the Initial Pool Balance as of the Cut-Off Date.

Static Pool Information

Static pool information for Accredited’s amortizing asset pools is available at http://www.accredhome.com/regs/AHL_RegAB1105_2005-12.pdf. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by Accredited prior to January 1, 2006 and that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

The Depositor

The depositor, a Maryland real estate investment trust, was formed in the State of Maryland on May 4, 2004. The depositor’s principal business objective is to acquire, hold and manage mortgage assets that will generate net income for distribution to its shareholders. All of the depositor’s outstanding common shares are owned by the sponsor. The depositor completed a public offering of preferred shares and they are publicly-traded on the New York Stock Exchange. The sponsor has contributed the mortgage loans to the depositor, and on the closing date, the sponsor will direct the depositor to sell the mortgage loans to the issuing entity.

Continuing Options

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. Pursuant to this option, the depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

In addition, the depositor has the ongoing option to terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. In addition, pursuant to the sale and servicing agreement, if a breach related to a mortgage loan is not cured within the specified time period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. See “Description of the Notes and Trust Certificates—Optional Clean-Up Call and -Representations and Warranties of the Sponsor” for more information regarding the depositor’s termination option and the removal or substitution of mortgage loans by the depositor.

The Issuing Entity

Accredited Mortgage Loan Trust 2006-1, a Delaware statutory trust, is the issuing entity of the Notes. The issuing entity’s fiscal year end will be December 31.

Permissible Activities

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the Notes and to sell such Notes;

(b) with the proceeds of the sale of the Notes and the trust certificates and to purchase the Mortgage Loans to be included in the trust estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the trust estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement, to engage in such other activities as may be required in connection with conservation of the trust estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g) to issue the trust certificates pursuant to the trust agreement.

Restrictions on Issuing Entity’s Activities

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement.

Modification of Governing Documents

The trust agreement may be amended by the sponsor, the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder, certificateholder or the swap provider (unless the consent of the swap provider is obtained) as evidenced by an opinion of counsel or satisfaction of the Rating Agency Condition.

The trust agreement may also be amended from time to time by the sponsor, the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected thereby and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding notes affected thereby and the certificateholders of all the outstanding trust certificates.

See “Description of the Notes and the Trust Certificates—Amendment” in this prospectus supplement for information regarding the method the indenture may be amended.

Capitalization

The depositor will contribute to the issuing entity the sum of $1,000, to be held in trust, which shall constitute the initial trust estate and shall be deposited in the payment account. The depositor will pay organizational expenses of the issuing entity as they may arise or shall, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the Mortgage Loans, which will comprise the remainder of the trust estate. Upon the transfer of the Mortgage Loans pursuant to the sale and servicing agreement, the owner trustee shall transfer the initial capital contribution, in the sum of $1,000, to the depositor. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates—Assignment and Pledge of Mortgage Loans” in this prospectus supplement.

Sale of Assets and Security Interest

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Mortgage Loans by reason of possession of the mortgage loans by the Indenture Trustee through a Custodian and by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

Bankruptcy

The owner trustee shall not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

The Servicer

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005 Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $9.7 billion. See “Certain Matters Regarding the Servicer” in the prospectus for more information regarding the terms of the sale and servicing agreement and the servicer’s duties thereunder.

Accredited has been servicing non-prime mortgage loans since 1998 and as of December 31, 2005 was servicing approximately 63,799 mortgage loans totaling approximately $9.7 billion. All mortgage loans serviced by Accredited were originated by Accredited and are either: 1) owned by one of the Accredited Mortgage Loan Trusts in connection with a securitization, or 2) serviced for purchasers for an interim period (usually 30 to 60 days from the date the mortgage loan is sold to the purchaser) until servicing is transferred to the purchaser’s servicer of choice, or 3) serviced pending the sale or securitization of such mortgage loans. Accredited is rated “Average” by Standard and Poor’s, “SQ2” by Moody’s Investors Service, and “RPS3” by Fitch Investors Service. There have been no material changes to Accredited’s servicing policies and procedures during the last three years.

Currently, Accredited’s servicing portfolio consists of non-prime fixed and adjustable-rate mortgage loans, including first and second liens.

Servicing activities are performed at Accredited’s servicing centers in San Diego, California, and Orlando, Florida. In its capacity as servicer, Accredited handles various mortgage loan administration duties, including but not limited to, providing incoming phone lines for obligors to access Accredited customer service representatives, tracking property tax payments and hazard and flood insurance coverage on obligor’s accounts, and processing and recording obligor payments. Billing statements are sent monthly to obligors to assist them in making their scheduled payments.

Limitations on Liability

The servicer or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the servicer against liability for any breach of warranties or representations made by the servicer in the sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon the servicer by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Custodial Responsibility

The servicer does not have custodial responsibility for the mortgage loans. The indenture trustee has custodial responsibility for the mortgage loans as described under “The Indenture Trustee-Custodial Responsibility” in this prospectus supplement.

In late 1998, Accredited began performing the delinquency collection and default resolution functions on its warehouse inventory of loans held for sale and on a pool of loans securitized by Accredited in 1996, which pool has since been terminated by Accredited exercising a clean-up call. In addition, in mid-1999, Accredited began retaining such servicing functions on loans sold into a facility under which Accredited also retains a residual interest in future payments on the loans. Currently, Accredited is servicing approximately $6.4 billion of loans which have been securitized in the thirteen Accredited securitizations closed in 2002, 2003, 2004 and 2005, in addition to approximately $3.2 billion of loans which are being held for sale or for securitization (as of December 31, 2005). These servicing activities include, but are not limited to, collections of borrower payments of principal and interest, property tax and flood zone tracking, handling tax and insurance collections and disbursements, initiating foreclosure activities in those situations in which such activity is warranted and liquidating foreclosure properties. In 2004, Accredited opened an additional telephone collection center in Orlando, Florida.

Mortgage Loan Servicing

Once Accredited originates or purchases a mortgage loan, Accredited’s servicing department begins the administrative process of servicing the loan, seeking to ensure that the loan is repaid in accordance with its terms. Accredited starts this process for every mortgage loan, whether Accredited will service the mortgage loan for a matter of weeks before it is sold servicing-released or for its life in a servicing-retained transaction. Accredited’s servicing department is divided into loan administration, loan servicing and asset management units. In addition, the investor reporting unit of Accredited’s finance and accounting department performs the servicing-related functions of reporting on all other servicing activities, and in the case of mortgage loans serviced for others, accounting for and remitting all funds collected through servicing activities.

Administration and Servicing. Accredited’s loan administration unit is responsible for boarding each loan into Accredited’s servicing operations and technology systems. For mortgage loans on which the monthly payments include amounts to be escrowed for the future payment of real estate taxes and insurance premiums, Accredited’s loan administration unit ensures the proper accounting for such funds and the timely payment of the taxes and premiums. For mortgage loans which do not have tax and insurance escrows, the loan administration unit ensures that the properties securing the loans are properly insured at all times and that real estate taxes are paid to avoid foreclosures by taxing authorities. For mortgage loans with adjustable interest rates, the loan administration unit ensures that the adjustments are properly made and timely identified to the related borrowers. This unit is also responsible for the various administrative tasks involved in the transfer of servicing when loans are sold servicing-released, including notifying borrowers, insurers and taxing authorities.

Accredited’s loan servicing unit is responsible for the physical receipt of and initial accounting for all loan payments from borrowers. Accredited encourages its borrowers to establish automatic payment from their bank accounts, which Accredited arranges at no cost to the borrower. Accredited’s loan servicing unit is also responsible for customer service, handling all inbound calls and other communications from borrowers.

Accredited or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect Accredited against liability for any breach of warranties or representations made by Accredited in the sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Collection and Enforcement. Accredited’s asset management unit is responsible for all phases of the collection and enforcement of delinquent and defaulted loans. The inherent risk of delinquency and loss associated with subprime mortgage loans requires hands-on active communication with Accredited’s borrowers from origination through liquidation. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail, and is tailored to reflect the borrower’s payment habit, the mortgage loan’s risk profile and the mortgage loan’s status. Accredited’s collection approach is designed to educate Accredited’s borrowers on managing their debts to maximize the likelihood of continued timely performance. Accredited establishes clear expectations with its borrowers with respect to maintaining contact and working together to resolve any financial problems that may occur. Accredited considers this early intervention a key element of Accredited’s servicing strategy.

Accredited’s front end loan counselors begin calling borrowers whose accounts become five days past due. Once contact is established, Accredited verifies pertinent information and determine the reason for the delay in payment. For borrowers who are able to make their payments, Accredited offers the ability to “pay by phone” through Western Union’s “Quick Collect” service. This allows the borrower to remit the funds immediately or at an agreed later time in the month and avoids delays using the U.S. postal service. If a borrower indicates a problem that is not temporary or is of a serious nature, the call is promptly referred to a manager who will then evaluate the situation and initiate appropriate loss mitigation actions.

When an account becomes thirty-one days delinquent, the borrower receives a notice of intent to foreclose allowing thirty days, or more if required by applicable state law, to cure the default before the account is actually referred for foreclosure. The 30-59 day collection personnel continue active collection campaigns and may offer a borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less. These collectors are seasoned and trained to effectively identify and resolve problems with borrowers before the past due problems escalate.

Accounts moving to sixty or more days delinquent are transferred to the loss mitigation and foreclosure sub-units simultaneously. Accredited’s loss mitigation personnel choose a collection strategy that is designed to minimize the loss on a defaulted mortgage loan. Accredited procures updated property value information, the borrower’s current credit profile, and reviews foreclosure and real estate marketing timelines to determine the best alternative to foreclosure. Accredited’s loss mitigation personnel continue to actively attempt to resolve the delinquency while Accredited’s foreclosure personnel begin the foreclosure process. Accredited’s loss mitigation tools include payment plans, short sales, deeds in lieu of foreclosure, stipulated forbearance plans, deferments, reinstatements and modifications.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through a timeline report built into the loan servicing system. The report schedules key dates throughout the foreclosure process, enhancing Accredited’s ability to monitor and manage the process. Properties acquired through foreclosure are transferred to the real estate owned, or REO, sub-unit to manage eviction and marketing of the properties. Once a property is vacant, it is listed with a local real estate agent who develops a marketing strategy designed to maximize the net recovery upon liquidation. Second opinions on the value of the property are obtained to validate recommendations given by the primary listing agent. Property listings are reviewed several times monthly to ensure the properties are properly maintained and actively marketed.

Accredited’s loan administration unit also handles hazard and mortgage insurance claims, mortgage bankruptcies, condemnations and other special servicing needs.

Servicing Department Infrastructure. Accredited services its loans using Accredited’s configuration of MortgageWare software provided by Interlinq Software Corporation. Accredited also has additional software modules for the management of REO. Accredited’s technology delivers helpful data regarding the loan and the borrower to the desktops of Accredited’s servicing personnel. Accredited also has all of its files electronically imaged so that Accredited’s servicing personnel have access to each file without having to retrieve a paper file.

Monthly incentive plans are in place for all collections, loss mitigation, foreclosure and REO personnel and are tied directly to performance of the servicing portfolio. Both individual and team goals are used to encourage superior results and cooperation between unit members.

Ongoing training for Accredited’s servicing personnel is provided regularly and covers major relevant topics within the servicing department. In the collection and loss mitigation areas, supervisors and managers monitor actual telephone calls by each collector on a monthly basis and follow up with one-on-one training and direction. In addition, scripts tailored to typical borrower circumstances are posted at each workstation to ensure the employee asks the appropriate questions for the type of delinquency situation the borrower is experiencing. Outside legal counsel conduct on-site classes or seminars for the foreclosure and bankruptcy areas approximately on a quarterly basis, and title company representatives also provide on-site training on title issues.

All of Accredited’s servicing functions are administered from Accredited’s San Diego headquarters. Hours of operation for Accredited’s servicing department are 6:30 a.m. to 7:00 p.m., Monday through Friday, and Accredited uses staggered shifts to cover the different time zones where Accredited’s borrowers and collateral properties are located. Collection personnel also work one or two Saturdays each month, depending upon the day of the week on which each month end falls. Evening and weekend hours are used to facilitate contact with borrowers that are otherwise unavailable during regular business hours.

See “Servicing of the Mortgage Loans” in this prospectus supplement and “Servicing of Loans” in the prospectus for more information regarding the sale and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. See “Collection Procedures; Escrow Accounts” and “Deposits to and Withdrawals from the Collection Account” in the prospectus for more information on the manner in which collections on the mortgage loans will be maintained.

Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability.

In September 2005, Accredited was served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit which Accredited has made. The plaintiff seeks to recover, on behalf of herself and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court’s December 9, 2005, decision granting Accredited’s motion to (1) dismiss with prejudice plaintiff’s claim that Accredited’s offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff’s request for declaratory and injunctive relief, and (3) sever plaintiff’s claims as to Accredited from those made against other defendants unaffiliated with Accredited. Plaintiff’s remaining claim is that Accredited’s offer of credit did not meet FCRA’s “firm offer” requirement. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class. Accredited intends to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited’s business. The ultimate outcome of this matter and the resulting liability, if any, are not presently determinable.

Delinquency and Loan Loss Experience

The following table sets forth certain information regarding the delinquency, foreclosure, REO and loss experience with respect to mortgage loans serviced by Accredited for the periods indicated. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the portfolio which increased significantly since December 2003.

Delinquency and Foreclosure

	As of December 31,
	2002			2003			2004			2005
	(dollars in thousands)
	No. of Loans	Principal Balance	Percentage	No. of Loans	Principal Balance	Percentage	No. of Loans	Principal Balance	Percentage	No. of Loans	Principal Balance	Percentage
Total servicing portfolio including REO	17,831	$2,268,498		28,417	$3,695,976		47,841	$6,731,581		63,799	$9,706,153
Delinquency (1)

30 - 59 days	96	$7,730	0.3%	90	$8,954	0.2%	264	$33,134	0.5%	529	$75,310	0.8%
60 - 89 days	40	3,350	0.2	34	3,361	0.1	62	8,295	0.1	177	21,395	0.2
90 + days	151	14,107	0.6	140	13,214	0.4	225	21,107	0.3	358	34,389	0.4

Foreclosures (1)	253	23,930	1.1	288	28,367	0.8	337	40,230	0.6	581	79,687	0.8

Total delinquencies and foreclosures (1)	540	$49,117	2.2%	552	$53,896	1.5%	888	$102,766	1.5%	1,645	$210,781	2.2%

Real estate owned (1)(2)	132	$11,749	0.5%	115	$10,699	0.3%	123	$14,357	0.2%	207	$28,928	0.3%

Annual losses on servicing portfolio (3)		$14,024	0.9%		$17,646	0.6%		$17,505	0.3%		$22,193	0.3%

(1)	Percentage of servicing portfolio at period end.
(2)	Based on the aggregate principal balance of the mortgage loans secured by mortgaged properties the title to which has been acquired through foreclosure, deed in lieu of foreclosure or similar process.
(3)	Percentages based upon average monthly servicing portfolio.

The Owner Trustee

U.S. Bank Trust National Association (U.S. Bank Trust) will act as owner trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp serves approximately 13.4 million customers, operates 2,419 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2005, U.S. Bank was acting as owner trustee with respect to over 160 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of sub-prime mortgage-backed securities since 2000. As of December 31, 2005, U.S. Bank Trust was acting as owner trustee on 26 issuances of sub-prime mortgage-backed securities.

Duties and Responsibilities

The owner trustee will execute and deliver or cause to be executed and delivered the Notes, the Trust Certificates and the transaction documents to which the issuing entity is a party, in each case, as the Sponsor shall approve. In addition, the owner trustee shall, on behalf of the issuing entity, execute and deliver to the authenticating agent the trust request and the trust orders referred to in the indenture, to authenticate and deliver the Notes. In addition, the owner trustee is authorized, but shall not be obligated, to take all actions required of the issuing entity, pursuant to the transaction documents.

It shall be the duty of the owner trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and the transaction documents to which the issuing entity is a party and to administer the issuing entity in the interest of the certificateholders, subject to the transaction documents and in accordance with the provisions of the trust agreement and to maintain the issuing entity’s existence as a statutory trust under the laws of the State of Delaware.

The owner trustee shall disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the transaction documents and the trust agreement. Subject to the trust agreement, the owner trustee shall furnish to the certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the owner trustee under the transaction documents. On behalf of the owner trustee, the Sponsor shall furnish to the noteholders promptly upon written request therefor, copies of the sale and servicing Agreement and the indenture.

Limitations on Liability

The owner trustee shall not be answerable or accountable under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in the trust agreement expressly made by the owner trustee in its individual capacity.

Resignation or Removal

The owner trustee may at any time resign and be discharged by giving written notice thereof to the issuing entity, the sponsor, the servicer, the swap provider and the indenture trustee. Upon receiving such notice of resignation, the sponsor shall promptly appoint a successor owner trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning owner trustee and one copy to the successor owner trustee. If no successor owner trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

If at any time the owner trustee shall cease to be eligible in accordance with the provisions of the trust agreement and shall fail to resign after written request therefor by the certificateholders or the sponsor, or if at any time the owner trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property shall be appointed, or any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the certificateholders or the sponsor, may remove the owner trustee. If the certificateholders or the sponsor shall remove the owner trustee under the authority of the immediately preceding sentence, the sponsor, shall promptly appoint a successor owner trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing owner trustee so removed and one copy to the successor owner trustee and payment of all fees owed to the outgoing owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor owner trustee pursuant to the trust agreement, and payment of all fees and expenses by the sponsor owed to the outgoing owner trustee. The servicer shall provide notice of such resignation or removal of the owner trustee to each of the rating agencies, the swap provider and the indenture trustee.

Indemnification

Under the trust agreement, the sponsor will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other related agreements, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. However, the sponsor will not be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) for its own willful breach or misconduct or gross negligence or (ii) the inaccuracy of certain of the owner trustee’s representations and warranties. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

The Indenture Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as indenture trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As indenture trustee, DBNTC will be calculating certain items and reporting as set forth in the sale and servicing agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the sale and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the indenture trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as indenture trustee on behalf of the Holders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Duties and Responsibilities

The indenture trustee will always maintain an office at a location in the United States of America where Notes may be surrendered for registration of transfer or exchange. Notices and demands to or upon the issuing entity in respect of the Notes and the indenture may be delivered at the corporate trust office of the indenture trustee.

The indenture trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the noteholders contained in the most recent list, if any, furnished to the indenture trustee as provided in the indenture and the names and addresses of the noteholders received by the indenture trustee in its capacity as note registrar.

The indenture trustee shall (i) on or prior to the closing date execute and deliver the acknowledgement of receipt of the Mortgage Loans required by the sale and servicing agreement, (ii) on or prior to sixty (60) days following the closing date execute and deliver the initial certification required by the sale and servicing agreement, and (iii) on or prior to one hundred eighty (180) days following the closing date execute and deliver the final certification required by the sale and servicing agreement.

If the indenture trustee during the process of reviewing the indenture trustee’s mortgage files finds any document constituting a part of a indenture trustee’s mortgage file which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related mortgage loan schedule, or does not conform to the requirements of the sale and servicing agreement or the description thereof as set forth in the related mortgage loan schedule, the indenture trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Depositor and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in the sale and servicing agreement or (ii) purchase such Mortgage Loan at a purchase price specified in the sale and servicing agreement.

See “Description of the Notes and the Trust Certificates—Reports to Noteholders” for information regarding the reporting responsibilities of the indenture trustee.

Immediately after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to the sponsor notice of each such event of default and, within ninety (90) days after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to all noteholders notice of each such event of default, unless such event of default shall have been cured or waived. Concurrently with the mailing of any such notice to the noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the swap provider.

Resignation or Removal

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee pursuant to the indenture shall become effective until the acceptance of appointment by the successor indenture trustee. The indenture trustee may resign at any time by giving written notice thereof to the issuing entity and each rating agency. If an instrument of acceptance by a successor indenture trustee shall not have been delivered to the indenture trustee within thirty (30) days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

The indenture trustee may be removed at any time by the noteholders representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice delivered to the indenture trustee and to the issuing entity.

If at any time the indenture trustee shall have a conflicting interest prohibited by the indenture and shall fail to resign or eliminate such conflicting interest or the indenture trustee shall cease to be eligible under the indenture or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the owner trustee, on behalf of the issuing entity, may remove the indenture trustee.

Every successor indenture trustee appointed hereunder shall execute, acknowledge and deliver to the issuing entity and the retiring indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring indenture trustee. Notwithstanding the foregoing, upon a request of the owner trustee, on behalf of the issuing entity, or the successor indenture trustee, such retiring indenture trustee shall, upon payment of its charges and any fees, expenses or other amounts owing the indenture trustee, execute and deliver an instrument transferring to such successor indenture trustee all the rights, powers and trusts of the retiring indenture trustee, and shall duly assign, transfer and deliver to such successor indenture trustee all property and money held by such retiring indenture trustee under the indenture.

The servicer, on behalf of the issuing entity, shall give notice of each resignation and each removal of the indenture trustee and each appointment of a successor indenture trustee to the noteholders and the swap provider. Each notice shall include the name of the successor indenture trustee and the address of its corporate trust office.

Limitations on Liability

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the duties and obligations of the indenture trustee shall be determined solely by the express provisions of the indenture, the indenture trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the indenture, no implied covenants or obligations shall be read into the indenture against the indenture trustee. No provision of the indenture shall require the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it under the indenture.

Indemnification

Under the indenture, the issuing entity will agree to indemnify the indenture trustee against losses, liability costs and expenses, including reasonable attorney’s fees, incurred, arising out of or in connection with the related agreements or any other documents or agreements relating to the issuing entity or the notes, other than any loss, liability, cost or expense incurred solely by reason of willful malfeasance, bad faith or negligence of the indenture trustee in the performance of its duties under the related agreements or by reason of its failure to perform its obligations under the indenture. The indemnities will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement. To the extent that any such indemnities are not otherwise satisfied by the issuing entity, they will be paid by the servicer.

The Swap Provider

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA (CreditWatch negative)” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the interest rate swap agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland.

On November 18, 2005, following Swiss Re’s announcement of its agreement to acquire GE Insurance Solutions (excluding its US life and health business) from General Electric, Standard & Poor’s, Moody’s and Fitch Ratings announced the following rating actions: Standard & Poor’s placed Swiss Re and its rated core operating companies on CreditWatch with negative implications. Standard & Poor’s stated that if the transaction is completed as currently constituted, they expect the ratings on Swiss Re and its core operating companies would be lowered to AA- with a stable outlook, but if the transaction does not proceed, the ratings on Swiss Re would be affirmed; Moody’s placed Swiss Re and its rated core subsidiaries on review for possible downgrade. Moody’s indicated that in the event the review process resulted in a downgrade of Swiss Re’s rating, such downgrade would highly likely be limited to one notch; and Fitch placed Swiss Re on Rating Watch Negative. Swiss Re currently has (i) a long-term counterparty credit rating of “AA (CreditWatch negative)”, an insurer financial strength rating of “AA (CreditWatch negative)”, a senior unsecured debt rating of “AA (CreditWatch negative)” and a short-term debt rating of “A-1+” from Standard & Poor’s, (ii) an insurance financial strength rating of “Aa2 (on review for possible downgrade)”, a senior debt rating of “Aa2 (on review for possible downgrade)” and a short-term rating of “P-1” from Moody’s and (iii) an insurer financial strength rating (Fitch initiated) of “AA+(Rating Watch Negative)” and a long-term issuer rating (Fitch initiated) of “AA+(Rating Watch Negative)” from Fitch.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Reinsurance Company is among the companies that have received subpoenas to produce documents relating to “non-traditional” products as part of these investigations. Swiss Reinsurance Company has announced that it is cooperating fully with all requests for documents addressed to Swiss Reinsurance Company. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as “non-traditional.” It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Reinsurance Company is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying base prospectus.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the interest rate swap agreement is less than 10%. The swap provider may be replaced if the aggregate significance percentage of the interest rate swap agreement is more than 10% as set forth in the interest rate swap agreement and if the swap provider cannot comply with the provisions set forth in Regulation AB Item 1115.

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

On the closing date, the issuing entity will issue the notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity primarily secured by a pledge of a portion of the trust estate.

Pursuant to the trust agreement, the issuing entity will also issue a class of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in the mortgage loans and will be held by the depositor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount; provided, however, that the underwriter will only sell offered notes to initial investors in minimum total investment amounts of $100,000. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, societé anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, societé anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, societé anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., will act as depositary for Euroclear Bank.

Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will direct the depositor to sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The depositor will not convey, and the depositor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)	each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the depositor to the issuing entity, the depositor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the depositor has transferred all right, title and interest in each mortgage loan to the issuing entity;

7. the number of mortgage loans which are more than 30 days delinquent do not exceed 20% of the Initial Pool Balance of the mortgage loans;

8. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

9. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the depositor or the sponsor, the depositor or the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the depositor, the owner trustee, the indenture trustee and the noteholders for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, the owner trustee and the depositor.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount on the related Servicer Remittance Date. All income or other gains, if any, from investment of moneys in the payment account shall be for the benefit of the indenture trustee.

The Servicer may make withdrawals from the collection account, on or prior to any Servicer Remittance Date, for the following purposes:

(i) to pay to the sponsor or the depositor amounts received in respect of any Mortgage Loan purchased or substituted for by the sponsor or the depositor any amounts realized by the issuing entity in excess of the purchase or substitution amounts;

(ii) to reimburse the servicer for unreimbursed Delinquency Advances and unreimbursed Servicing Advances with respect to a mortgage loans from collections of or relating to such Mortgage Loan;

(iii) to reimburse the servicer for any Delinquency Advances and Servicing Advances determined in good faith to have become nonrecoverable advances, such reimbursement to be made from any funds in the collection account;

(iv) to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(v) to withdraw any funds deposited in the collection account that were not required to be deposited therein;

(vi) to pay the servicer the servicing compensation to the extent not retained or paid;

(vii) without duplication, and solely out of amounts which are payable to a former servicer in respect of unreimbursed Servicing Advances and Delinquency Advances, to pay to the indenture trustee or any successor servicer amounts paid by them in connection with the transfer of the servicer’s servicing obligations upon a termination of the servicer and required under the sale and servicing agreement to be borne by the Servicer;

(viii) to withdraw income on the collection account; and

(ix) amounts deposited into the collection account in respect of late fees, assumption fees and similar fees (other than Prepayment Charges).

Payments of Interest

Calculation of Interest. The amount of interest payable on each payment date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date, plus any unpaid Accrued Note Interest for such class from prior payment dates. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each related Interest Accrual Period.

The “Interest Rates” for each class of Notes will be the applicable annual rate described below:

•	Class A-1 Notes, the lesser of (i) one-month LIBOR plus 0.06% per annum and (ii) the Available Funds Cap.

•	Class A-2 Notes, the lesser of (i) one-month LIBOR plus 0.12% per annum and (ii) the Available Funds Cap.

•	Class A-3 Notes, the lesser of (i) one-month LIBOR plus 0.18% per annum and (ii) the Available Funds Cap.

•	Class A-4 Notes, the lesser of (i) one-month LIBOR plus 0.28% per annum and (ii) the Available Funds Cap.

•	Class M-1 Notes, the lesser of (i) one-month LIBOR plus 0.33% per annum and (ii) the Available Funds Cap.

•	Class M-2 Notes, the lesser of (i) one-month LIBOR plus 0.34% per annum and (ii) the Available Funds Cap.

•	Class M-3 Notes, the lesser of (i) one-month LIBOR plus 0.37% per annum and (ii) the Available Funds Cap.

•	Class M-4 Notes, the lesser of (i) one-month LIBOR plus 0.45% per annum and (ii) the Available Funds Cap.

•	Class M-5 Notes, the lesser of (i) one-month LIBOR plus 0.48% per annum and (ii) the Available Funds Cap.

•	Class M-6 Notes, the lesser of (i) one-month LIBOR plus 0.56% per annum and (ii) the Available Funds Cap.

•	Class M-7 Notes, the lesser of (i) one-month LIBOR plus 1.00% per annum and (ii) the Available Funds Cap.

•	Class M-8 Notes, the lesser of (i) one-month LIBOR plus 1.15% per annum and (ii) the Available Funds Cap.

•	Class M-9 Notes, the lesser of (i) one-month LIBOR plus 2.10% per annum and (ii) the Available Funds Cap.

Step-up in Interest Rates and Margins.

If the depositor does not exercise its clean-up call option at the earliest possible date, then, on the next payment date, the margins with respect to each class of Class A Notes will increase to twice their initial margins, and the margins with respect to each class of Class M Notes will increase to 1.5 times their initial margins.

Interest Payment Priorities.

On each payment date, Available Funds will be applied to pay the satisfaction of certain expenses and indemnification liabilities of the issuing entity to the indenture trustee in an amount not to exceed $125,000 in any calendar year and to the extent allowed by the indenture. On the payment date, the indenture trustee shall make the payment to the swap provider set forth in clause (i)(x) below, but only to the extent that there are sufficient funds to make such payment after making each of the payments to be made on such payment date that are senior to such payment (as set forth in the paragraph above). Available Funds then will be allocated as follows:

(i) From Available Funds, to the swap provider the sum of (x) all net swap payments, paid from the Available Funds and (y) any swap termination payments other than a Defaulted Swap Termination Payment, paid from Available Funds,

(ii) from the Distributable Interest Amount concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, their Accrued Note Interest and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts, and

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, their Accrued Note Interest.

Payments of Principal

On each payment date (A) prior to the Step-Down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds (and to the extent Available Funds are insufficient, any prepayment penalties collected by the servicer during the related Prepayment Period) after payment of amounts described under “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” up to the Principal Distribution Amount as follows:

(i) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, in that order, until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Class Note Balances have been reduced to zero.

On each payment date (A) on or after the Step-Down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds (and to the extent the remaining Available Funds are insufficient, any prepayment penalties collected by the servicer during the related Prepayment Period) after payment of amounts described under “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” as follows:

(i) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, in that order, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M-1 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(iii) to the Class M-2 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(iv) to the Class M-3 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(v) to the Class M-4 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(vi) to the Class M-5 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(vii) to the Class M-6 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(viii) to the Class M-7 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(ix) to the Class M-8 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-8 Principal Distribution Amount, until its Class Note Balance has been reduced to zero, and

(x) to the Class M-9 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-9 Principal Distribution Amount, until its Class Note Balance has been reduced to zero.

However, on any payment date on which the overcollateralization amount has been reduced to zero, and the aggregate outstanding principal balance of the Class M Notes has been reduced to zero, then any payments of principal to be made on the Class A Notes shall be made to such holders on a pro rata basis, rather than sequentially as described above.

Allocation of Net Monthly Excess Cashflow

For any payment date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) to the Class M Notes, sequentially and in ascending numerical order, their Unpaid Interest Shortfall Amount,

(ii) concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata by the respective Basis Risk Carry Forward Amount due to such classes of Notes,

(iii) sequentially, to the Class M Notes in ascending numerical order, any Basis Risk Carry Forward Amount for such classes,

(iv) to the Class M Notes, sequentially in ascending numerical order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes,

(v) to pay to the indenture trustee and the owner trustee, any amounts due to them, not previously paid or reimbursed,

(vi) to the swap provider, the amount of any Defaulted Swap Termination Payment, and

(vii) to the trust certificates, any remaining amounts.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the sale and servicing agreement	Accredited Home Lenders, Inc.	0.500% per annum

Swap Provider Fee(2)	performance of the swap provider’s duties under the swap agreement	Swiss Re Financial Products Corporation	4.800% per annum

(1)	The servicing fee is paid from amounts on deposit in the collection account.
(2)	The swap provider fee is paid on a first priority basis from Available Funds.

Interest Rate Swap Agreement

Under the interest rate swap agreement, on each payment date, the issuing entity will pay to the swap provider fixed payments at a rate of 4.800% per annum (on the basis of a 30/360 day count fraction), and the swap provider will pay to the issuing entity a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement) (on the basis of an actual/360 day count fraction), in each case calculated on a scheduled notional amount, and, in each case adjusted on a monthly basis. The notional amounts are set forth on Schedule 1 to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that a floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the issuing entity.

All payments (other than termination payments) due to the swap provider under the interest rate swap agreement shall be paid from Available Funds on each payment date in accordance with the priority of payments described herein. Any termination payments (other than Defaulted Swap Termination Payments) due to the swap provider shall be paid from Available Funds on a senior basis on each payment date in accordance with the priority of payments and any Defaulted Swap Termination Payments owed by the issuing entity to the swap provider shall be paid by the issuing entity on a subordinated basis. See “Description of the Notes and the Trust Certificates—Payments of Interest.”

The interest rate swap agreement may be terminated in accordance with its terms, whether or not the notes have been paid in full or redeemed prior to such termination, upon the earliest to occur of: (i) failure on the part of the issuing entity or the swap provider to make any payment under the interest rate swap agreement that is unremedied within the applicable grace period, (ii) certain defaults by the swap provider under any credit support document entered into pursuant to the interest rate swap agreement, (iii) certain cross defaults by the swap provider, (iv) certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization of the issuing entity or the swap provider, (v) a consolidation, merger, sale by the swap provider of substantially all of its assets or similar transaction in which the resulting, surviving or transferee entity fails to assume all the obligations of the swap provider under the interest rate swap agreement, (vi) a change in law making it illegal for either the issuing entity or the swap provider to make or receive a payment or comply with any material provision of the interest rate swap agreement, (vii) any action taken by a taxing authority or brought in a court of competent jurisdiction or any change in tax law results in, or there is a substantial likelihood that such action or change will result in, certain unfavorable tax consequences to the issuing entity, (viii) the swap provider engages in a consolidation, merger, sale of substantially all of its assets or similar transaction that results in certain unfavorable tax consequences to the issuing entity, (ix) liquidation of all collateral pledged to the indenture trustee under the indenture following an event of default that has resulted in the acceleration of the notes, (x) receipt by the indenture trustee of a direction for an optional redemption of the notes and no more than five business days remain prior to the proposed redemption date, (xi) the indenture is amended or modified without the prior written consent of the swap provider (where such consent is required under the terms of the indenture), or (xii) certain other events specified in the interest rate swap agreement.

The issuing entity has the right to terminate the interest rate swap following the occurrence of any of the events listed above; provided that with respect to (i) and (iv), it is not the defaulting party. The swap provider has the right to terminate the interest rate swap following the occurrence of (i), (iv), (vi) and (xi); provided that with respect to (i) and (iv), it is not the defaulting party.

The issuing entity also has the right to terminate the interest rate swap agreement if the sponsor notifies the swap provider that the “aggregate significance percentage” of all derivative instruments (as such term is defined in Item 1115(b)(2) of Regulation AB) provided by the swap provider and any of its affiliates to the issuing entity (the “Significance Percentage”) is 10% or more (a “Swap Disclosure Event”) and at least one of the following events has not occurred within the time period specified in the interest rate swap agreement:

(a) (i) if the Significance Percentage is 10% or more, but less than 20%, the swap provider shall provide the information set forth in Item 1115(b)(1) of Regulation AB for the swap provider (or for the group of affiliated entities, if applicable) or (ii) if the Significance Percentage is 20% or more, the swap provider shall provide the information set forth in Item 1115(b)(2) of Regulation AB for the swap provider (or for the group of affiliated entities, if applicable) (collectively, the “Additional Swap Disclosure Information”) to the sponsor; or

(b) an assignment of all of the swap provider’s rights and obligations under the interest rate swap agreement to a replacement counterparty with the Required Swap Counterparty Rating or to a counterparty whose guarantor satisfies the Required Swap Counterparty Rating (or which satisfies the Rating Agency Condition), pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the rating agencies, which counterparty is willing to provide the Additional Swap Disclosure Information (with respect to itself or for its group of affiliated entities, if applicable) to the sponsor.

If a Swap Disclosure Event occurs and the events in (a) or (b) above have not occurred within the time period specified in the interest rate swap agreement, the date that the issuing entity or the swap provider, as the case may be, specifies in its notice of its election to terminate shall be the early termination date for the interest rate swap agreement.

Except to the extent otherwise approved by the rating agencies, the interest rate swap agreement may also be terminated (such termination, a “Downgrade Terminating Event”) if:

(a) either S&P or Moody’s downgrades the swap provider below the Required Swap Counterparty Rating (but the swap provider or its guarantor has a rating of at least “BBB-” or “A-3” (if applicable) by S&P) or either S&P or Moody’s withdraws its rating of the swap provider or its guarantor, as applicable, and (y) at least one of the following events has not occurred:

(i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

(ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall collateralize its exposure to the issuing entity pursuant to the ISDA Credit Support Annex executed by and between the issuing entity and the swap provider, subject to the satisfaction of the Rating Agency Condition;

(iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such swap provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

(iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such swap provider shall take such other steps, if any, to enable the issuing entity to satisfy the Rating Agency Condition; or

(b) the swap provider has a rating of less than “BBB-” or “A-3” (if applicable) by S&P and within the time period specified in the interest rate swap agreement, the swap provider, while collateralizing its exposure to the issuing entity, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon the occurrence of a Downgrade Terminating Event, the issuing entity has the right to terminate the interest rate swap agreement or transfer the swap provider’s rights and obligations under the interest rate swap agreement to a counterparty that satisfies the Required Swap Counterparty Rating, each within the time period specified in the interest rate swap agreement.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest due on the notes will be paid from amounts received on the mortgage loans without the benefits of a interest rate swap agreement or a substitute interest rate swap agreement. There can be no assurance that such amounts will be sufficient to provide for the full payment of interest on the notes at the applicable note interest rate.

A termination of the interest rate swap agreement does not constitute an event of default under the indenture.

In the event that the issuing entity receives a swap termination payment, and a successor swap provider cannot be obtained, then the indenture trustee will be required to deposit the swap termination payment into a reserve account. On each subsequent payment date (so long as funds are available in such reserve account), the indenture trustee will be required to withdraw from such reserve account and deposit into the payment account an amount equal to the amount of any net swap payment due to the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a net swap payment for purposes of determining the distributions from the payment account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the payment account until the date on which the last payment on the swap is expected to be received, at which time the amount then on deposit therein will be transferred to the payment account and treated as part of Available Funds.

The occurrence of any optional redemption of the notes will most likely lead to the termination of the interest rate swap agreement. Such termination may require the issuing entity to make a termination payment to the swap provider, and the issuing entity may be unable to effect an optional redemption despite having sufficient proceeds prior to making such termination payment to pay or redeem the notes and certain expenses in full. In addition, unless the swap provider otherwise consents, in order to liquidate the mortgage loans following an event of default, the interest rate swap agreement must be terminated and proceeds from such liquidation must be sufficient to pay any termination payment owing to the swap provider (unless the termination payment relates to a default by the swap provider) in addition to any amounts owing under the notes. As a result, as set forth in the indenture, the holders of the notes may be unable to effect a liquidation of the mortgage loans following an event of default despite the ability to receive sufficient proceeds, prior to the payment of such termination payment, to pay the notes and certain expenses in full.

On or after the closing date, (i) the issuing entity may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may, with the consent of the issuing entity, assign or transfer all or a portion of the interest rate swap agreement, (iii) the issuing entity and the swap provider may amend the interest rate swap agreement and/or (iv) the issuing entity may terminate and replace the interest rate swap agreement; provided, however, that in each such case (i), (ii), (iii) or (iv), the Rating Agency Condition has been satisfied.

The interest rate swap agreement will terminate by its terms after the payment date in February 2011 and from that date no further amounts will be paid to the swap provider by the issuing entity and no further amounts will be paid to the issuing entity by the swap provider.

The interest rate swap agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof and shall contain appropriate limited recourse and non-petition provisions as against the issuing entity.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) (provided that, in the case of the interest rate swap agreement, it will be selected by the swap provider) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Overcollateralization Provisions

The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal balance of the notes. On the closing date, overcollateralization will be equal to approximately $6,023,611, and excess interest will be used to achieve and maintain the Target Overcollateralization Amount.

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the Target Overcollateralization Amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the preceding payment date.

All Realized Losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second to prepayment penalties and third in reduction of the overcollateralization amount.

Subsequent Recoveries will count as additional Liquidation Proceeds and be distributed on the related payment date as described herein under the heading “Description of the Notes and the Trust Certificates—Payments of Principal.”

Events of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Accrued Interest Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Basis Risk Carry Forward Amount for such class and any remaining Deferred Interest for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the related Principal Distribution Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate Class Note Balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the issuing entity, a custodian, receiver, trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days.

If the Notes have been declared due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, any money collected by the indenture trustee with respect to each Class of Notes and any other monies that may then be held or thereafter received by the indenture trustee as security for such Class of Notes shall be applied in the following order and not as set forth under “Description of the Notes and Trust Certificates—Payments of Interest and—Payments of Principal” in this prospectus supplement, at the date or dates fixed by the indenture trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

(i) first, to the indenture trustee, any unpaid indenture trustee fees then due and any other amounts payable and due to the indenture trustee under the indenture including any amounts in respect of indemnification or reimbursement of costs and expenses, in an amount not to exceed $125,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to the trust agreement and to the owner trustee, any amounts in respect of indemnification then due the trust agreement to the extent not already paid pursuant to the trust agreement, in an amount not to exceed $50,000 in any calendar year;

(ii) second, any Swap Termination Payment payable to the swap provider, other than a Defaulted Swap Termination Payment;

(iii) third, any Accrued Note Interest pro rata to the Class A Notes;

(iv) fourth, to each class of Class A Notes as a payment of principal in reduction of their Class Note Balances, pro rata until their Class Note Balance has been reduced to zero;

(v) fifth, any Accrued Note Interest to the Class M Notes, sequentially, in ascending numerical order;

(vi) sixth, any remaining Class Note Balance to the Class M Notes, sequentially, in ascending numerical order;

(vii) seventh, concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Notes, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Notes, any Class A-3 Basis Risk Carry Forward Amount to the Class A-3 Notes, any Class A-4 Basis Risk Carry Forward Amount to the Class A-4 Notes pro rata by the respective Basis Risk Carry Forward Amounts due to such classes of Notes;

(viii) eighth, any Basis Risk Carry Forward Amount to the Class M Notes, sequentially, in ascending numerical order;

(ix) ninth, any Deferred Interest to the Class M Notes, sequentially, in ascending numerical order;

(x) tenth, any amounts due to the indenture trustee to the extent not paid pursuant to paragraph (i) above and any amounts due to the owner trustee under the trust agreement to the extent not already paid pursuant to the trust agreement and paragraph (i) above;

(xi) eleventh, any Defaulted Swap Termination Payment;

(xii) twelfth, if applicable, for application to the purchase of a replacement interest rate swap agreement; and

(xiii) thirteenth, any remainder to the trust certificates.

Notice of Default

Immediately after the occurrence of any event that is, or with notice or the lapse of time or both would become, an Event of Default, of which the indenture trustee has actual knowledge, the indenture trustee shall mail to the sponsor notice of each such event and, within ninety (90) days after the occurrence of any default known to the indenture trustee, the indenture trustee shall transmit by mail to all noteholders notice of each such event, unless such default shall have been cured or waived. Concurrently with the mailing of any such notice to the noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the swap provider.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date and such other information as required by the indenture. The report will contain information regarding all the classes of the Notes and all noteholders will receive such report.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to each noteholder and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “https://www.tss.db.com/invr.” Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at (800) 735-7777. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

See “Reports to Security Holders” in the prospectus for more information regarding the contents of the reports to noteholders.

Optional Clean-up Call

The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the depositor exercises the clean-up call option, the depositor shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) the swap termination payment, if any, payable to the swap provider and (B) the fair market value of the Mortgage Loans.

Notice of redemption shall be given by the indenture trustee in the name of and at the expense of the issuing entity by first class mail, postage prepaid, mailed not less than ten days prior to the clean-up call date to each holder of a note to be redeemed and the swap provider, such holders being determined as of the record date for such payment date.

Step-Up Rates

If the depositor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to twice their initial margins, and the margins with respect to each class of Class M Notes will increase to 1.5 times their initial margins, in each case on the next payment date.

Optional Purchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. The depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, without notice to, or consent of, the noteholders or the swap provider, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the certificateholders or the swap provider as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or the swap provider or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

The indenture may be amended from time to time by the issuing entity and the indenture trustee with the consent of the swap provider and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon the payment of all amounts required to be paid to the noteholders after the latest to occur of (a) the exercise by the depositor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate.

Servicing of the Mortgage Loans

Accredited Home Lenders, Inc. (“Accredited”) will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Delinquency and Loss Procedures

All mortgage loans are boarded to the servicing system electronically from the Accredited’s origination platform. Accredited believes that early and frequent communication with obligors is essential in reducing delinquency and losses. Once a mortgage loan is boarded on Accredited’s mortgage loan servicing system, a welcome call is attempted to the obligor to verify the key data points, explain the terms of the mortgage loan and the expectations for payment.

Collection calls using predictive dialing technology begin as early as 5 days after the obligor’s payment becomes past due. Continuing collection calls, combined with collection letters, property inspections and a field chase where appropriate, are made until the delinquency is resolved or it becomes evident that other steps are necessary to protect the collateral. A field chase occurs when an Accredited representative visits the borrower’s home, to discuss with the borrower the reasons for non-payment and attempt to resolve the delinquency.

Mortgage loans that become 60+ days delinquent are transferred to the Loss Mitigation Department. At such time, updated property value information and the obligor’s current credit profile are obtained. Based on its experience with various types of mortgage loans, the Loss Mitigation Department chooses a resolution strategy designed to minimize the loss on the defaulted mortgage loan. The Loss Mitigation Department continues actively to attempt to resolve the delinquency while the Foreclosure Department refers the mortgage loan to local legal counsel to begin the foreclosure process.

Prior to referring the mortgage loan to foreclosure, the Loss Mitigation Department considers a number of factors, including the value of the subject property, the obligor’s willingness or ability to repay the debt, the lien position of the subject mortgage loan, and whether or not the costs to foreclose on the property warrant such action. If the Loss Mitigation Department deems foreclosure a necessary remedy to minimize the potential loss, the mortgage loan is referred to one of a network of attorneys to process the appropriate proceedings. Accredited Foreclosure Specialists monitor each step of the foreclosure process, diligently working to improve the overall cycle of the foreclosure in a manner that meets or exceeds published U.S. Foreclosure Network (“USFN”) timelines. USFN is a not-for-profit association of law firms and trustee companies (see www.usfn.org for more information).

If an obligor files for bankruptcy, Accredited’s Bankruptcy Specialists prepare and file a proof of claim, thus ensuring that the flow of payments from the trustee and/or obligor begin in a timely manner.

In the event of a default while under bankruptcy protection, the Bankruptcy Specialist refers the account to one of a network of attorneys to process a motion for relief from stay. Accredited gives the same considerations to bankrupt accounts as it does to foreclosure accounts, in that formal legal action is not considered until deemed necessary. Accredited will look at the value of the collateral, lien position, and obligor’s payment history before considering remedy under law, but, if deemed necessary, will react promptly to maximize the ultimate recovery.

Properties acquired through foreclosure are transferred to the Real Estate Owned (“REO”) department to manage eviction and marketing. Once the properties are vacant, they are listed with one of Accredited’s approved real estate agents. Prior to listing, the agent submits a marketing strategy designed to ensure the highest net recovery. The listings are reviewed several times monthly to ensure the properties are properly maintained and actively marketed until sold.

In those situations in which Accredited believes that losses can be minimized by actions other than foreclosure, it may modify the terms of a loan or extend delinquent payments due to the end of the loan term.

Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the sale and servicing agreement, the servicer will be entitled with respect to each mortgage loan to the servicing fee, which will be payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.500% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items other than prepayment penalties. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, and will not be entitled to reimbursement therefor except as specifically provided in the sale and servicing agreement.

Delinquency Advances, Servicing Advances and Compensating Interest

Delinquency Advances. The servicer is required to make Delinquency Advances on each Servicer Remittance Date, subject to the servicer’s good faith determination that such advance would be recoverable. Such Delinquency Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the noteholders in circumstances where no ultimate loss is expected. Notwithstanding the servicer’s good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. See “Description of the Notes and the Trust Certificates — Payments on the Mortgage Loans” herein.

Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s good faith determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

•	collection, enforcement and judicial proceedings, including foreclosures and liquidations,

•	conservation, management, and liquidation of any REO Property, and

•	certain other customary amounts described in the sale and servicing agreement.

These Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders.

Compensating Interest. On or prior to the second business day preceding the payment date, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be required to pay Compensating Interest in excess of the aggregate servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by the mortgage loans in excess of Compensating Interest paid by the servicer will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to holders of the notes.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the notes.

Evidence as to Compliance

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate (a “Compliance Certificate”) stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the sponsor, the indenture trustee and the rating agencies, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, the indenture trustee will file the Compliance Certificate, the Assessment Report and the Attestation Report with the SEC as exhibits to the issuing entity’s annual report on Form 10-K.

Removal and Resignation of the Servicer

The indenture trustee, only at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, (other than Servicing Advances covered by clause (b) below and Delinquency Advances, which shall have no cure period), which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes; or

(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes; or

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

On and after the time the servicer receives a notice of termination or the indenture trustee receives the resignation of the servicer or the servicer is removed due to a servicer event of default, the indenture trustee or another successor servicer shall be the successor in all respects to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement. The indenture trustee and any successor servicer will not be obligated to incur any expenses or costs in connection with the transfer of servicing of the Mortgage Loans to the indenture trustee, as successor servicer, or any other successor servicer, as applicable. Any successor servicer and the indenture trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. Any successor servicer (other than the indenture trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, and shall be approved by the rating agencies. The successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations.

The servicer shall promptly provide the indenture trustee, or such successor servicer, as applicable, at the servicer’s cost and expense, all documents and records reasonably requested by it to enable it to assume the servicer’s functions and shall promptly also transfer to the indenture trustee, or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the collection account by the servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the servicer with respect to all insurance claims arising during the servicer’s tenure. The servicer shall not resign as servicer until a successor servicer has been appointed.

In the event that the servicer is terminated and no successor servicer has been appointed, the indenture trustee may appoint a successor servicer (which may be an affiliate of the indenture trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer, the indenture trustee shall be the successor servicer and act in such capacity. In connection with any appointment and assumption of duties of a successor servicer, the indenture trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans; provided, however, that such compensation may not be in excess of that permitted the servicer under the sale and servicing agreement. In the event the indenture trustee is the successor servicer, it shall be entitled to the same servicing compensation as the servicer if the servicer had continued to act as servicer.

In the event the indenture trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing, which expenses are required to be borne by the servicer under the sale and servicing agreement, and such expenses are not promptly reimbursed by the servicer or recoverable out of amounts reimbursable to the servicer out of the collection account, the indenture trustee shall make such reimbursement to the applicable party out of funds in the payment account on any payment date after all payments to noteholders on such payment date have been made but before any distribution to the certificateholders. The right of the indenture trustee to reimbursement from the payment account for any of the indenture trustee’s costs and expenses in connection with the transfer of any servicing shall be in addition to any rights of the indenture trustee to indemnification and reimbursement under the indenture.

Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable-rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable-rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Expected Final Scheduled Payment Date

The last scheduled payment date for each class of notes is expected to be as follows:

Expected Final Scheduled Payment Date
Class A-1 Notes	January 25, 2008
Class A-2 Notes	June 25, 2008
Class A-3 Notes	December 25, 2011
Class A-4 Notes	February 25, 2013
Class M Notes	February 25, 2013

The expected final scheduled payment date for each class of offered notes is the last date on which the initial Class Note Balance set forth on the cover page hereof for that class is expected to be reduced to zero. This expectation is based on the assumptions that the mortgage loans prepay at 100% of the Prepayment Assumption, that a 10% optional termination occurs, that no defaults in the payment by the mortgagors of the principal of and interest on the mortgage loans are experienced and that the levels of one-month LIBOR and six-month LIBOR remain constant at 4.80% and 5.10%, respectively.

Since the rate of payments in reduction of the Class Note Balance of each class of offered notes will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Note Balance of each class could be reduced to zero significantly earlier or later than the related expected final scheduled payment date set forth above. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.

See “Prepayment and Yield Consequences—Modeling Assumptions” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Final Payment Dates

The final stated maturity date is the payment date in April 2036 for all classes of notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

•	the depositor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and the Trust Certificates —Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the 25th day of each month, regardless of the day on which the payment date actually occurs, commencing in April 2006,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•	scheduled payments are assumed to be received on the first day of each month commencing in April 2006, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in March 2006, and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on March 28, 2006,

•	the sum of the servicing fees and the indenture trustee fees will be 50.00 basis points per annum,

•	the levels of one-month LIBOR and six-month LIBOR remain constant at 4.80% and 5.10%, respectively,

•	no swap termination payments are paid or received by the issuing entity,

•	the Target Overcollateralization Amount is initially as specified and decreases according to the provisions set forth in this prospectus supplement,

•	the original Class Note Balances are as set forth on the cover of this prospectus supplement, and

•	the mortgage loans are assumed to have the following characteristics:

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest-Only Term (mo)	Remaining Amortization Term (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Original Prepayment Penalty Term (mo)	Prepayment Penalty Type *
ARM	150,591,751.07	6MonthLIBOR	7.945	480	N/A	478	358	6.119	22	6	1.500	1.500	14.945	7.945	24	C
ARM	109,554,055.07	6MonthLIBOR	8.226	480	N/A	478	358	6.189	22	6	1.500	1.500	15.226	8.226	N/A	N/A
ARM	24,682,681.42	6MonthLIBOR	7.822	480	N/A	478	358	5.457	22	6	1.500	1.500	14.822	7.822	12	C
ARM	962,752.76	6MonthLIBOR	8.379	480	N/A	479	359	5.907	23	6	1.500	1.500	15.379	8.379	24	H
ARM	8,903,888.14	6MonthLIBOR	8.162	479	N/A	477	358	6.509	22	6	1.500	1.500	15.162	8.162	36	G
ARM	13,930,787.04	6MonthLIBOR	7.935	479	N/A	477	358	4.933	22	6	1.500	1.500	14.935	7.935	6	C
ARM	322,863.27	6MonthLIBOR	9.053	480	N/A	478	358	7.553	34	6	1.500	1.500	16.053	9.053	60	F
ARM	1,843,266.24	6MonthLIBOR	7.956	480	N/A	478	358	5.699	22	6	1.500	1.500	14.956	7.956	30	C
ARM	19,460,659.13	6MonthLIBOR	8.019	480	N/A	478	358	5.942	22	6	1.500	1.500	15.019	8.019	36	C
ARM	9,866,116.44	6MonthLIBOR	7.887	480	N/A	478	358	5.826	22	6	1.500	1.500	14.887	7.887	60	C
ARM	23,832,030.83	6MonthLIBOR	7.499	480	N/A	478	358	5.923	22	6	1.500	1.500	14.499	7.499	12	H
ARM	7,055,582.20	6MonthLIBOR	8.294	480	N/A	478	358	6.738	22	6	1.500	1.500	15.294	8.294	60	F
ARM	3,933,737.91	6MonthLIBOR	8.525	480	N/A	478	358	6.950	22	6	1.500	1.500	15.525	8.525	36	F
ARM	5,204,424.18	6MonthLIBOR	7.632	480	N/A	477	357	6.074	21	6	1.500	1.500	14.632	7.632	24	A
ARM	5,228,934.52	6MonthLIBOR	7.665	480	N/A	477	357	6.013	21	6	1.500	1.500	14.665	7.665	12	G
ARM	1,789,744.24	6MonthLIBOR	7.929	480	N/A	478	358	6.496	58	6	1.500	1.500	14.929	7.929	36	C
ARM	3,145,552.19	6MonthLIBOR	7.911	480	N/A	478	358	6.411	22	6	1.500	1.500	14.911	7.911	36	E
ARM	8,582,585.43	6MonthLIBOR	8.178	480	N/A	478	358	6.605	22	6	1.500	1.500	15.178	8.178	24	G
ARM	2,478,227.64	6MonthLIBOR	8.086	480	N/A	478	358	6.657	22	6	1.500	1.500	15.086	8.086	24	F
ARM	7,023,757.47	6MonthLIBOR	8.716	480	N/A	478	358	6.821	34	6	1.500	1.500	15.716	8.716	36	C
ARM	863,695.10	6MonthLIBOR	8.032	480	N/A	478	358	5.752	22	6	1.500	1.500	15.032	8.032	60	G
ARM	787,100.55	6MonthLIBOR	8.416	480	N/A	477	357	7.173	57	6	1.500	1.500	15.416	8.416	N/A	N/A
ARM	195,877.13	6MonthLIBOR	7.699	480	N/A	478	358	3.300	58	6	1.500	1.500	14.699	7.699	12	C
ARM	3,486,904.39	6MonthLIBOR	8.029	480	N/A	478	358	5.935	58	6	1.500	1.500	15.029	8.029	60	C
ARM	308,947.61	6MonthLIBOR	7.986	480	N/A	478	358	6.486	58	6	1.500	1.500	14.986	7.986	60	G
ARM	2,826,222.03	6MonthLIBOR	7.710	480	N/A	477	357	4.838	21	6	1.500	1.500	14.710	7.710	18	C
ARM	3,809,117.52	6MonthLIBOR	7.528	480	N/A	477	357	6.028	21	6	1.500	1.500	14.528	7.528	36	A
ARM	724,348.51	6MonthLIBOR	7.100	480	N/A	479	359	5.600	23	6	1.500	1.500	14.100	7.100	24	I
ARM	284,330.83	6MonthLIBOR	9.722	480	N/A	479	359	8.222	35	6	1.500	1.500	16.722	9.722	36	J
ARM	443,495.96	6MonthLIBOR	8.608	480	N/A	478	358	6.483	22	6	1.500	1.500	15.608	8.608	30	G
ARM	756,790.33	6MonthLIBOR	8.849	480	N/A	478	358	6.448	34	6	1.500	1.500	15.849	8.849	N/A	N/A
ARM	536,410.18	6MonthLIBOR	7.410	480	N/A	478	358	5.910	22	6	1.500	1.500	14.410	7.410	12	A
ARM	259,153.07	6MonthLIBOR	8.343	480	N/A	477	357	7.207	33	6	1.500	1.500	15.343	8.343	36	G
ARM	318,662.85	6MonthLIBOR	7.299	480	N/A	477	357	5.799	21	6	1.500	1.500	14.299	7.299	30	A
ARM	189,951.19	6MonthLIBOR	8.375	480	N/A	479	359	7.375	5	6	1.000	1.000	14.375	8.375	24	C
ARM	1,068,824.26	6MonthLIBOR	7.705	480	N/A	478	358	5.954	22	6	1.500	1.500	14.705	7.705	42	C
ARM	656,879.68	6MonthLIBOR	7.569	480	N/A	477	357	6.069	21	6	1.500	1.500	14.569	7.569	24	E
ARM	174,167.75	6MonthLIBOR	8.990	480	N/A	478	358	7.490	58	6	1.500	1.500	15.990	8.990	60	F
ARM	67,889.26	6MonthLIBOR	9.999	480	N/A	479	359	6.990	35	6	1.500	1.500	16.999	9.999	36	F
ARM	575,897.96	6MonthLIBOR	9.625	480	N/A	479	359	6.625	23	6	1.500	1.500	16.625	9.625	18	H
ARM	289,282.77	6MonthLIBOR	8.490	480	N/A	477	357	6.990	21	6	1.500	1.500	15.490	8.490	12	E
ARM	380,524.88	6MonthLIBOR	8.547	480	N/A	478	358	7.047	22	6	1.500	1.500	15.547	8.547	42	E
ARM	231,728.44	6MonthLIBOR	8.490	480	N/A	479	359	6.990	23	6	1.500	1.500	15.490	8.490	12	F
ARM	142,887.58	6MonthLIBOR	6.899	480	N/A	478	358	5.399	4	6	1.000	1.000	12.899	6.899	60	C
ARM	595,985.79	6MonthLIBOR	8.625	480	N/A	478	358	7.125	22	6	1.500	1.500	15.625	8.625	6	G
ARM	411,320.93	6MonthLIBOR	6.750	480	N/A	476	356	5.250	32	6	1.500	1.500	13.750	6.750	12	H
ARM	81,878.24	6MonthLIBOR	8.259	480	N/A	479	359	6.759	59	6	1.500	1.500	15.259	8.259	36	G
ARM	353,198.61	6MonthLIBOR	7.859	480	N/A	479	359	5.103	23	6	1.500	1.500	14.859	7.859	48	C
ARM	299,621.01	6MonthLIBOR	7.250	479	N/A	476	357	5.750	21	6	1.500	1.500	14.250	7.250	30	F
ARM	124,910.97	6MonthLIBOR	7.250	480	N/A	478	358	5.750	58	6	1.500	1.500	14.250	7.250	12	H
ARM	6,070,774.16	6MonthLIBOR	7.934	360	N/A	358	358	4.874	22	6	1.500	1.500	14.934	7.934	6	C
ARM	8,370,393.49	6MonthLIBOR	7.613	360	60	358	358	5.152	22	6	1.500	1.500	14.613	7.613	12	C
ARM	6,465,415.76	6MonthLIBOR	8.171	360	N/A	358	358	5.526	22	6	1.500	1.500	15.171	8.171	12	C
ARM	57,404,560.66	6MonthLIBOR	7.283	360	60	358	358	5.492	22	6	1.500	1.500	14.283	7.283	24	C

Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Remaining Amortization Term (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Original Prepayment Penalty Term (mo)	Prepayment Penalty Type *
ARM	41,718,076.18	6MonthLIBOR	8.664	360	N/A	358	358	6.657	22	6	1.500	1.500	15.664	8.664	24	C
ARM	45,907,714.17	6MonthLIBOR	8.279	360	N/A	358	358	6.272	22	6	1.488	1.488	15.279	8.279	N/A	N/A
ARM	2,791,648.86	6MonthLIBOR	8.592	360	N/A	358	358	6.888	22	6	1.500	1.500	15.592	8.592	60	F
ARM	940,040.05	6MonthLIBOR	7.445	360	N/A	356	356	5.945	20	6	1.500	1.500	14.445	7.445	24	A
ARM	5,796,040.08	6MonthLIBOR	7.791	360	60	358	358	5.002	22	6	1.500	1.500	14.791	7.791	6	C
ARM	4,389,749.69	6MonthLIBOR	8.608	360	N/A	358	358	6.750	22	6	1.500	1.500	15.608	8.608	60	C
ARM	406,410.76	6MonthLIBOR	9.265	360	N/A	358	358	7.616	34	6	1.500	1.500	16.265	9.265	36	G
ARM	17,965,810.75	6MonthLIBOR	7.534	360	60	358	358	5.805	22	6	1.494	1.494	14.534	7.534	N/A	N/A
ARM	1,328,902.68	6MonthLIBOR	8.331	360	N/A	358	358	6.718	34	6	1.500	1.500	15.331	8.331	N/A	N/A
ARM	1,974,885.38	6MonthLIBOR	9.212	360	N/A	358	358	7.602	22	6	1.500	1.500	16.212	9.212	36	F
ARM	2,317,610.46	6MonthLIBOR	6.636	360	60	358	358	4.533	22	6	1.500	1.500	13.636	6.636	60	C
ARM	7,329,224.59	6MonthLIBOR	7.050	360	60	358	358	4.681	22	6	1.500	1.500	14.050	7.050	12	H
ARM	8,055,160.00	6MonthLIBOR	7.143	360	60	358	358	4.729	22	6	1.813	1.813	14.073	7.039	36	C
ARM	876,242.83	6MonthLIBOR	7.994	360	N/A	358	358	4.927	58	6	1.500	1.500	14.994	7.994	N/A	N/A
ARM	9,154,992.72	6MonthLIBOR	8.778	360	N/A	358	358	6.879	34	6	1.500	1.500	15.778	8.778	36	C
ARM	357,367.98	6MonthLIBOR	8.090	360	N/A	358	358	5.857	22	6	1.500	1.500	15.090	8.090	36	E
ARM	1,360,190.30	6MonthLIBOR	8.591	360	N/A	359	359	6.180	59	6	1.500	1.500	15.591	8.591	60	C
ARM	5,184,391.03	6MonthLIBOR	8.733	360	N/A	358	358	6.863	22	6	1.500	1.500	15.733	8.733	24	G
ARM	1,184,000.00	6MonthLIBOR	6.942	360	60	357	357	5.442	21	6	1.500	1.500	13.942	6.942	24	A
ARM	1,112,604.39	6MonthLIBOR	8.232	360	N/A	358	358	6.400	22	6	1.500	1.500	15.232	8.232	12	G
ARM	1,005,200.00	6MonthLIBOR	7.331	360	60	357	357	5.831	21	6	1.500	1.500	14.331	7.331	36	A
ARM	2,619,792.37	6MonthLIBOR	8.305	360	N/A	358	358	5.672	22	6	1.500	1.500	15.305	8.305	36	C
ARM	315,000.00	6MonthLIBOR	7.336	360	60	358	358	4.611	58	6	1.500	1.500	14.336	7.336	60	C
ARM	3,939,362.19	6MonthLIBOR	7.625	360	N/A	357	357	5.737	21	6	1.500	1.500	14.625	7.625	12	H
ARM	376,742.40	6MonthLIBOR	9.670	360	N/A	359	359	8.087	35	6	1.500	1.500	16.670	9.670	36	F
ARM	1,149,197.24	6MonthLIBOR	8.788	360	N/A	358	358	6.806	34	6	1.500	1.500	15.788	8.788	36	H
ARM	151,743.85	6MonthLIBOR	6.875	360	N/A	358	358	2.250	58	6	6.000	6.000	12.875	2.250	12	H
ARM	137,341.63	6MonthLIBOR	8.375	360	N/A	357	357	6.875	33	6	1.500	1.500	15.375	8.375	60	K
ARM	1,752,996.22	6MonthLIBOR	7.583	360	60	358	358	6.083	34	6	1.500	1.500	14.583	7.583	36	C
ARM	1,930,519.37	6MonthLIBOR	9.454	360	N/A	358	358	7.789	22	6	1.500	1.500	16.454	9.454	24	H
ARM	353,102.86	6MonthLIBOR	8.518	360	N/A	359	359	7.018	59	6	1.500	1.500	15.518	8.518	60	H
ARM	1,284,548.00	6MonthLIBOR	7.287	360	60	359	359	5.542	23	6	1.500	1.500	14.287	7.287	18	C
ARM	399,200.00	6MonthLIBOR	7.750	360	60	359	359	6.250	59	6	1.500	1.500	14.750	7.750	6	C
ARM	1,013,000.58	6MonthLIBOR	8.259	360	N/A	358	358	5.600	22	6	1.500	1.500	15.259	8.259	30	C
ARM	574,488.06	6MonthLIBOR	9.201	360	N/A	359	359	7.142	23	6	1.500	1.500	16.201	9.201	60	G
ARM	568,093.31	6MonthLIBOR	7.369	360	N/A	358	358	5.869	58	6	1.500	1.500	14.369	7.369	36	C
ARM	1,045,620.20	6MonthLIBOR	7.213	360	N/A	357	357	5.283	21	6	1.500	1.500	14.213	7.213	36	A
ARM	180,701.97	6MonthLIBOR	9.051	360	N/A	359	359	6.259	23	6	1.500	1.500	16.051	9.051	24	I
ARM	660,720.00	6MonthLIBOR	6.997	360	60	358	358	5.006	22	6	1.500	1.500	13.997	6.997	24	G
ARM	265,386.87	6MonthLIBOR	8.119	360	N/A	359	359	6.619	23	6	1.500	1.500	15.119	8.119	60	H
ARM	164,618.99	6MonthLIBOR	9.500	360	N/A	359	359	6.000	23	6	1.500	1.500	16.500	9.500	30	G
ARM	872,426.52	6MonthLIBOR	7.308	360	60	358	358	4.725	22	6	1.500	1.500	14.308	7.308	30	C
ARM	421,594.43	6MonthLIBOR	9.593	360	N/A	359	359	6.398	23	6	1.500	1.500	16.593	9.593	24	E
ARM	125,758.84	6MonthLIBOR	6.999	360	N/A	354	354	5.499	54	6	1.500	1.500	13.999	6.999	60	F
ARM	796,000.00	6MonthLIBOR	6.455	360	60	357	357	4.955	57	6	1.500	1.500	13.455	6.455	36	C
ARM	1,189,400.00	6MonthLIBOR	7.324	360	60	358	358	5.824	22	6	1.500	1.500	14.324	7.324	60	F
ARM	440,792.48	6MonthLIBOR	9.716	360	N/A	359	359	7.444	35	6	1.500	1.500	16.716	9.716	24	C
ARM	265,900.00	6MonthLIBOR	7.700	360	60	358	358	4.200	58	6	1.500	1.500	14.700	7.700	12	H
ARM	231,000.00	6MonthLIBOR	8.750	360	60	358	358	7.250	22	6	1.500	1.500	15.750	8.750	36	F
ARM	146,000.00	6MonthLIBOR	6.100	360	60	359	359	4.600	35	6	1.500	1.500	13.100	6.100	N/A	N/A
ARM	228,000.00	6MonthLIBOR	6.990	360	60	357	357	5.490	21	6	1.500	1.500	13.990	6.990	12	A
ARM	606,503.45	6MonthLIBOR	7.093	360	N/A	357	357	3.381	21	6	1.500	1.500	14.093	7.093	18	C
ARM	123,200.00	6MonthLIBOR	7.999	360	60	358	358	6.499	34	6	1.500	1.500	14.999	7.999	12	C
ARM	181,600.00	6MonthLIBOR	7.499	360	60	357	357	5.999	21	6	1.500	1.500	14.499	7.499	36	E
ARM	216,000.00	6MonthLIBOR	7.990	360	60	358	358	6.490	58	6	1.500	1.500	14.990	7.990	60	F
ARM	719,000.00	6MonthLIBOR	7.375	360	60	358	358	5.875	34	6	1.500	1.500	14.375	7.375	36	F
ARM	440,000.00	6MonthLIBOR	7.499	360	60	359	359	5.999	23	6	1.500	1.500	14.499	7.499	30	A
ARM	262,645.81	6MonthLIBOR	7.999	360	N/A	358	358	6.499	34	6	1.500	1.500	14.999	7.999	36	B

Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Remaining Amortization Term (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Original Prepayment Penalty Term (mo)	Prepayment Penalty Type *
ARM	1,546,039.75	6MonthLIBOR	7.212	360	N/A	357	357	5.737	21	6	1.500	1.500	14.212	7.212	24	F
ARM	143,704.75	6MonthLIBOR	7.999	359	N/A	357	357	6.499	34	6	1.500	1.500	14.999	7.999	60	C
ARM	340,000.00	6MonthLIBOR	8.175	360	60	359	359	5.125	23	6	1.500	1.500	15.175	8.175	24	E
ARM	157,396.45	6MonthLIBOR	8.100	360	N/A	359	359	6.600	35	6	1.500	1.500	15.100	8.100	30	F
ARM	182,893.32	6MonthLIBOR	7.250	360	N/A	358	358	5.750	58	6	1.500	1.500	14.250	7.250	6	C
ARM	162,670.13	6MonthLIBOR	9.250	359	N/A	357	357	8.250	22	6	1.500	1.500	16.250	9.250	30	F
ARM	296,000.00	6MonthLIBOR	7.750	360	60	356	356	6.250	20	6	1.500	1.500	14.750	7.750	60	G
ARM	204,108.58	6MonthLIBOR	9.750	360	N/A	358	358	8.250	22	6	1.500	1.500	16.750	9.750	6	F
ARM	87,249.23	6MonthLIBOR	8.699	360	N/A	359	359	7.199	23	6	1.500	1.500	15.699	8.699	36	H
ARM	152,681.26	6MonthLIBOR	5.775	360	N/A	358	358	2.275	4	6	1.000	1.000	11.775	5.775	60	C
ARM	118,529.98	6MonthLIBOR	9.799	360	N/A	358	358	8.299	22	6	1.500	1.500	16.799	9.799	48	C
ARM	168,098.90	6MonthLIBOR	6.450	360	60	356	356	3.500	56	6	1.500	1.500	13.450	6.450	18	C
ARM	184,669.09	6MonthLIBOR	8.750	360	60	357	357	7.250	21	6	1.500	1.500	15.750	8.750	12	G
FRM	49,363,085.66	N/A	7.130	479	N/A	477	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	22,242,800.75	N/A	7.268	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	201,193.36	N/A	11.714	359	N/A	357	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	H
FRM	1,623,655.62	N/A	11.026	359	N/A	356	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	108,345.99	N/A	10.498	356	N/A	352	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	H
FRM	1,330,828.56	N/A	10.991	360	N/A	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	356,990.70	N/A	10.569	359	N/A	357	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	5,856,859.81	N/A	7.322	480	N/A	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	H
FRM	1,893,124.63	N/A	6.790	480	N/A	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	A
FRM	320,874.08	N/A	11.587	360	N/A	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	G
FRM	1,703,367.83	N/A	7.699	479	N/A	476	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	F
FRM	1,688,121.72	N/A	6.894	479	N/A	477	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	C
FRM	4,589,590.77	N/A	7.785	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	569,626.65	N/A	8.333	480	N/A	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42	E
FRM	499,470.65	N/A	11.220	360	N/A	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	4,212,678.48	N/A	7.667	480	N/A	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	255,715.81	N/A	7.125	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	48	C
FRM	22,385.61	N/A	11.499	360	N/A	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	F
FRM	201,824.73	N/A	7.990	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	F
FRM	965,080.17	N/A	8.010	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	F
FRM	299,220.14	N/A	5.875	479	N/A	475	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	G
FRM	738,267.90	N/A	7.254	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	C
FRM	99,689.97	N/A	10.990	355	N/A	352	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	G
FRM	194,085.21	N/A	11.572	359	N/A	356	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	G
FRM	1,613,202.95	N/A	7.950	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	232,790.24	N/A	6.410	480	N/A	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	48	G
FRM	249,383.99	N/A	7.999	480	N/A	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	G
FRM	33,983.45	N/A	12.750	360	N/A	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	C
FRM	167,559.86	N/A	6.250	359	N/A	357	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	531,082.89	N/A	7.675	480	N/A	479	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	H
FRM	40,755.86	N/A	10.990	360	N/A	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	C
FRM	30,947.47	N/A	8.875	360	N/A	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	D
FRM	415,560.94	N/A	8.990	480	N/A	479	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42	C
FRM	196,901.05	N/A	5.999	480	N/A	479	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6	G
FRM	115,349.32	N/A	10.875	360	N/A	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	1,074,777.41	N/A	6.924	300	N/A	298	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	72,214,323.99	N/A	7.303	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	3,093,557.79	N/A	7.640	240	N/A	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	34,931,556.30	N/A	7.157	359	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	29,069,459.91	N/A	7.928	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	7,279,886.74	N/A	6.710	360	60	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	1,814,970.70	N/A	7.701	179	N/A	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	3,320,582.74	N/A	7.388	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	1,189,403.90	N/A	7.463	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	C
FRM	178,301.05	N/A	7.100	180	N/A	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30	G

Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Remaining Amortization Term (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Original Prepayment Penalty Term (mo)	Prepayment Penalty Type *
FRM	765,624.60	N/A	7.147	180	N/A	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	2,299,980.88	N/A	8.438	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	F
FRM	3,291,242.85	N/A	7.190	360	N/A	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	H
FRM	3,628,329.05	N/A	7.278	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	A
FRM	750,949.73	N/A	6.825	360	60	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	A
FRM	500,154.10	N/A	8.689	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	A
FRM	1,968,550.00	N/A	6.495	360	60	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	H
FRM	3,207,099.14	N/A	6.977	240	N/A	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	388,196.05	N/A	7.201	120	N/A	118	118	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	6,819,777.31	N/A	7.605	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	5,775,396.73	N/A	7.607	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	F
FRM	691,245.81	N/A	7.326	357	N/A	354	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	C
FRM	3,177,081.82	N/A	7.474	180	N/A	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	C
FRM	207,556.73	N/A	7.750	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	F
FRM	634,500.00	N/A	6.990	360	60	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	C
FRM	106,620.99	N/A	8.800	180	N/A	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	569,330.80	N/A	7.189	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	J
FRM	957,857.86	N/A	6.948	240	N/A	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	348,500.00	N/A	6.700	360	60	359	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	196,361.75	N/A	7.861	300	N/A	298	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	417,562.66	N/A	8.698	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	K
FRM	402,322.50	N/A	7.892	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	48	C
FRM	85,131.08	N/A	10.758	240	N/A	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	420,000.00	N/A	7.600	360	60	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	177,150.86	N/A	6.799	240	N/A	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	C
FRM	2,167,546.47	N/A	6.644	360	60	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	599,852.21	N/A	6.573	360	N/A	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	G
FRM	1,559,346.55	N/A	8.894	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	H
FRM	435,112.27	N/A	6.547	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42	E
FRM	98,830.36	N/A	8.799	119	N/A	116	116	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	584,704.80	N/A	7.237	360	N/A	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30	C
FRM	187,200.00	N/A	6.990	360	60	359	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	646,426.17	N/A	7.908	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	G
FRM	101,607.18	N/A	6.999	240	N/A	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	F
FRM	124,206.95	N/A	6.644	118	N/A	116	116	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	74,870.49	N/A	6.750	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	E
FRM	238,733.03	N/A	8.911	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	G
FRM	500,000.00	N/A	5.750	360	60	359	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	H
FRM	49,714.71	N/A	7.125	240	N/A	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	86,224.11	N/A	6.875	180	N/A	179	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	A
FRM	457,290.97	N/A	7.961	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6	C
FRM	196,066.58	N/A	8.003	180	N/A	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	G
FRM	198,356.32	N/A	7.625	360	N/A	359	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42	C
FRM	94,485.77	N/A	8.175	120	N/A	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	C
FRM	493,446.84	N/A	7.405	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30	F
FRM	348,753.78	N/A	6.599	237	N/A	234	234	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12	H
FRM	120,225.27	N/A	6.875	239	N/A	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30	C
FRM	139,739.30	N/A	7.250	240	N/A	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	A
FRM	132,000.00	N/A	7.125	360	60	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	F
FRM	139,769.81	N/A	7.000	360	N/A	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	H
FRM	59,505.66	N/A	9.850	180	N/A	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	F

*	Prepayment Penalty Types

A	The prepayment penalty is 1.33 times the monthly gross interest rate on the unscheduled principal amount.

B	The prepayment penalty is 3 times the monthly gross interest rate on the unscheduled principal amount.

C	The prepayment penalty is 4.8 times the monthly gross interest rate on the unscheduled principal amount.

D	The prepayment penalty is 6 times the monthly gross interest rate on the unscheduled principal amount.

E	The prepayment penalty is the lesser of 2 times the monthly gross interest rate on the unscheduled principal amount and 2% multiplied by the unscheduled principal amount.

F	The prepayment penalty is 1% multiplied by the unscheduled principal amount.

G	The prepayment penalty is 2% multiplied by the unscheduled principal amount.

H	The prepayment penalty is 5% multiplied by the unscheduled principal amount.

I	The prepayment penalty is 5% multiplied by the unscheduled principal amount for the first year and 4% multiplied by the unscheduled principal amount for the second year.

J	The prepayment penalty is 5% multiplied by the unscheduled principal amount for the first year, 4% multiplied by the unscheduled principal amount for the second year and 3% multiplied by the unscheduled principal amount for the third year.

K	The prepayment penalty is 5% multiplied by the unscheduled principal amount for the first year, 4% multiplied by the unscheduled principal amount for the second year, 3% multiplied by the unscheduled principal amount for the third year, 2% multiplied by the unscheduled principal amount for the fourth year and 1% multiplied by the unscheduled principal amount for the fifth year.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption for fixed-rate mortgage loans assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.4545% (precisely 16%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. The Prepayment Assumption for adjustable-rate mortgage loans assumes a constant prepayment rate or “CPR” of 2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately 2.5455% (precisely 28%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter until the twenty-third month, a constant prepayment rate of 30% per annum each month is assumed, beginning in the twenty-third month and in each month thereafter until the twenty-eighth month, a constant prepayment rate of 50% per annum is assumed and beginning in the twenty-eighth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 35% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

The mortgage loans prepay in the indicated percentages of the Prepayment Assumption:

Percentage of Initial Class A-1 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	95	60	48	36	24
March 2008	94	9	0	0	0
March 2009	92	0	0	0	0
March 2010	91	0	0	0	0
March 2011	90	0	0	0	0
March 2012	88	0	0	0	0
March 2013	86	0	0	0	0
March 2014	84	0	0	0	0
March 2015	82	0	0	0	0
March 2016	79	0	0	0	0
March 2017	76	0	0	0	0
March 2018	73	0	0	0	0
March 2019	70	0	0	0	0
March 2020	66	0	0	0	0
March 2021	61	0	0	0	0
March 2022	57	0	0	0	0
March 2023	52	0	0	0	0
March 2024	47	0	0	0	0
March 2025	42	0	0	0	0
March 2026	36	0	0	0	0
March 2027	29	0	0	0	0
March 2028	22	0	0	0	0
March 2029	14	0	0	0	0
March 2030	5	0	0	0	0
March 2031	0	0	0	0	0
March 2032	0	0	0	0	0
March 2033	0	0	0	0	0
March 2034	0	0	0	0	0
March 2035	0	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	15.84	1.23	1.00	0.85	0.74

Weighted Average Life to Call (years)(1)	15.84	1.23	1.00	0.85	0.74

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-2 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	41	0	0
March 2009	100	0	0	0	0
March 2010	100	0	0	0	0
March 2011	100	0	0	0	0
March 2012	100	0	0	0	0
March 2013	100	0	0	0	0
March 2014	100	0	0	0	0
March 2015	100	0	0	0	0
March 2016	100	0	0	0	0
March 2017	100	0	0	0	0
March 2018	100	0	0	0	0
March 2019	100	0	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	85	0	0	0	0
March 2032	46	0	0	0	0
March 2033	4	0	0	0	0
March 2034	0	0	0	0	0
March 2035	0	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	25.92	2.59	2.00	1.74	1.50

Weighted Average Life to Call (years)(1)	25.92	2.59	2.00	1.74	1.50

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-3 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	78	39
March 2009	100	98	47	4	0
March 2010	100	67	34	4	0
March 2011	100	42	12	0	0
March 2012	100	24	0	0	0
March 2013	100	9	0	0	0
March 2014	100	0	0	0	0
March 2015	100	0	0	0	0
March 2016	100	0	0	0	0
March 2017	100	0	0	0	0
March 2018	100	0	0	0	0
March 2019	100	0	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	87	0	0	0	0
March 2035	70	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.25	4.92	3.50	2.43	2.00

Weighted Average Life to Call (years)(1)	29.25	4.92	3.50	2.43	2.00

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-4 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	29
March 2010	100	100	100	100	29
March 2011	100	100	100	79	29
March 2012	100	100	91	53	29
March 2013	100	100	66	36	20
March 2014	100	95	49	25	13
March 2015	100	75	36	18	8
March 2016	100	59	27	12	4
March 2017	100	47	20	8	1
March 2018	100	37	15	5	0
March 2019	100	30	11	2	0
March 2020	100	24	8	0	0
March 2021	100	19	5	0	0
March 2022	100	15	2	0	0
March 2023	100	12	1	0	0
March 2024	100	9	0	0	0
March 2025	100	6	0	0	0
March 2026	100	4	0	0	0
March 2027	100	2	0	0	0
March 2028	100	1	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	100	0	0	0	0
March 2035	100	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.82	11.87	8.85	6.93	4.31

Weighted Average Life to Call (years)(1)	29.82	9.14	6.72	5.25	3.21

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-1 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	72	100
March 2011	100	60	38	24	77
March 2012	100	47	28	16	14
March 2013	100	37	20	11	6
March 2014	100	29	15	8	4
March 2015	100	23	11	5	0
March 2016	100	18	8	4	0
March 2017	100	14	6	0	0
March 2018	100	11	5	0	0
March 2019	100	9	3	0	0
March 2020	100	7	0	0	0
March 2021	100	6	0	0	0
March 2022	100	4	0	0	0
March 2023	100	4	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.95	5.40	4.90	5.58

Weighted Average Life to Call (years)(1)	29.42	6.19	4.81	4.43	4.33

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-2 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	100
March 2011	100	60	38	24	15
March 2012	100	47	28	16	9
March 2013	100	37	20	11	6
March 2014	100	29	15	8	2
March 2015	100	23	11	5	0
March 2016	100	18	8	1	0
March 2017	100	14	6	0	0
March 2018	100	11	5	0	0
March 2019	100	9	0	0	0
March 2020	100	7	0	0	0
March 2021	100	6	0	0	0
March 2022	100	4	0	0	0
March 2023	100	*	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.92	5.33	4.69	4.78

Weighted Average Life to Call (years)(1)	29.42	6.19	4.76	4.24	4.30

*	Greater than 0% but less than 0.5%.

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-3 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	50
March 2011	100	60	38	24	15
March 2012	100	47	28	16	9
March 2013	100	37	20	11	6
March 2014	100	29	15	8	0
March 2015	100	23	11	5	0
March 2016	100	18	8	0	0
March 2017	100	14	6	0	0
March 2018	100	11	1	0	0
March 2019	100	9	0	0	0
March 2020	100	7	0	0	0
March 2021	100	6	0	0	0
March 2022	100	1	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.88	5.27	4.55	4.42

Weighted Average Life to Call (years)(1)	29.42	6.19	4.74	4.13	4.07

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-4 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	15
March 2012	100	47	28	16	9
March 2013	100	37	20	11	5
March 2014	100	29	15	8	0
March 2015	100	23	11	1	0
March 2016	100	18	8	0	0
March 2017	100	14	5	0	0
March 2018	100	11	0	0	0
March 2019	100	9	0	0	0
March 2020	100	7	0	0	0
March 2021	100	2	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.84	5.22	4.46	4.22

Weighted Average Life to Call (years)(1)	29.42	6.19	4.72	4.07	3.89

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-5 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	15
March 2012	100	47	28	16	9
March 2013	100	37	20	11	0
March 2014	100	29	15	7	0
March 2015	100	23	11	0	0
March 2016	100	18	8	0	0
March 2017	100	14	0	0	0
March 2018	100	11	0	0	0
March 2019	100	9	0	0	0
March 2020	100	5	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.79	5.17	4.38	4.06

Weighted Average Life to Call (years)(1)	29.42	6.19	4.71	4.02	3.77

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-6 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	15
March 2012	100	47	28	16	8
March 2013	100	37	20	11	0
March 2014	100	29	15	0	0
March 2015	100	23	11	0	0
March 2016	100	18	2	0	0
March 2017	100	14	0	0	0
March 2018	100	11	0	0	0
March 2019	100	7	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.72	5.10	4.30	3.94

Weighted Average Life to Call (years)(1)	29.42	6.19	4.70	3.98	3.68

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-7 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	15
March 2012	100	47	28	16	0
March 2013	100	37	20	7	0
March 2014	100	29	15	0	0
March 2015	100	23	7	0	0
March 2016	100	18	0	0	0
March 2017	100	14	0	0	0
March 2018	100	8	0	0	0
March 2019	100	0	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.62	5.03	4.22	3.82

Weighted Average Life to Call (years)(1)	29.42	6.19	4.70	3.97	3.61

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-8 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	11
March 2012	100	47	28	16	0
March 2013	100	37	20	0	0
March 2014	100	29	11	0	0
March 2015	100	23	0	0	0
March 2016	100	18	0	0	0
March 2017	100	9	0	0	0
March 2018	100	0	0	0	0
March 2019	100	0	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.49	4.90	4.10	3.70

Weighted Average Life to Call (years)(1)	29.42	6.19	4.68	3.93	3.56

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-9 Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	Percentage of Prepayment Assumption
Date	00.00%	75.00%	100.00%	125.00%	150.00%
Initial %	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	77	54	36	24
March 2011	100	60	38	24	0
March 2012	100	47	28	0	0
March 2013	100	37	12	0	0
March 2014	100	29	0	0	0
March 2015	100	20	0	0	0
March 2016	100	6	0	0	0
March 2017	100	0	0	0	0
March 2018	100	0	0	0	0
March 2019	100	0	0	0	0
March 2020	100	0	0	0	0
March 2021	100	0	0	0	0
March 2022	100	0	0	0	0
March 2023	100	0	0	0	0
March 2024	100	0	0	0	0
March 2025	100	0	0	0	0
March 2026	100	0	0	0	0
March 2027	100	0	0	0	0
March 2028	100	0	0	0	0
March 2029	100	0	0	0	0
March 2030	100	0	0	0	0
March 2031	100	0	0	0	0
March 2032	100	0	0	0	0
March 2033	100	0	0	0	0
March 2034	90	0	0	0	0
March 2035	79	0	0	0	0
March 2036	0	0	0	0	0

Weighted Average Life to Maturity (years)	29.42	6.25	4.72	3.95	3.54

Weighted Average Life to Call (years)(1)	29.42	6.17	4.66	3.91	3.50

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

None of the issuing entity, the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable interest rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor, the depositor and the issuing entity agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, will deliver its opinion to the effect that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuing entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuing entity will be treated as a qualified REIT subsidiary so long as the issuing entity is wholly owned by either another qualified REIT subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

The current Parent REIT, the depositor, made an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the depositor has been organized in conformity with the requirements for REIT qualification and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuing entity, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuing entity not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuing entity, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. It is not anticipated that the notes will be issued with OID within the meaning of Section 1273(a) of the Code. The issuing entity intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibilities that the issuing entity will defer certain payments of interest or the issuing entity will not pay currently the related Basis Risk Carry-Forward Amount because the issuing entity believes such possibilities are remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuing entity’s belief, there is more than a remote likelihood that the issuing entity will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 100% of the Prepayment Assumption for the Mortgage Loans. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuing entity, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuing entity, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

Legal Investment

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Plan of Distribution

Subject to the terms and conditions of the underwriting agreement, dated March 20, 2006, among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase the classes of notes listed below from the depositor. The depositor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-1 Notes	Class A-2 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$263,484,000	$73,144,500
Credit Suisse Securities (USA) LLC	47,292,000	13,128,500
Goldman, Sachs & Co.	47,292,000	13,128,500
Lehman Brothers Inc.	47,292,000	13,128,500

Total	$405,360,000	$112,530,000

	Class A-3 Notes	Class A-4 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$148,304,000	$64,745,850
Credit Suisse Securities (USA) LLC	26,618,666	11,621,050
Goldman, Sachs & Co.	26,618,667	11,621,050
Lehman Brothers Inc.	26,618,667	11,621,050

Total	$228,160,000	$99,609,000

	Class M-1 Notes	Class M-2 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$19,899,100	$18,594,550
Credit Suisse Securities (USA) LLC	3,571,634	3,337,483
Goldman, Sachs & Co.	3,571,633	3,337,484
Lehman Brothers Inc.	3,571,633	3,337,483

Total	$30,614,000	$28,607,000

	Class M-3 Notes	Class M-4 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$11,417,900	$10,765,300
Credit Suisse Securities (USA) LLC	2,049,367	1,932,233
Goldman, Sachs & Co.	2,049,366	1,932,233
Lehman Brothers Inc.	2,049,367	1,932,234

Total	$17,566,000	$16,562,000

	Class M-5 Notes	Class M-6 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$9,786,400	$7,829,250
Credit Suisse Securities (USA) LLC	1,756,533	1,405,250
Goldman, Sachs & Co.	1,756,534	1,405,250
Lehman Brothers Inc.	1,756,533	1,405,250

Total	$15,056,000	$12,045,000

	Class M-7 Notes	Class M-8 Notes
Underwriter	Principal Amount	Principal Amount
Morgan Stanley & Co.	$7,176,650	$6,850,350
Credit Suisse Securities (USA) LLC	1,288,117	1,229,550
Goldman, Sachs & Co.	1,288,116	1,229,550
Lehman Brothers Inc.	1,288,117	1,229,550

Total	$11,041,000	$10,539,000

	Class M-9 Notes
Underwriter	Principal Amount
Morgan Stanley & Co.	$6,524,700
Credit Suisse Securities (USA) LLC	1,171,100
Goldman, Sachs & Co.	1,171,100
Lehman Brothers Inc.	1,171,100

Total	$10,038,000

The sponsor has been advised by the underwriters that they propose initially to offer the notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of notes. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

Class	Selling Concession	Reallowance Discount
A-1	0.126%	0.063%
A-2	0.126%	0.063%
A-3	0.126%	0.063%
A-4	0.126%	0.063%
M-1	0.126%	0.063%
M-2	0.126%	0.063%
M-3	0.126%	0.063%
M-4	0.126%	0.063%
M-5	0.126%	0.063%
M-6	0.126%	0.063%
M-7	0.126%	0.063%
M-8	0.126%	0.063%
M-9	0.126%	0.063%

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the sponsor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the sponsor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to each underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The notes will be offered in Europe and the United States of America.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the sponsor and a portion of the proceeds received from the sale of the notes will be used by the sponsor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to the mortgage loans. From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of Accredited. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay such financing.

The following is the underwriting discount in connection with the offer of the Notes:

Class	Underwriting Discount	Total
A-1	0.210000%	$85,125,600
A-2	0.210000%	$23,631,300
A-3	0.210000%	$47,913,600
A-4	0.210000%	$20,917,890
M-1	0.210000%	$6,428,940
M-2	0.210000%	$6,007,470
M-3	0.210000%	$3,688,680
M-4	0.210000%	$3,478,020
M-5	0.210000%	$3,161,760
M-6	0.210000%	$2,529,450
M-7	0.210000%	$2,318,610
M-8	0.210000%	$2,213,190
M-9	0.210000%	$2,107,980

Expenses incurred by the sponsor in connection with this offering are expected to be approximately $800,000.

For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

Additional Information

Accredited Home Lenders, Inc. and Accredited Mortgage Loan REIT Trust have filed with the Securities and Exchange Commission a registration statement (Registration Nos. 333-124435 and 333-124435-01) under the Act, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

Accredited Mortgage Loan Trust 2006-1’s annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission. These reports will be made available at http://investors.accredhome.com/phoenix.zhtml?c=132116&p=irol-assetRelated as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the servicer, the depositor and as to certain tax matters for the issuing entity by Dewey Ballantine LLP, New York, New York, and for the underwriters by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the original issuance of the notes that they will receive ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and by Dominion Bond Rating Service, as set forth below.

Class	Ratings (S&P/Moody’s/DBRS)
A	AAA/Aaa/AAA
M-1	AA+/Aa1/AA (high)
M-2	AA/Aa2/AA
M-3	AA-/Aa3/AA (low)
M-4	A+/A1/A (high)
M-5	A/A2/A
M-6	A-/A3/A (low)
M-7	BBB+/Baa1/BBB (high)
M-8	BBB/Baa2/BBB
M-9	BBB-/Baa3/BBB (low)

Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and from Dominion Bond Rating Service, 55 Broadway, Suite 1502, New York, New York 10006. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Basis Risk Carry-Forward Amounts. We have been informed by the rating agencies that the ratings assigned to the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding, but we cannot assure you that a rating agency will not discontinue monitoring the ratings assigned to the notes.

Glossary

The following terms have the meanings given below when used herein.

Accrued Note Interest means, with respect to any payment date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Interest Rate, as reduced by such class’ share of any net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Available Funds means, for any payment date, the sum of the following amounts: (i) the Servicer Remittance Amount (except for prepayment penalties), (ii) the proceeds from repurchases of mortgage loans, (iii) any net swap payment received from the swap provider and (iv) all proceeds received with respect to any optional clean-up call.

Available Funds Cap means, for any payment date and any class of notes, a per annum rate equal to, the quotient of (i) the product of (a) the aggregate Distributable Interest Amount for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal received or advanced on the Mortgage Loans on such day).

Basic Principal Distribution Amount means, with respect to any payment date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Basis Risk Carry Forward Amount means, with respect to any payment date and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such class of notes at a rate equal to the Available Funds Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior payment dates and (iii) interest on the amount in clause (ii) at such Notes’ applicable Interest Rate (without regard to the Available Funds Cap).

Class A Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the aggregate Class Note Balance of the Class A Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 65.50% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-1 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 71.60% (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), and (C) the Class Note Balance of the Class M-2 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 77.30% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-3 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), and (D) the Class Note Balance of the Class M-3 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 80.80% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-4 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), and (E) the Class Note Balance of the Class M-4 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 84.10% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-5 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), and (F) the Class Note Balance of the Class M-5 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 87.10% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-6 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), and (G) the Class Note Balance of the Class M-6 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 89.50% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-7 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), and (H) the Class Note Balance of the Class M-7 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 91.70% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-8 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal

Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), and (I) the Class Note Balance of the Class M-8 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 93.80% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-9 Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), (I) the Class Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Distribution Amount on such payment date), and (J) the Class Note Balance of the Class M-9 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately 95.80% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class Note Balance means the original note principal balance of any class of Notes as listed on the table on the front cover of this prospectus supplement, minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Credit Enhancement Percentage means for any class of notes on any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the class or classes subordinate thereto (including any overcollateralization and taking into account distributions of the Principal Distribution Amount for such payment date) by (y) the Pool Balance as of the last day of the related Due Period.

Cut-off Date means the close of business on March 1, 2006.

Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Debt Service Reduction is, with respect to any mortgage loan, a reduction in the scheduled monthly payment on the related mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment is any termination payment required to be made by the issuing entity to the swap provider pursuant to the interest rate swap agreement as a result of an “Event of Default” with respect to which the swap provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the interest rate swap agreement) with respect to which the swap provider is the sole “Affected Party” or a “Swap Disclosure Event” (as defined in the interest rate swap agreement) with respect to which the swap provider is the sole “Affected Party.”

Deferred Interest means for any class of Class M Notes and any payment date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Interest Rate applicable to such class.

Deficient Valuation is, with respect to any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Delinquency Advance means advances made by the servicer on each Servicer Remittance Date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Delinquency Rate for any Due Period means, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (calculated on a contractual basis, and including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

Distributable Interest Amount means, with respect to any payment date, the Interest Remittance Amount plus swap receipts, if any, and less all net swap payments owed to the swap provider and any swap termination payments other than Defaulted Swap Termination Payments, if any.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any payment date is equal to the excess of (x) the Distributable Interest Amount over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (iii) “Description of the Notes and the Trust Certificates - Payments of Interest—Interest Payment Priorities” herein.

Excess Subordinated Amount means, with respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any of (i) the Overcollateralization Amount, over (ii) the Target Overcollateralization Amount for such payment date.

Extra Principal Distribution Amount means, with respect to any payment date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such payment date, over (y) the interest payable on the notes on such payment date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such payment date.

Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Remittance Date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Initial Pool Balance is the aggregate Cut-Off Date Principal Balance of the mortgage loans.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

Interest Accrual Period means with respect to the Offered Notes and for each payment date, the period from and including the prior payment date (or, in the case of the first payment date, from and including the closing date) to, but excluding the current payment date; interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Interest Remittance Amount means with respect to any payment date, the portion of Available Funds on such payment date attributable to interest received or advanced on the mortgage loans less the servicing fees to the extent not retained by the servicer and certain indemnification liabilities of the issuing entity to the indenture trustee and the owner trustee for such payment date.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or

(z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Net Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (y) Liquidated Loan Losses with respect to such Servicer Remittance Date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Monthly Excess Cashflow means, with respect to any payment date, the amount of Available Funds for such payment date remaining after making all payments described herein under the headings “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” and “Description of the Notes and the Trust Certificate —Payments of Principal.”

Net Prepayment Interest Shortfalls means, with respect to any payment date, the amount by which the aggregate Prepayment Interest Shortfalls during the related Prepayment Period exceeds the available Compensating Interest.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

Overcollateralization Amount with respect to any payment date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the aggregate Class Note Balances of the notes, after giving effect to payments on such payment date.

Overcollateralization Deficiency with respect to any payment date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such payment date exceeds (y) the Overcollateralization Amount for such payment date, calculated for this purpose after giving effect to the reduction on such payment date of the Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such payment date.

Payahead means any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related mortgage loan.

Pool Balance for any date and with respect to the mortgage loans is the aggregate scheduled principal balances of the related mortgage loans as of such date.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

Principal Deficiency Amount means, for any payment date, the excess of the aggregate Class Note Balance of all classes of Notes immediately prior to such payment date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. On any payment date, the total Principal Deficiency Amount shall be allocated among the classes of Class M Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any payment date will first be allocated to the Class M-9 Notes and, to the extent the Principal Deficiency Amount for such payment date exceeds the aggregate Class Note Balance of the Class M-9 Notes, such excess Principal Deficiency Amount shall be allocated to the Class M-8 Notes, and so on.

Principal Distribution Amount means, with respect to any payment date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount for any payment date will be equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i)	the principal portion of the proceeds received by the indenture trustee upon the exercise by the depositor of its option to call the notes;

(ii)	the principal portion of the proceeds received by the indenture trustee on any termination of the issuing entity;

(iii)	the principal portion of the repurchase price for any repurchased mortgage loans;

(iv)	the principal portion of substitution adjustments received in connection with the substitution of a mortgage loan as of such Payment Date; and

(v)	the Subsequent Recoveries received.

Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•	relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan, and

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement.

Rating Agency Condition means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice thereof and that each of the rating agencies shall have notified the indenture trustee, the servicer, the sponsor, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

Realized Loss is the amount determined by the servicer, in accordance with its standard procedure, in connection with any mortgage loan equal to (i) with respect to any mortgage loan which has been liquidated, the excess of the principal balance of that mortgage loan plus interest thereon at a rate equal to the applicable mortgage rate less the servicing fee rate from the due date as to which interest was last paid or advanced up to the due date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account with respect to such mortgage loan, (ii) with respect to any mortgage loan which has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (iii) with respect to any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no prepayments are received with respect to such mortgage loan, discounted monthly at the applicable mortgage rate.

Regulation AB means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (“SEC”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

Required Swap Counterparty Rating means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

Rolling Three Month Delinquency Rate with respect to any payment date, will be the average of the Delinquency Rates for the three (or one or two, in the case of the first and second payment dates, respectively) immediately preceding Due Periods.

Senior Credit Enhancement Percentage means, for any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the Class M Notes (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such payment date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•	all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Servicer Remittance Date is the second business day prior to a payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Step-Down Date means the earlier of (A) the date on which the aggregate Class Note Balances of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the payment date occurring in April 2009; and

(y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such payment date) for the Class A Notes would be greater than or equal to approximately 34.50%.

Subsequent Recovery with respect to any mortgage loan that had previously been the subject of a Realized Loss, any amounts (net of reimbursable expenses) subsequently received in connection with such mortgage loan.

Target Overcollateralization Amount with respect to any payment date (a) prior to the Step-Down Date, approximately 2.10% of the Initial Pool Balance and (b) on or after the Step-Down Date, so long as a Trigger Event is not in effect, approximately 4.20% of the Pool Balance as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Initial Pool Balance. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the prior payment date.

Trigger Event. A Trigger Event is in effect on any payment date if (i) on that payment date the Rolling Three Month Delinquency Rate equals or exceeds 42.8% of the prior period’s Senior Credit Enhancement Percentage or (ii) during such period, the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) since the Cut-off Date through the last day of the related Prepayment

Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
April 2008 to March 2009	1.150% for the first month, plus an additional 1/12th of 1.350% for each month thereafter (e.g., approximately 1.825% in October 2008)

April 2009 to March 2010	2.500% for the first month, plus an additional 1/12th of 1.500% for each month thereafter (e.g., approximately 3.250% in October 2009)

April 2010 to March 2011	4.000% for the first month, plus an additional 1/12th of 1.200% for each month thereafter (e.g., approximately 4.600% in October 2010)

April 2011 to March 2012	5.200% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., approximately 5.550% in October 2011)

April 2012 and thereafter	5.900%

Unpaid Interest Shortfall Amount means, with respect to each class of Notes, an amount equal to any unpaid Accrued Note Interest from prior payment dates, with interest accrued thereon at the related Interest Rate.

Schedule 1

Swap Notional Schedule

Month	Payment Month	Aggregate Notional ($)
1	April 2006	1,003,750,610.87
2	May 2006	994,771,289.14
3	June 2006	983,103,987.20
4	July 2006	968,746,041.02
5	August 2006	951,715,768.87
6	September 2006	932,053,461.86
7	October 2006	909,823,665.20
8	November 2006	885,112,806.48
9	December 2006	858,035,605.31
10	January 2007	828,732,814.62
11	February 2007	797,635,090.68
12	March 2007	767,692,866.56
13	April 2007	738,916,940.89
14	May 2007	711,260,569.06
15	June 2007	684,678,925.68
16	July 2007	659,129,017.23
17	August 2007	634,569,606.08
18	September 2007	610,958,029.40
19	October 2007	588,237,161.23
20	November 2007	566,358,625.49
21	December 2007	544,294,634.47
22	January 2008	508,034,995.00
23	February 2008	474,379,556.43
24	March 2008	443,460,541.05
25	April 2008	415,021,149.61
26	May 2008	389,342,918.20
27	June 2008	373,190,490.54
28	July 2008	357,933,798.18
29	August 2008	343,360,145.15
30	September 2008	329,447,576.61
31	October 2008	316,152,623.31
32	November 2008	303,445,870.56
33	December 2008	291,299,481.58
34	January 2009	279,687,000.43
35	February 2009	268,583,406.86
36	March 2009	257,965,722.21
37	April 2009	247,810,033.37
38	May 2009	238,094,664.84
39	June 2009	228,799,060.16
40	July 2009	219,903,676.34
41	August 2009	211,389,923.05
42	September 2009	203,240,418.80
43	October 2009	195,438,013.44
44	November 2009	187,966,684.93
45	December 2009	180,811,209.86
46	January 2010	173,957,104.90
47	February 2010	167,390,588.18
48	March 2010	161,098,563.22
49	April 2010	155,068,524.82
50	May 2010	149,288,589.35
51	June 2010	143,747,447.34
52	July 2010	138,434,332.44
53	August 2010	133,338,994.35
54	September 2010	128,451,673.16
55	October 2010	123,763,074.95

Swap Notional Schedule (continued)

Month	Payment Month	Aggregate Notional ($)
56	November 2010	119,264,350.41
57	December 2010	114,947,037.08
58	January 2011	110,803,119.43
59	February 2011	106,823,819.17
60	March 2011 and thereafter	0.00

PROSPECTUS

ACCREDITED HOME LENDERS, INC.

ACCREDITED MORTGAGE LOAN REIT TRUST

ASSET-BACKED SECURITIES

(ISSUABLE IN SERIES)

You should read the section entitled “Risk Factors” starting on page 5 of this prospectus before making a decision to invest in the securities.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

The Securities:

•	will be issued in one or more classes,

•	will consist of either asset-based notes or asset-backed certificates,

•	will be issued by a trust or other special purpose entity,

•	will be backed by one or more pools of mortgage loans held by the issuer, and

•	may have one or more forms of credit enhancement, such as insurance policies or reserve funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2005

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ii

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128 and the telephone number is (858) 676-2100. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Documents by Reference” beginning on page 79.

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

The Sponsor and Servicer

Accredited Home Lenders, Inc., a California corporation, will act as the sponsor, meaning that it will be the primary source of the loans that will secure each series of securities that are issued. Accredited will also act as the servicer of the loans.

The Depositor

Either Accredited or Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust, will act as the Depositor, which means such entity will transfer the loans to the related issuer.

Types of Securities

Each series of securities will consist of one or more classes of ownership or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities are typically issued in the form of certificates. Debt securities are typically issued in the form of notes.

Each series of securities will be issued in one or more classes, one or more of which may be classes of:

•	compound interest securities,

•	planned amortization class securities,

•	variable interest securities,

•	zero coupon securities,

•	principal only securities,

•	interest only securities,

•	auction class securities,

•	participating securities,

•	senior securities, or

•	subordinate securities.

Each class may differ in, among other things, the amounts allocated to such class and the priority of principal and interest payments, final scheduled distribution dates, distribution dates and interest rates. The securities of each class will be issued in fully registered form in the denominations specified in the related prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

The Trust Funds

The trust fund for a series of securities will include assets originated by sponsor or acquired by the sponsor from affiliated or unaffiliated institutions. The assets of the trust fund will be specified in the related prospectus supplement. The assets of the trust fund may include:

•	mortgage loans, including mortgage loans secured by senior liens or junior liens on the related mortgaged properties;

•	closed-end home equity loans, secured by mortgages primarily on one- to four-family residential or small mixed-use properties;

•	home improvement installment sales contracts and installment loan agreements which are secured by mortgages primarily on one- to four-family residential properties, or by purchase money security interests;

•	all mortgaged properties and/or home improvements acquired in respect of mortgage loans and/or home improvement contracts, respectively;

•	all monies due under the loans net, to the extent described in the related prospectus supplement, of certain amounts payable to the servicer; and

•	certain funds, credit enhancement and other assets, as specifically set forth in the related prospectus supplement.

Collection and Distribution Accounts

Payments on or with respect to the loans for a series will be remitted directly to a collection account to be established for such series with the trustee or the servicer, in the name of the trustee. Such amounts will generally be available for (i) application to the payment of principal of and interest on such series of securities on the next distribution date, (ii) the making of adequate provision for future payments on certain classes of securities, (iii) for the purpose of reimbursing expenses to other persons which may be supplying services to the related trust fund (for example, a subservicer or a provider of credit enhancement), and to pay to such persons their fees and (iv) for reinvestment in additional loans, as described below. After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the sponsor, the related credit enhancer or deposited into a reserve account.

In addition, to the extent specified in the related prospectus supplement, all or a portion of such collected principal may be retained by the trustee (and held in certain temporary investments, including loans) for a specified period prior to being used to fund payments of principal to holders.

Optional Redemption, Mandatory Redemption

The entity that is identified in the related prospectus supplement may, at its option, cause an early redemption of the securities and terminate the related trust fund by repurchasing all of the loans and/or properties remaining in the trust fund and/or after the date specified in the related prospectus supplement.

To the extent specified in the prospectus supplement, the entity identified in the related prospectus supplement may be required to conduct a sale of the trust estate, typically after a period of time following the failure to exercise any optional redemption. This mandatory redemption will occur at the time and in the manner described in the prospectus supplement.

Pre-funding Account

A portion of the issuance proceeds of the securities of a particular series may be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional loans from time to time during a specified time period, as described in the related prospectus supplement. Prior to the purchase of additional loans, amounts in the pre-funding account will be invested in one or more eligible investments.

Credit Enhancement

Credit enhancement for a series may include one or more of the following types:

•	the subordination of distributions on the junior classes to the distributions on more senior classes;

•	the use of surety bonds, pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the securities;

•	cash, a letter or letters of credit, short-term investments, or other instruments held in one or more reserve funds;

•	agreements providing for third party payments of minimum principal amounts;

•	guaranteed investment contracts or reinvestment agreements;

•	derivative contracts, including swaps and interest rate protection agreements;

•	cross collateralization; and

•	over-collateralization—an excess of the aggregate principal balance of the related loans, or a group thereof, over the principal balance of the related class of securities.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

Servicing

The servicer will be responsible for servicing, managing and making collections on the loans for a series. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

The servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related prospectus supplement, receive certain additional compensation.

Use of Proceeds

The sponsor will use the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to purchase the related loans,

•	to repay indebtedness which has been incurred to obtain funds to acquire such loans,

•	to establish any reserve funds described in the related prospectus supplement, and

•	to pay costs of structuring and issuing such securities, including the costs of obtaining credit enhancement, if any.

Certain Federal Income Tax Considerations

Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

•	interests in a trust treated as a grantor trust;

•	“regular interests” or “residual interests” in a trust treated as a REMIC;

•	debt issued by a trust; or

•	interests in a trust which is treated as a partnership.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code should carefully review with its own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment

Securities of each series offered by this prospectus and the related prospectus supplement may or may not constitute “mortgage related securities” under the Secondary Mortgage Market Credit Enhancement Act of 1984 or “SMMEA”. Whether or not such securities are “mortgage related securities” will be set forth in the related prospectus supplement.

Ratings

The securities offered by this prospectus and the related prospectus supplement will be rated by each rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to each series of offered securities will be set forth in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following factors prior to any purchase of any class of securities. You should also consider the information under the caption “Risk Factors” in the accompanying prospectus supplement.

Limited liquidity may result in delays in your ability to sell securities or lower returns; you should be prepared to hold your investment to maturity.

There will be no market for the securities prior to their issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide security holders with liquidity of investment or that the market will continue for the life of the securities. The underwriters specified in the related prospectus supplement may make a secondary market in the securities, but have no obligation to do so. The securities will not be listed on any securities exchange. Absent a secondary market for the securities, you may not be able to find a buyer for your securities at the time you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security. You should be prepared to hold your investment to maturity.

The assets of each trust fund, as well as any applicable credit enhancement, will be limited and, if such assets and/or credit enhancement become insufficient to service the related securities, losses may result.

The securities will be payable solely from the assets of the trust fund. You will not have recourse to the depositors nor to any other entity if you do not receive a required distribution on the securities. Consequently, security holders must rely solely upon payments with respect to the loans and the other assets constituting the trust fund, including, if applicable, any amounts available pursuant to any credit enhancement, for the payment of principal of and interest on the securities.

Although any credit enhancement for the securities will be intended to reduce the risk of delinquent payments or losses to security holders, the amount of such credit enhancement may be limited, as set forth in the related prospectus supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related securities. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. As a result security holders may suffer losses.

The securities do not have specified payment or debt service schedules, and payments on the securities are subject to the rate of payment on the underlying loans.

The yield to maturity of the securities will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans to fixed-rate loans or breaches of representations and warranties) on the loans and the price paid by security holders. The yield to maturity on principal-only or interest-only securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related loans. In addition, the yield to maturity on certain other types of classes of securities may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

The loans may be prepayable in full or in part at any time; however, a prepayment penalty or premium may be imposed. These penalties may or may not be property of the issuer. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayment that a trust fund will experience.

Prepayments may result from mandatory prepayments relating to unused moneys held in pre-funding accounts, voluntary early payments by borrowers (including payments in connection with refinancings of related senior liens), sales of mortgaged properties subject to “due-on-sale” provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of loans or substitution adjustments will have the same effect on the securities as a prepayment of the loans.

Nonconforming credit mortgage loans may experience higher rates of delinquencies and losses.

In general, the sponsor originates and acquires mortgage loans which do not meet the credit criteria required by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, will be commonly referred to as “nonconforming credit” mortgage loans. These mortgage loans tend to exhibit higher levels of delinquency, foreclosure and loss than mortgage loans which conform to the requirements of Fannie Mae and Freddie Mac. The interest rates and the loan-to-value ratios for such mortgage loans are established at levels designed to compensate for and offset the increased delinquency, foreclosure and loss risks presented by such loans, and rating agencies take such increased risks into account in assigning ratings to classes of securities which represent interests in such loans. No assurances can be given, however, that the loans in any trust fund will not exceed expected delinquency, foreclosure and loss levels and adversely affect the value of the related securities.

Junior liens may experience higher rates of delinquencies and losses.

To the extent mortgages are junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the mortgaged property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

•	the aggregate amount owed under both the senior and junior loans over

•	the proceeds of any sale under a deed of trust or other foreclosure proceedings.

Property values may decline, leading to higher losses.

An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower’s failure to maintain the property or a natural disaster, among other things. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

“Balloon” loans may experience higher rates of delinquencies and losses.

Certain loans in a trust fund may constitute “balloon” loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses.

Interest-only mortgage loans may have an increased risk of loss.

Certain loans in a trust fund may constitute interest-only loans, which are loans that do not provide for any payments of principal during a specified period of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

Adjustable-rate loans may experience higher rates of delinquencies and losses.

In general, the sponsor’s underwriting guidelines provide for a prospective borrower’s repayment ability to be evaluated based on the initial level of monthly payment required by the mortgage loan for which the borrower is applying. However, with respect to certain types of loans, including loans as to which the loan rate may adjust in accordance with movements in an index, the scheduled payment may increase beyond the initial level of the scheduled payment. To the extent the income level of the related borrower may not be sufficient to enable the borrower to meet higher scheduled payments, the risk of delinquency, foreclosure and loss may be increased with respect to such loans. In addition, certain types of these loans may provide for “negative amortization”—deferral of the payment of a portion of currently accrued interest and the addition of such deferred amount to the principal balance of the loan. To the extent such “negative amortization” results in total liens against a mortgaged property in excess of the value of the mortgaged property, the risk of delinquency, foreclosure and loss with respect to the related loan may be further increased.

Non-owner-occupied loans may experience higher rates of delinquencies and losses.

A loan included in a trust fund may be secured by a mortgaged property which is not the primary residence of the related borrower. Because the borrower on such a “nonowner-occupied” loan may have less incentive to avoid foreclosure than borrowers under loans secured by primary residences, nonowner-occupied loans may experience higher rates of delinquencies and losses than owner-occupied loans.

Bankruptcy of mortgagors may lead to higher levels of losses.

General economic conditions may have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower, it is possible that a trust fund could experience a loss with respect to the related loan. In conjunction with a borrower’s bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such loan or permanently reduce the principal balance of such loan thereby either delaying or permanently limiting the amount received by the trust fund with respect to such loan. Moreover, in the event a bankruptcy court prevents the transfer of the related mortgaged property to the trust fund, any remaining balance on such loan may not be recoverable.

Foreclosure of properties may be subject to substantial delay, resulting in longer maturity of the securities, as well as higher losses.

Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

Environmental conditions on the mortgaged property may give rise to liabilities.

Real property pledged as security to a lender may be subject to certain environmental risks which could cause losses on your securities. Under the laws of certain states, contamination of a mortgaged property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner’s interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also increases its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Violation of lending laws could result in losses on the securities.

Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the loan to damages and administrative enforcement.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•	the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans; and

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower’s credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Geographic concentration of mortgaged properties may result in higher losses, if particular regions experience downturns.

Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of delinquency, foreclosure and loss on mortgage loans generally. The loans underlying certain series of securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Statistical information with respect to the geographic concentration of properties relating to a particular series will be specified in the related prospectus supplement.

Bankruptcy of the related depositor may adversely affect the interests of holders.

In the event of the bankruptcy of the related depositor at a time when it or any affiliate holds a security, a trustee in bankruptcy of the related depositor or such affiliate, or its creditors could attempt to recharacterize the sale of the loans to the related trust fund as a borrowing by the related depositor or such affiliate, with the result, if such recharacterization is upheld, that the related security holders would be deemed creditors of the related depositor or such affiliate, secured by a pledge of the loans. If such an attempt were successful, it could prevent timely payments of amounts due to the trust fund.

Certain limitations on interest payments and foreclosures may reduce the amounts payable on the loans and limit the enforcement of the loans against certain mortgagors.

Generally, under the terms of the Servicemembers Civil Relief Act, as amended, or similar state legislation, a mortgagor who enters military service after the origination of his or her loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor’s period of active duty status. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Uncertainty regarding original issue discount.

Some or all classes of the securities may be issued with original issue discount, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. A security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the securities was sold.

Ratings of the securities may be dependent on the related credit enhancer, and further, may be reduced or withdrawn at any time; there is no obligation to maintain any specific ratings.

It will be a condition to the issuance of a series of securities that they be rated in one of the four highest rating categories by each rating agency. Any such rating would be based on, among other things, the adequacy of the value of the loans and any credit enhancement with respect to such series. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the related rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an credit enhancer or a change in the rating of such credit enhancer’s financial strength.

Losses may be greater in the event of an acceleration.

Upon an event of default under the related servicing agreement for a series of securities and a sale of the assets in the related trust fund, the trustee, the servicer, any credit enhancer and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related agreement prior to distributions to the security holders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities.

Certain risks relating to differing underwriting criteria.

The loans included in a particular trust fund may have been purchased by the sponsor from one or more originators, and may, to the extent described in the related prospectus supplement, have been originated using underwriting criteria different from that of the sponsor. However, the loans included in a particular trust fund will satisfy the criteria set forth in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities. Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement.

The securities will be issued either in the form of equity securities, denominated as certificates, or debt securities, denominated as notes. Each series of certificates will evidence ownership interests in the related trust fund. Each series of notes will evidence indebtedness of the related trust fund. The issuer of notes will be the depositor or a trust for the purpose of issuing a series of notes.

All payments with respect to the mortgage assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account, net of certain amounts payable to the related servicer and any other person specified in the prospectus supplement, and will thereafter be available to make payments on securities on the next distribution date.

Payments of Interest

The securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans included in the related trust fund and/or as prepayments occur with respect to such loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to security holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the security holders of such series on which principal is then payable, to the extent set forth in the related prospectus supplement. Such payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of securities is the date no later than which principal balance is expected to be reduced to zero, calculated on the basis of assumptions described in the related prospectus supplement. The final scheduled distribution date will be specified in the related prospectus supplement. Since payments on the loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any such class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the loans in the trust fund, the actual final distribution date of any such class may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See “Yield and Maturity Considerations”.

Optional Redemption, Mandatory Redemption

The entity that is identified in the related prospectus supplement, may, at its option, cause an early termination of the related trust fund by repurchasing all of the loans and/or properties remaining in the trust fund on or after:

•	the termination date specified in the related prospectus supplement, or

•	on or after such time as the aggregate principal balance of the securities of the series or the securities relating to such series, is less than the amount or percentage specified in the related prospectus supplement.

The trustee, or such other party specified in the prospectus supplement may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional redemption right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a “qualified liquidation” of each REMIC, if the related trust fund has elected to be treated as a REMIC.

Weighted Average Life of the Securities

“Weighted average life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of such series that would be outstanding on specified distribution dates for such series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

There is, however, no assurance that prepayment of the loans included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. See “Yield and Maturity Considerations”.

Use of Notional Amounts

If so provided in the related prospectus supplement, interest on certain classes of securities may be payable based on a notional amount rather than a principal balance or the actual aggregate outstanding principal balances of the related loans. These notional amounts would not necessarily be affected by prepayments on the related loans, potentially reducing the disproportionate impact which prepayments have on the yield of interest only securities relative to the yields of other types of securities which are entitled to payments of principal. See “Yield and Maturity Considerations”.

The related prospectus supplement will set forth the notional amount schedule, if any, and will describe fee prepayment spreads to the extent used in constructing such schedule.

Form of Securities

The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the securities may elect to hold their securities through the Depository Trust Company, or DTC, in the United States, or Clearstream Banking Société Anonyme or Euroclear System (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry securities will be issued in one or more securities which equal the aggregate principal amount of the securities of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry securities in minimum denominations representing security balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no beneficial owner acquiring a book-entry security will be entitled to receive a physical security representing such security. Unless and until definitive securities are issued, it is anticipated that the only “securityholders” of the securities will be Cede & Co., as nominee of DTC. Security owners will not be securityholders as that term is used in the related servicing agreements. Security owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A security owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Security owners will receive all payments of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of, and interest on, the securities. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective security owners. Accordingly, although security owners will not possess securities, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

Security owners will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing such participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the securities, see “Material Federal Income Tax Consequences—Foreign Investors” herein and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Payments on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry securities that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

Under a book-entry format, beneficiary owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Foreign Investors” and “—Backup Withholding” herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry security, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

DTC has advised the sponsor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related servicing agreement only at the direction of one or more financial intermediaries to whose

DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the related servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees rather than to DTC, only if (a) DTC or the issuer advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor or (b) if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry securities and instructions for re-registration, the trustee, as registrar, will issue definitive securities, and thereafter the trustee will recognize the holders of such definitive securities as certificateholders under the related servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the sponsor, the servicer nor the related trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

For additional information regarding DTC and the book-entry securities, see Annex I hereto.

THE TRUST FUNDS

The trust fund of each series will include assets originated by the sponsor or acquired from affiliated or unaffiliated institutions composed of:

•	loans,

•	amounts available from the reinvestment of payments on such loans,

•	any credit enhancement, and

•	any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession.

The securities will be nonrecourse obligations of the related trust fund. The assets of the trust fund for a series of securities will serve as collateral only for that series of securities unless otherwise specified in the prospectus supplement. In the case of an event of default with respect to a series of debt securities, the trustee generally may only proceed against the collateral securing such series and may not proceed against any assets of the related trust fund not pledged to secure such notes.

The loans for a series will be originated or acquired by the sponsor or its affiliate in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the sponsor or such affiliate to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to the related servicing agreement.

Prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the related loans and other assets and the proceeds thereof, issuing securities and making payments and distributions thereon. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Loans included in the trust fund for a series may consist of any combination of mortgage loans and contracts, to the extent and as specified in the related prospectus supplement.

The Loans

Mortgage Loans. The loans for a series may consist, in whole or in part, of closed-end mortgage loans, including closed-end home equity loans secured by mortgages on single family properties and small mixed-use properties, which mortgages may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity, although some loans may be balloon loans or interest only loans, as described below. Interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the loan rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Certain loans may be balloon loans, which have monthly payments that will not fully pay off the loan balance by the maturity date. Certain loans may provide that the borrower’s monthly payment will consist of interest only for a specified period of time. After the interest only period has ended, the borrower must begin making monthly payments of principal and interest on the loan. Balloon loans and interest only loans, if included in a trust, will be further described in the related prospectus supplement.

The mortgaged properties will include primarily single family property (i.e., one- to four-family residential housing, including condominium units and cooperative dwellings). The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwellings consist of a lien on the shares issued by such cooperative dwelling and the proprietary lease or occupancy agreement relating to such cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. Such statistic will be based on either (i) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or (ii) a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records. To the extent specified in the related prospectus supplement, the mortgaged properties may include nonowner-occupied investment properties and vacation and second homes.

The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement, taking into account the amounts of any related senior mortgage loans.

Home Improvement Contracts. The loans for a series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. A home improvement contract will be secured by a mortgage, primarily on single family properties, which will generally be subordinate to other mortgages on the same mortgaged property or by a purchase money security interest in the home improvements financed thereby.

The home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Additional Information. The selection criteria which shall apply with respect to the loans relating to a particular series, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms-to-maturity (which may exceed 30 years) and delinquency information, will be specified in the related prospectus supplement.

The related prospectus supplement for each series will provide information with respect to the related loans as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans (or the aggregate unpaid principal balance included in the trust fund for the related series);

•	the range and weighted average loan rate on the loans, and, in the case of adjustable-rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance of the loans;

•	the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage (by outstanding principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other credit enhancement relating to the loans;

•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements;

•	the geographic distribution of any mortgaged properties securing the loans;

•	the percentage of loans (by principal balance as of the cut-off date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans; and

•	the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

Substitution of loans will be permitted in the event of breaches of representations and warranties with respect to any original loans or in the event the documentation with respect to any loan is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement may be provided, which may include subordinated securities, surety bond, insurance policy or an irrevocable letter of credit or any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the security holders of the related series. The credit enhancement will support the payment of principal and interest on the securities, or certain classes of securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such prospectus supplement. Any of such credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Overcollateralization

Credit enhancement for a series may include overcollateralization—an excess of the aggregate principal balance of the related loans, or a group thereof, over the aggregate principal balance of the related class of securities. Overcollateralization is achieved by the application of certain “excess” portions of interest payments on loans to the payment of principal of one or more classes of securities. Some or all of the target overcollateralization in a transaction may be funded on the closing date to the extent described in the related prospectus supplement. This feature may continue for the life of the related securities or may be limited as set forth in the related prospectus supplement. In the case of limited overcollateralization, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization. In addition, the specified level of overcollateralization may be increased or reduced under the circumstances described in the prospectus supplement.

Subordinated Securities

Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of security holders of such subordinate securities to receive distributions will be subordinate in right and priority to the rights of security holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

Credit enhancement for a series may consist of surety bonds, pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the loans, as described below and in the related prospectus supplement.

Surety Bond and Pool Insurance Policy. The sponsor may obtain an insurance policy for certain of the securities issued with respect to the related trust fund. A surety bond will insure certain payments, typically current interest and principal at maturity, on one or more classes of securities. A pool insurance policy will cover certain payments required to be made by the mortgagors under the related mortgage loans. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of such property to the special hazard insurer, the unpaid principal balance of such loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such property. Any amount paid as the cost of repair of such property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan. The amount of the secured debt could be reduced to such value, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Certain Legal Aspects of Loans”. The sponsor or other entity specified in the related prospectus supplement may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by such court of the principal amount of a loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund for such series or for the benefit of any credit enhancer with respect to such series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of each rating agency in the amount specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the mortgage assets for such series, to the extent described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

The trustee will invest amounts deposited in a reserve fund in eligible investments.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Minimum Principal Payment Agreement

The sponsor may enter into a minimum principal payment agreement with an entity meeting the criteria of each rating agency pursuant to which such entity will provide certain payments on the securities in the event that aggregate scheduled principal payments and/or prepayments on the loans for such series are not sufficient to make certain payments on the securities, as provided in the prospectus supplement.

Other Insurance, Guarantee and Similar Instruments or Agreements

A trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

Deposit Agreement

The sponsor and the trustee for such series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of the securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Cross Collateralization

The source of payment for securities of each series will generally be the assets of the related trust fund only. However, a trust fund may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account or a master insurance policy. In addition, a series of securities may provide for excess cash flow with respect to one class of the series to be applied to shortfalls with respect to another class of the same series.

Notwithstanding the foregoing, unless specifically described otherwise in the related prospectus supplement, no collections on any loans held by any trust fund may be applied to the payment of securities issued by any other trust fund (except to the limited extent that certain collections in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of securities).

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments based on an agreed-upon hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.

Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

SERVICING OF LOANS

Customary servicing functions with respect to the loans in the trust fund will be provided by the servicer pursuant to the related servicing agreement. Each servicing agreement will authorize the servicer, and the servicer expects to, enter into one or more subservicing agreements with one or more subservicers pursuant to which the subservicer will agree to perform all or a portion of the servicer’s servicing responsibilities with respect to the loans in a trust fund. Any subservicer will be an experienced servicer of loans of the type to be subserviced by such subservicer and will have been approved by each rating agency and any credit enhancer.

Notwithstanding the servicer’s engagement of any subservicer, the servicer shall not be relieved of its obligations under the related servicing agreement, and the servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the loans. The servicer shall be entitled to include in any subservicing agreement provisions for indemnification of the servicer by the related subservicer, and nothing contained in the related servicing agreement shall be deemed to limit or modify such indemnification.

The servicing agreement may also provide for a back-up servicer, who would succeed to the servicing function upon a termination of the servicer. The named back-up servicer may also serve as trustee of a trust fund.

The following summaries describe certain provisions of the related servicing agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the servicing agreements. Where particular provisions or terms used in the servicing agreements are referred to, such provisions or terms are as specified in the related servicing agreements.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related servicing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a loan and (ii) to the extent provided in the related servicing agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on such loan.

The servicer may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the servicer would not establish any escrow account with respect to such loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and such other comparable items; to refund to obligors amounts determined to be overages; to pay interest to obligors on balances in the escrow account to the extent required by law; to repair or otherwise protect the related property; and to clear and terminate such escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to such account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

The related trustee or the servicer will establish a collection account in the name of the trustee. The collection account will be an account maintained (i) at a depository institution, the short- and/or long-term unsecured debt obligations of which at the time of any deposit therein are rated at levels satisfactory to each rating agency or (ii) in an account or accounts the deposits in which are otherwise secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account may be invested, pending remittance to the related trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer will deposit into the collection account for each series the following payments and collections received or made by it:

(i) All payments on account of principal, including prepayments, on such loans;

(ii) All payments on account of interest on such loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related servicing agreement, the servicing fee in respect of such loans;

(iii) All amounts received by the servicer in connection with the liquidation of loans or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such loans received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related servicing agreement, the servicing fee, if any, in respect of the related loans;

(iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property or released to the obligor in accordance with the related servicing agreement;

(v) All amounts required to be deposited therein from any applicable reserve fund for such series;

(vi) All advances required to be made by the servicer pursuant to the related servicing agreement; and

(vii) All repurchase prices of any such loans repurchased by the sponsor, the servicer or any seller pursuant to the related servicing agreement.

The servicer will be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

(i) to reimburse itself for advances for such series made by it pursuant to the related servicing agreement; the servicer’s right to reimburse itself may be limited to amounts received on or in respect of particular loans (including, for this purpose, liquidation proceeds and insurance proceeds) which represent late recoveries of scheduled payments respecting which any such advance was made;

(ii) to the extent provided in the related servicing agreement, to reimburse itself for any advances for such series that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which such advance was made or from liquidation proceeds or insurance proceeds;

(iii) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after such reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for such loan next succeeding the date of its receipt of such liquidation proceeds, to pay to itself out of such excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

(iv) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of such scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related servicing agreement, from any such scheduled payment, late payment or such other recovery, to the extent permitted by the related servicing agreement;

(v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related servicing agreement;

(vi) to pay to the applicable person with respect to each loan or REO property acquired in respect thereof that has been repurchased or removed from the trust by the sponsor, the servicer or any seller pursuant to the related servicing agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

(vii) to make payments to the trustee for remittance to the security holders in the amounts and in the manner provided for in the related servicing agreement; and

(viii) to clear and terminate the collection account pursuant to the related servicing agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such collection account.

Advances and Limitations Thereon

To the extent specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, not to guarantee or insure against losses. Accordingly, any funds advanced will be recoverable by the servicer primarily out of amounts received on particular loans which represent late recoveries of principal or interest, insurance proceeds or liquidation proceeds respecting which any such advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, insurance proceeds or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement; such reimbursement to the servicer will reduce amounts available for distribution to the security holders, but since such reimbursement will only relate to amounts previously advanced by the servicer, such reimbursement will not result in a net reduction of funds available for distribution to security holders.

Reports received by security holders generally will not disclose amounts advanced, or subject to reimbursement to the servicer in respect of advances, although such reports will disclose loss and delinquency information. See “The Agreements—Reports to Security Holders.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. The servicer generally will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related mortgaged property is located. The standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of, the related mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to security holders. When a mortgaged property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer generally required to cause flood insurance to be maintained with respect to such mortgaged property, to the extent available.

The standard hazard insurance policies covering mortgaged properties securing loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the mortgaged property, including the improvements on any mortgaged property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the mortgaged property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such mortgaged property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property.

Coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related loan. The servicer will also be required to maintain, on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

Any amounts collected by the servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the security holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through liquidation proceeds or insurance proceeds. Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

Enforcement of Due-On-Sale Clauses

When any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer may be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement and will generally consist of a percentage (to be specified in the related prospectus supplement) of the then-outstanding principal amount of the related loans, and may include the right to recover additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the security holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for deposit into the distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the aggregate amount of such shortfalls in a month exceeds the servicing fee for such month, the amount of funds available for distribution to the related security holders may be reduced.

To the extent specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted loans. The related security holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related security holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to security holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, such right of reimbursement being prior to the rights of the security holders to receive any related insurance proceeds, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

Evidence as to Compliance

The related servicing agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the servicing of the loans by the servicer will be and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such servicing agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

The servicing agreement will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the servicing agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

In the event of a servicer default under a servicing agreement, the servicer may be replaced by the trustee or another specified party. Such servicer defaults and the rights of the trustee upon such a default under the servicing agreement for the related series will be substantially similar to those described under “The Agreement—Servicer Defaults; Rights Upon Servicer Default” except to the extent otherwise described in the prospectus supplement.

The servicer will not have the right to assign its rights and delegate its duties and obligations under the related servicing agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business,

•	is reasonably satisfactory to the trustee for the related series,

•	has a specified minimum net worth,

•	would not cause any rating agency’s rating of the securities for such series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer, and

•	executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related servicing agreement from and after the date of such agreement.

No such assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related servicing agreement. To the extent that the servicer transfers its obligations to a wholly owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; to the extent that the assigning servicer remains liable for the servicing obligations under the related servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related servicing agreement, provided that such successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided therein, each servicing agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the sponsor or the security holders for any action taken or for failing to take any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representation made under such servicing agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such servicing agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related servicing agreement and the rights and duties of the parties thereto and the interests of the security holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

THE AGREEMENTS

The following summaries describe certain provisions of the related agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements.

Each trust fund will be established pursuant to a trust agreement by and between the sponsor and a trustee named in the related trust agreement. Each trust agreement will describe the assets of the related trust fund, which will include the related loans and, if so specified in the related prospectus supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit enhancement.

The loans held by each trust fund will be serviced by the servicer pursuant to a servicing agreement by and between the servicer and the related trustee.

With respect to securities that represent debt secured by the related trust fund, the sponsor will enter into an indenture with the trustee named on such indenture, as set forth in the related prospectus supplement. Securities that represent beneficial ownership interests in the related trust fund will be issued pursuant to the related trust agreement.

In the case of any individual trust fund, the contractual arrangements relating to the establishment of the trust fund, the servicing of the related loans and the issuance of the related securities may be contained in a single agreement, or in several agreements which combine certain aspects of the trust agreement, the servicing agreement and the indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement).

Assignment of Loans

At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all of its right, title and interest in the loans and other property to be transferred to the trust fund for a series. Such assignment will include all principal and interest due on or with respect to the loans after the cut-off date specified in the related prospectus supplement. The trustee will, concurrently with such assignment, execute and deliver the securities.

Assignment of Loans. The depositor as to each loan, deliver or cause to be delivered to the trustee, or, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and, unless the mortgage is recorded on the MERS System, an assignment of the mortgage in recordable form. The trustee or, the custodian will hold such documents in trust for the benefit of the security holders.

The mortgages for certain mortgage loans were or may be recorded in the name of the Mortgage Electronic Registration System, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

The depositor will, as to each home improvement contract, either deliver or cause to be delivered to the trustee (or the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the property securing such home improvement contract, or maintain possession (or cause the servicer to maintain possession) of such home improvement contracts and other documents, as custodian on behalf of the related trust fund. In order to give notice of the right, title and interest of security holders to the home improvement contracts, depositor, will cause a UCC-1 financing statement to be executed by the depositor, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. See “Legal Aspects of the Loans—The Home Improvement Contracts”.

With respect to loans secured by mortgages, the depositor, will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in the related loans. The depositor, will cause such assignments to be so recorded within a specified time period after issuance of the securities in which event, the related servicing agreement may require the sponsor to repurchase from the trustee any loan the related mortgage of which is not recorded within such time period, at the price described below with respect to repurchases by reason of defective documentation. Such repurchase obligation would constitute the sole remedy available to the security holders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related servicing agreements. Such loan schedule will specify with respect to each loan: the original principal amount; the unpaid principal balance as of the cut-off date; the current loan rate; the current scheduled payment; the maturity date, if any, of the related mortgage note; if the loan is an adjustable-rate loan, the lifetime rate cap, if any, and the current index.

Pre-Funding Account. A trust fund may include a “pre-funding account.” The trust fund will use the amounts on deposit in the pre-funding amount to acquire additional loans from time to time during the time period specified in the related prospectus supplement.

During any pre-funding period, the depositor will be obligated (subject only to the availability thereof) to transfer to the related trust fund, additional loans from time to time. These additional loans will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will generally be consistent with the eligibility criteria of the loans included in the trust fund as of the closing date subject to such exceptions as are expressly stated in such prospectus supplement.

Although the specific parameters of the pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that: (a) the pre-funding period will not exceed one year from the related closing date, (b) that the additional loans to be acquired during the pre-funding period will be subject to the same representations and warranties as the loans included in the related trust fund on the closing date (although additional or substitute criteria may be required to be satisfied, as described in the related prospectus supplement) and (c) that the pre-funded amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.

The amounts set aside in the pre-funding account that are not applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

Repurchase and Substitution of Defective Loans. If any document in the file relating to a loan delivered by the depositor to the trustee (or custodian) is found by the trustee within a specified time period following the execution of the related agreements (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date) to be defective in any material respect and the depositor does not cure such defect, the depositor (or such other entity specified in the prospectus supplement) will be required to repurchase the related loan or any property acquired in respect thereof from the trustee at a price equal to (a) the outstanding principal balance of such loan and (b) accrued and unpaid interest to the date of the next scheduled payment on such loan at the rate set forth in the related agreements (less any unreimbursed advances respecting such loan).

The depositor (or such other entity specified in the prospectus supplement), may, rather than repurchase the loan as described above, remove such loan from the trust fund and substitute in its place one or more other qualifying substitute loans. These substitutions may only occur during a specified period.

The depositor will make representations and warranties with respect to the loans assets for a series. If the depositor (or such other entity specified in the prospectus supplement) cannot cure a breach of any such representations and warranties in all material respects within a specified time period after notification by the trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such loan, the depositor or such entity is obligated to repurchase the affected loan or, provide a qualifying substitute loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

No security holder, solely by virtue of such holder’s status as a holder, will have any right under the agreements for such series to institute any proceeding with respect to such agreements, unless such security holder previously has given to the trustee for such series written notice of default and unless the security holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for such series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Security Holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(i) the amount of principal distributed to security holders of the related securities and the outstanding principal balance of such securities following such distribution;

(ii) the amount of interest distributed to security holders of the related securities and the current interest on such securities;

(iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders of such securities;

(iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such securities, (c) any current shortfall in receipt of scheduled principal payments on the related loans or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of such securities;

(v) the amount received under any related credit enhancement, and the remaining amount available under such credit enhancement;

(vi) the amount of any delinquencies with respect to payments on the related loans;

(vii) the book value of any REO property acquired by the related trust fund; and

(viii) such other information as specified in the related agreements.

In addition, within a reasonable period of time after the end of each calendar year the trustee, or other specified person, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related agreements to enable security holders to prepare their tax returns, including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the security holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer’s servicing of the loans. See “Servicing of Loans—Evidence as to Compliance”.

Servicer Defaults; Rights Upon Servicer Defaults

Servicer defaults under each servicing agreement generally include:

•	any failure by the servicer to deposit amounts in the collection account, which failure continues unremedied for a specified number of days after the giving of written notice of such failure to the servicer,

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for a specified number of days after the giving of written notice of such failure to the servicer, and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

The servicing agreement will specify the circumstances under which the trustee or another specified party may remove the servicer upon the occurrence and continuance of a servicer default, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee or other back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a specified minimum net worth to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the related servicing fee and the other servicing compensation.

During the continuance of any servicer default, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the security holders. The related credit enhancer or the majority security holders for such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any trusts powers unless such holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any such direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Events of Default

Events of default for each series of notes generally include:

•	a default for a specified period of time in the payment of principal of or interest on any note;

•	failure to perform any other covenant of the trust fund in the related agreements which continues for a specified period after notice is given;

•	any representation or warranty made by the trust fund in the related agreements or in any certificate or other writing delivered in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within a specified period after notice is given;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related trustee or another specified party may declare the principal amount of all the notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the related credit enhancer or the majority noteholders.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the related trustee or another specified party may elect to maintain possession of the collateral securing the notes and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note, unless (a) the related credit enhancer or 100% of the noteholders (with the consent of the related credit enhancer, if any) consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes at the date of such sale and the other outstanding expenses of the trust fund or (c) the trustee with the consent of the related credit enhancer determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of 66 2/3% of the noteholders.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the related agreements for the benefit of the noteholders after the occurrence of such an event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the related agreements relating to the duties of the trustee, in case an event of default occurs with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the related agreements at the request or direction of any of the noteholders, unless such noteholders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the related agreements, the related credit enhancer or the holders of a majority of the then aggregate outstanding amount of the notes (with the consent of the related credit enhancer, if any) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the related credit enhancer or the majority noteholders (with the consent of the related credit enhancer, if any) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the outstanding noteholders affected thereby.

The Trustee

The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the depositor and its affiliates. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the even of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any loan or related documents. If no event of default as defined in the related agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the security holders in an event of default. The trustee is not required to expend or risk its own funds or incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (i) if the trustee ceases to be eligible to continue as such under the related servicing agreement, (ii) if the trustee becomes insolvent or (iii) related credit enhancer or by a majority of security holders (with the consent of the related credit enhancer, if any). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreements

The related agreements may generally be amended by the sponsor, the servicer, and the trustee with respect to such series, without notice to or consent of the security holders, but with the consent of the related credit enhancer:

(i) to cure any ambiguity,

(ii) to correct any defective provisions or to correct or supplement any provision therein,

(iii) to add to the duties of the trust,

(iv) to add any other provisions with respect to matters or questions arising under such agreements or related credit enhancement, or

(v) to comply with any requirements imposed by the code.

Any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or if the trustee receives written confirmation from each rating agency that such amendment will not cause such rating agency to reduce the then current rating thereof. The agreements for each series may generally also be amended by the trustee, the servicer, if applicable, and the sponsor (with the consent of the related credit enhancer, if any) with respect to such series with the consent of the holders possessing more than 50% of the aggregate outstanding principal amount of the securities or, if only certain classes are affected by such amendment, more than 50% of the aggregate outstanding principal amount of the securities of each class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or modifying in any manner the rights of holders. No such amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the security holder; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected thereby.

Voting Rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

Meetings of Holders

No agreement will provide for the holding of any annual or other meeting of security holders.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the servicer.

Termination

Certificates. The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the distribution to holders of all amounts distributable to them pursuant to such pooling and servicing agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last loan remaining in the trust fund for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any loan or (ii) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for such series of all loans and other property at that time subject to such pooling and servicing agreement. The pooling and servicing agreement for each series may permit, but generally does not require, the servicer or another entity to purchase from the trust fund for such series all remaining loans at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of such loans plus, with respect to any property acquired in respect of a loan, if any, the outstanding principal balance of the related loan at the time of foreclosure, less, in either case, related unreimbursed advances (in the case of the loans, only to the extent not already reflected in the computation of the aggregate principal balance of such loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the pooling and servicing agreement) plus, in either case, accrued interest thereon at the weighted average interest rate on the related loans through the last day of the month in which such repurchase occurs. If an election is made for treatment as a REMIC under the Internal Revenue Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such loans, plus accrued interest thereon at the applicable interest rates on the loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such loans plus the fair market value of any property acquired in respect of a loan and remaining in the trust fund. The exercise of such right will effect early retirement of the securities, but such entity’s right to so purchase is subject to the aggregate principal balance of the loans at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the loans as of the cut-off date. In no event, however, will the trust created by pooling and servicing agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the pooling and servicing agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the sponsor or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See “Description of the Securities—Optional Redemption; Mandatory Redemption”.

Notes. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

In addition to such discharge with certain limitations, the related indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the final scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the pooling and servicing agreement and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

YIELD AND MATURITY CONSIDERATIONS

The yield to maturity of a security will depend on the price paid by the holder for such security, the interest rate on such security (which interest rate may vary if so specified in the related prospectus supplement), the rate of payment of principal on such security (or the rate at which the notional amount thereof is reduced if such security is not entitled to payments of principal) and other factors.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a full prepayment is made on a loan, the mortgagor is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the loan rate by 365. A series of securities may provide that the servicer is obligated to deposit into the distribution account, for distribution to holders of the series, an amount, not to exceed the servicer’s aggregate servicing fee for such series for the related month, equal to the difference between (a) a full months’ interest (net of the servicing fee) on a loan which has prepaid in full and (b) the amount of interest actually paid with such prepayment in full. See “Servicing of Loans—Servicing Compensation and Payment of Expenses”. To the extent the servicer is not obligated to deposit for distribution to the related holders the full amount of such difference, the effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to security holders entitled to payments of interest because interest on the principal amount of any loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a loan will be to reduce the amount of interest passed through to security holders on the distribution date following the receipt of such partial prepayment by an amount equal to one month’s interest at the applicable pass- through rate, as the case may be, on the prepaid amount. Neither full nor partial principal prepayments are passed through until the month following receipt.

A number of factors affect principal prepayment rates, including homeowner mobility, economic conditions, mortgage market interest rates, the availability of mortgage funds and the enforceability of due-on-sale clauses. Many loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect the interests of the holders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the loans are assumed by purchasers of the properties rather than prepaid by the related mortgagors in connection with the sales of the properties will affect the yield of the related series of securities.

The yield on the securities also will be effected by liquidations of loans following mortgagor defaults and by purchases of loans required by the agreements in the event of breaches of representations made in respect of such mortgage loans by the sponsor or other entity, or repurchases due to conversions of ARM loans to a fixed interest rate. See “Descriptions of the Securities” above. Under certain circumstances, the servicer, the sponsor or, if specified in the related prospectus supplement, the holders of the REMIC residual interest or the credit enhancer may have the option to purchase the loans in a trust fund. See “Description of the Securities—Optional Redemption; Mandatory Redemption.”

The rate of prepayments with respect to fixed-rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Although the loan rates on ARM loans will be subject to periodic adjustments, such adjustments will, generally, (i) not increase or decrease such loan rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such loan rates over a fixed percentage amount during the life of any ARM loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the loan rates on the ARM loans in a trust fund at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current loan rates on ARM loans that the rate of prepayment may increase as a result of refinancings.

In addition, and as may be described in the related prospectus supplement, the related agreements may provide that all or a portion of such collected principal may be retained by the trustee (and held in certain temporary investments, including loans) for a specified period prior to being used to fund payments of principal to holders. The result of such retention and temporary investment by the trustee of such principal would be to slow the amortization rate of the related securities relative to the amortization rate of the related loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time such securities are issued. Any such feature applicable to any securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related holders and an acceleration of the amortization of such securities.

In addition to its impact on a security’s yield to maturity the rate of principal prepayments on the loans related to the security will affect the weighted average life of the security. “Weighted average life” refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security is repaid to the investor.

There can be no assurance as to the rate of prepayment of the loans. The sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the loans over an extended period of time. All statistics known to the sponsor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

The effective yield to maturity to each holder of fixed-rate securities entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such security because, while interest will accrue on each loan from the first day of each month, the payment of such interest to the holders will be made on a specified day (for example, the twenty-fifth day) of the month (or, in the case of quarterly pay securities, the twenty-fifth day of every third month, or, in the case of semiannually pay securities, the twenty-fifth day of every sixth month) following the month of accrual.

The loan rates on certain ARM loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial loan rates are generally lower than the sum of the indices applicable at origination and the related loan margins) the amount of interest accruing on the principal balance of such loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to the principal balance thereof and will bear interest at the applicable loan rate. The addition of any such deferred interest to the principal balance will lengthen the weighted average life of the securities evidencing interests in such loans and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased. In addition, with respect to certain ARM loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased.

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because these legal aspects are governed by state law, the summaries do not purport to be complete, nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgages

The mortgage loans for a series will and certain home improvement contracts may be secured by either mortgages or deeds of trust or deeds to secure debt (such mortgage loans and home improvement contracts are hereinafter referred to in this section as “mortgage loans”), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages. The mortgage loans included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund (and therefore the holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of “window period” loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies. In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s default under the loan documents. Such equitable relief has included court-imposed requirements that the lender undertake affirmative and sometimes costly actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have considered whether federal or state constitutional requirements of “due process” require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

Home improvement contracts that are secured by the home improvements financed grant to the originator of such contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable.

In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such collateral must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the “UCC”), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest In Home Improvements. So long as home improvements have not become fixtures subject to real property laws, a creditor can repossess home improvements securing a home improvement contract by voluntary surrender, by “self-help” repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of such a home improvement contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The laws in most states also require that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency following repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws. The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract, if such transferor is the seller of the goods which gave rise to the transaction (and certain related lenders and assignees), to transfer such contract free of notice of claims by the debtor thereunder. The effect of the rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to offset remaining amounts due as a defense against a claim brought by the assignee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the home improvement contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws. Title V provides that, subject to certain conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. In the case of home improvement contracts secured by home improvements which have not become fixtures, such conditions include, among other things, restrictions on prepayment fees, late charges and deferral fees and a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts. Under an installment contract, the seller retains legal title to the property and enters into an agreement with the purchaser for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the purchaser of the contract is the seller obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the term of the installment contract, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.

The seller in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, a quiet title action is in order if the purchaser has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of a purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default, the purchaser may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount, and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower’s business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead- based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to security holders of the related series.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•	the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•	the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•	the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•	the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

THE SPONSOR AND THE SERVICER

Accredited Home Lenders, Inc. is a nationwide mortgage banking institution engaged in the business of originating, acquiring, servicing and selling mortgage loans secured by one- to four-family residential properties. Accredited’s principal business strategy is to originate mortgage loans which do not conform to credit or other criteria established by Fannie Mae or Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans.

THE DEPOSITOR

Either Accredited Home Lenders, Inc. or Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust, will act as the depositor. The depositor will transfer the loans to the related issuer.

USE OF PROCEEDS

The sponsor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes: (i) to purchase the related mortgage assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such mortgage assets, (iii) to establish any reserve funds described in the related prospectus supplement and (iv) to pay costs of structuring and issuing such securities, including the costs of obtaining credit enhancement, if any.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to “sections” and the “code” refer to the Internal Revenue Code of 1986, as amended.

The following discussion addresses securities of four general types:

•	securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC;

•	securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

•	securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

•	securities representing interests in a trust that is intended to be treated as a partnership under the code.

The prospectus supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related trust and, if a REMIC election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.

The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the “constructive sale of an appreciated financial position.” A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange

Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security.” A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a “grantor trust strip security.”

Taxation of Beneficial Owners of Grantor Trust Securities

Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip securities generally will be required to treat the securities as “stripped coupons” under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See “—Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner’s income as it accrues (regardless of the beneficial owner’s method of accounting), as described below under “—Discount and Premium.” The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”) as and when required to do so by law.

REMIC Securities

If provided in a prospectus supplement, an election will be made to treat a trust as one or more REMICS. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the related pooling and servicing agreement, the trust will be treated as one or more REMICS for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a “REMIC trust.” The securities of each class will be designated as “regular interests” in the REMIC trust except that a separate class will be designated as the “residual interest” in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See “—Taxes on a REMIC Trust.” Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

Starting in 2005, the American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold home equity loans and the assets needed to fund additional draws on these loans. If home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Regulations issued by the Treasury Department on December 23, 1992 (the “REMIC regulations”) provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes

REMIC regular securities and REMIC residual securities will be “regular or residual interests in a REMIC” within the meaning of section 7701(a)(19)(C)(xi) and “real estate assets” within the meaning of section 856(c)(5)(B). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of “qualified mortgages” (within the meaning of section 860G(a)(3)) then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see “—Discount and Premium,” below.

Taxation of Beneficial Owners of REMIC Residual Securities

Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the “prepayment assumption” (as defined in the prospectus supplement, see “—Discount and Premium—Original Issue Discount,” below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see “—Taxes on a REMIC Trust—Prohibited Transactions” below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, “—Pass-Through of Servicing and Guaranty Fees to Individuals” below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or “permitted investment” (as defined in section 860G(a)(5)) will be treated as ordinary gain or loss.

A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust’s deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

Basis Rules and Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner’s basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner’s adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the “daily accruals” for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual security at the beginning of the calendar quarter and 120% of the “federal long-term rate” in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see “—Foreign Investors” below.

The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have “significant value.” Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

In the case of any REMIC residual securities that are held by a real estate investment trust (a “REIT”), the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the REIT taxable income (within the meaning of section 857(b)(2) , excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner’s other miscellaneous itemized deductions exceed 2% of the beneficial owner’s adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner’s alternative minimum tax liability. A beneficial owner’s share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes on a REMIC Trust

Prohibited Transactions. The code imposes a tax on a REMIC equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

Contributions to a REMIC after the Startup Day. The code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the “startup day” (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury Regulations.

Net Income from Foreclosure Property. The code imposes a tax on a REMIC equal to the highest corporate rate on “net income from foreclosure property.” The terms “foreclosure property” (which includes property acquired by deed in lieu of foreclosure) and “net income from foreclosure property” are defined by reference to the rules applicable to REITs. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

Sales of REMIC Securities

Except as provided below, if a REMIC regular or residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller’s gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller’s interest income with respect to the security. See “—Discount and Premium.” The adjusted basis of a REMIC residual security is determined as described above under “—Taxation of Beneficial Owners of REMIC Residual Securities—Basis Rules and Distributions.” Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221.

Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the “applicable federal rate” (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner’s income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under “—Discount and Premium.”

If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (a “TMP”) (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury Regulations, no such regulations have yet been published.

Transfers of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee’s agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, REITs, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

The term “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers’ cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i)

residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the related servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee’s agent) an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual security for the account of a disqualified organization and (c) will not cause income from the REMIC residual security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (ii) the transferor (or the transferee’s agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an “electing large partnership.” If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Under the REMIC regulations, a transfer of a “noneconomic residual interest” to a U.S. Person (as defined below in “—Foreign Investors—Grantor Trust Securities and REMIC Regular Securities”) will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the “anticipated excess inclusions” with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any “excess inclusions” at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See “—Discount and Premium” and “—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has “improper knowledge” (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

On July 18, 2003 the Treasury Department issued proposed regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The proposed regulations set forth two safe harbor methods under which a taxpayer’s accounting for the inducement fee will be considered to clearly reflect income for these purposes. The proposed regulations also provide that an inducement fee shall be treated as income from sources within the United States. If finalized as proposed, the regulations would be effective for taxable years ending on or after the publication of the final regulations in the Federal Register. The proposed regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the proposed regulations.

Reporting and Other Administrative Matters. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury Regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination

In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security’s adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. for additional tax consequences relating to debt securities issued by a REIT or a qualified REIT subsidiary, see “—REIT/TMP,” below. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “—Discount and Premium,” below.

Special Tax Attributes

As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale or Exchange

If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general (except as described in “—Discount and Premium—Market Discount,” below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation of Beneficial Owners of Partnership Interests

If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See “Backup Withholding” and “Foreign Investors” below).

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the code.

Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner of a partnership interest’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had.

Based on an exception to the new mandatory basis adjustment rule added to the code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the code.

Partnership Reporting Matters

The owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

Under section 6031, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items note related to the income and losses of the trust.

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues (regardless of the beneficial owner’s regular method of accounting) using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997.

Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury Regulations. To date, no such regulations have been promulgated. The legislative history of this code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or (2) beginning on the next day following a distribution date and ending on the next distribution date.

Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. In an advanced notice of proposed rulemaking issued in August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and “negative-yield” instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative accruals or applying the “bad debt” rules of section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of REMIC IOs or when any new regulations would be effective. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

Certain of the REMIC regular securities (“Payment Lag Certificates”) may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the “Ordinary Accrual Period”) but that end and begin on other dates. In addition, in some cases, even though the period between the settlement date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being “pre-issuance interest”). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest. Investors should consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased at a Premium

A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that “premium security” at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an “amortizable bond premium.” If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan’s yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

REIT/TMP

If the issuer is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuer will be treated as a TMP for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuer will be treated as a qualified REIT subsidiary so long as the issuer is wholly owned by either another qualified REIT subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

In the event that the Parent REIT loses its REIT status or the issuer is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuer would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuer, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuer, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. The prospectus supplement for each series of securities will indicate whether the issuer will be a TMP and if so whether the issuer is owned by a Parent REIT. In such a case, the Prospectus Supplement may also establish that no transfer of the ownership interest in the issuer will be permitted (i) to an entity that is not a REIT or a qualified REIT subsidiary or (2) that would result in the issuer not being treated as a qualified REIT subsidiary.

Backup Withholding

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406 if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

General

U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities, Debt Securities and REMIC Regular Securities

Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a “controlled foreign corporation” described in section 881(c)(3)(C).

REMIC Residual Securities

Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC that issued the REMIC residual security, e.g., mortgage loans or regular interests in another REMIC, were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “—REMIC Securities—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

Partnership Interests

Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a “plan,” which includes a pension, profit sharing or other employee benefit plan as well as an individual retirement account, from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of a plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans subject to Title I of ERISA must comply with certain fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to the requirements of ERISA and section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan might result in prohibited transactions and the imposition of excise taxes and civil penalties.

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemption.

Among the conditions that must be satisfied in order for the underwriter exemption to apply to offered securities are the following:

•	the acquisition of the securities by a plan is on terms, including the price for the securities, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the obligations held by the trust must be fully secured (other than residential mortgage loans and home equity loans or receivables backing certain types of securities, as described below);

•	unless the securities are issued in “designated transactions” (as described below) and are backed by fully-secured obligations, the rights and interests evidenced by the securities acquired by the plan are not subordinated to the rights and interests evidenced by other securities of the trust;

•	the securities acquired by the plan have received a rating at the time of the acquisition that is one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc.;

•	the trustee is not an affiliate of any other member of the restricted group (as defined below) other than the underwriter;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the obligations to the trust estate represents not more than the fair market value of the obligations; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person’s services under the related servicing agreement and reimbursement of that person’s reasonable expenses;

•	the plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or the related servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

The trust estate must also meet the following requirements:

•	the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

•	securities in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories of Standard & Poor’s, Moody’s Investors Service or Fitch, Inc. for at least one year prior to the plan’s acquisition of securities; and

•	securities evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan’s acquisition of securities.

In the case of securitization transactions in which the securities are backed by trust assets that consist of single-family residential, multi-family residential, home equity or manufactured housing mortgage obligations, which transactions are defined in the underwriter exemption as “designated transactions”, securities issued by the trust in such transactions may be rated in one of the highest four generic rating categories by the specified rating agencies and/or may be subordinated. In addition, residential and home equity loans or receivables that back securities issued in such designated transactions may be less than fully secured, provided that (a) the rights and interests evidenced by securities issued in such designated transactions are not subordinated to the rights and interests evidenced by securities of the same trust; (b) such securities acquired by the plan have received a rating from the specified rating agencies at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any obligation included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the obligation which is held by the trust and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.

Moreover, the underwriter exemption provides relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire securities in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemption does not apply to plans sponsored by the “restricted group,” which is the sponsor, any underwriter, the trustee, any servicer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, the insurer, the counterparty of any interest rate swap or any affiliate of the foregoing persons.

The underwriter exemption permits interest-rate swaps and/or a yield supplement agreements to be assets of a trust provided that certain requirements are satisfied. The prospectus supplement for a series of securities will provide further information if the trust holds such a contract.

In addition to the underwriter exemption, the Department of Labor has issued Prohibited Transaction Class Exemption (“PTCE”) 83-1, which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

Under the “plan assets regulation” issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the securities being offered are notes which are treated as having substantial equity features, the purchase, holding and resale of the notes could, in the absence of an exemption, result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust’s assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by “in-house asset managers”. Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each fiduciary of a plan subject to Title I of ERISA should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company’s general account may be deemed to be “plan assets” for ERISA purposes. In addition, the Department of Labor has issued final regulations under Section 401(c) of ERISA that describe a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to plans. Special caution should be exercised before purchasing a series of securities from an insurance company’s general account where assets in such account may be deemed plan assets for purposes of ERISA.

LEGAL INVESTMENT

The related prospectus supplement will describe whether or not the securities will constitute “mortgage-related securities” within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the sponsor has filed with the Commission under the Securities Act and to which reference is hereby made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

Neither the depositor nor the servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at Accredited Home Lenders, Inc., 15090 Avenue of Science, Suite 100, San Diego, California 92128 (telephone number (858) 451-7044).

PLAN OF DISTRIBUTION

The related underwriter may offer each series of securities through the following methods from time to time:

1.	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

2.	by placements by the sponsor with institutional investors through dealers;

3.	by direct placements by the sponsor with institutional investors; and

4.	by competitive bid.

If underwriters are used in a sale of any securities (other than in connection with an underwriting on a best efforts basis), such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any such compensation paid by the sponsor.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the sponsor and purchasers of securities of such series.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Security holders should consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor and the depositors.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities will be available only in book-entry form. Investors in the global securities may hold such global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage security issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to other collateralized mortgage security issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage security issues in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

(i)	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(ii)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non- U.S. Persons - Form W-8BEN.

Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(i)	a citizen or resident of the United States;

(ii)	a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(iv)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person who is not a U.S. Person.

$997,727,000

Accredited Mortgage Loan Trust 2006-1

Issuing Entity

Accredited Home Lenders, Inc.

Sponsor and Servicer

Accredited Mortgage Loan REIT Trust

Depositor

Asset-Backed Notes

Series 2006-1

PROSPECTUS SUPPLEMENT

March 20, 2006

MORGAN STANLEY

CREDIT SUISSE	GOLDMAN, SACHS & CO.	LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.